UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No._)

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PNC Financial Services Group 2014 Proxy Statement

LETTER FROM THE CHIEF EXECUTIVE OFFICER TO OUR SHAREHOLDERS

Dear Shareholder

We invite you to attend PNC’s 2014 Annual Meeting of Shareholders on Tuesday, April 22, 2014.

The meeting will be held in Tampa, Florida at the InterContinental Hotel Tampa, 4860 West Kennedy Boulevard, beginning at 11:00 a.m., Eastern time. We will consider the matters described in this proxy statement and also review significant developments since last year’s meeting of shareholders.

We are again making our proxy materials available to you electronically. We hope that this continues to offer you convenience while allowing us to reduce the number of copies that we print.

The proxy statement contains important information and you should read it carefully. Even if you plan to attend the meeting in person, we strongly encourage you to designate the proxies named on the proxy card to vote your shares. If you will not be there in person, you will be able to listen to the meeting by webcast or conference call. Please see the notice that follows for more information.

We look forward to your participation and thank you for your support of PNC.

March 13, 2014

Sincerely,

William S. Demchak

President and Chief Executive Officer

PARTICIPATE IN THE FUTURE OF PNC, CAST YOUR VOTE RIGHT AWAY

Your vote is important to us and we want your shares to be represented at the annual meeting. Please cast your vote right away on the proposals listed below.

Under New York Stock Exchange (NYSE) rules, if you hold your shares through a broker, bank, or other nominee, and you do not provide any voting instructions, your broker can only vote on your behalf for matters that are considered “discretionary”. The only discretionary matter on this year’s ballot is the ratification of our auditor selection. If a matter is not discretionary and you do not provide voting instructions, your vote will not be counted.

Proposals requiring your vote

		More information	Board recommendation	Discretionary matter?	Abstentions	Votes required for approval
PROPOSAL 1	Election of 15 nominated directors	Page 11	FOR	No
each nominee

PROPOSAL 2	Ratification of independent registered public accounting firm for 2014	Page 80	FOR	Yes

Majority
					Do not	of shares
PROPOSAL 3	Advisory approval of	Page 83	FOR	No	count	cast
the compensation of PNC’s named
executive officers (say-on-pay)

PROPOSAL 4	Shareholder proposal, if properly presented	Page 85	AGAINST	No

Vote right away

Please read this Proxy Statement with care and vote right away. We offer a number of ways for you to vote your shares. We include voting instructions in the Notice of Availability of Proxy Materials and the proxy card. If you hold shares through a broker, bank, or other nominee (“street name”), you will receive information on how to give voting instructions to your broker or bank. For registered holders, we offer the following methods to vote your shares and give us your proxy:

Web	Telephone	Mail

www.envisionreports.com/PNC	Follow the instructions on the proxy card.	Complete, sign and date the proxy card and return it in the envelope provided.

Attend our 2014 Annual Meeting of Shareholders

11:00 a.m. on Tuesday, April 22, 2014
Directions to attend the annual meeting are	InterContinental Hotel Tampa
available at www.pnc.com/annualmeeting	4860 West Kennedy Boulevard
Tampa, Florida 33609

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Proxy Statement Summary

To assist you in reviewing the proposals to be acted upon, we have included a summary of certain information. This summary does not contain all of the information that you should consider, and you should review our Annual Report on Form 10-K and the entire proxy statement before you vote.

You may also read our proxy statement at www.pnc.com/proxystatement.

Who can vote (page 89)

You must be a shareholder of record as of January 31, 2014 to vote at the annual meeting.

How to cast your vote (page 90)

We offer our shareholders a number of ways to vote, including by Internet, telephone, or mail. A shareholder of record may always vote in person by submitting a ballot at the annual meeting.

Voting matters

Item 1: Election of directors (page 11)

•	The proxy statement contains important information about the experience, qualifications, attributes, and skills of the 15 nominees to our Board of Directors. Our Board’s Nominating and Governance Committee performs an annual assessment to confirm that our directors continue to have the skills and experience to serve PNC, and that our Board and its committees continue to be effective in the oversight of management.
•	Our Board recommends that you vote FOR all 15 director nominees.

Item 2: Ratification of auditors (page 80)

•	Each year, our Board’s Audit Committee selects PNC’s independent registered public accounting firm. For 2014, the Audit Committee selected PricewaterhouseCoopers LLP (PwC) to fulfill this role.
•	Our Board recommends that you vote FOR the ratification of the Audit Committee’s selection of PwC as our independent registered public accounting firm for 2014.

Item 3: “Say-on-pay” (page 83)

•	We ask shareholders to cast a non-binding advisory vote on our executive compensation program – known generally as the “say-on-pay” vote. We have offered a say-on-pay vote since 2009, and our shareholders confirmed their preference for annual votes in 2011. Last year, 84% of the votes cast by our shareholders supported our executive compensation program, and PNC has averaged 94% support for say-on-pay over the past five years.
•	We recommend that you read the Compensation Discussion and Analysis (CD&A) (beginning on page 35), which explains how and why our Board’s Personnel and Compensation Committee made executive compensation decisions for 2013.
•	Our Board recommends that you vote FOR the non-binding advisory vote on executive compensation (say-on-pay).

Item 4: Shareholder proposal (page 85)

•	You will also be asked to consider a shareholder proposal described in this proxy statement. The proposal asks PNC to report to shareholders on our assessment of greenhouse gas emissions resulting from our lending portfolio and our exposure to climate change risk in lending, investing and financing activities.
•	Our Board recommends that you vote AGAINST the shareholder proposal.

PNC performance highlights (page 37)

•	We delivered strong performance in 2013, with record net income and strong shareholder returns.

–	Record net income of $4.2 billion represents an increase of 41% over last year.

–	Our annual total shareholder return (TSR) was 36.5%.

–	We strengthened our capital throughout the year – at December 31, 2013, our Basel I Tier 1 common capital ratio was 10.5% and our pro forma fully phased-in Basel III Tier 1 common capital ratio under the standardized approach was an estimated 9.4% (see Annex A for additional information). As a result of increased earnings and our improving capital strength, our Board increased the common stock dividend by 10% in April 2013.

•	We executed on our key strategic objectives.

–	Drive growth in newly acquired and underpenetrated markets. We added households and new retail, corporate and wealth management clients throughout our Southeastern United States footprint.

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–	Capture more investable assets. We increased new primary client acquisitions, referral revenues and brokerage fees.

–	Redefine the retail banking business. We closed or consolidated 186 branches for the year, phased out traditional free checking, added customers and grew net demand deposit account (DDA) households.

–	Build a stronger mortgage banking business. We continued to show good volume trends, even though demand softened, and we expanded seamless delivery across our network, while improving the average application-to-close time.

–	Manage expenses. We exceeded our $700 million continuous improvement goal established at the beginning of the year, improved our efficiency ratio, and decreased our expenses over last year.

PNC compensation (page 39)

Our Board’s Personnel and Compensation Committee set total compensation targets at the beginning of 2013 for our named executive officers, or when an executive assumed a new role with PNC.

See page 39 for a diagram of the components of total compensation targets.

In 2013, the Personnel and Compensation Committee moved away from a more formulaic assessment of PNC corporate performance to an assessment that relies on a comprehensive, balanced evaluation of quantitative and qualitative metrics. These metrics are designed to align with how management, long-term shareholders and banking regulators assess our performance and represent achievement against objective and subjective goals. The Personnel and Compensation Committee does not favor one metric over another. Instead, they use these metrics to gain a comprehensive understanding of our overall performance. After undertaking this comprehensive review, they evaluated the performance of each named executive officer.

See pages 42 to 47 for a discussion of corporate performance, individual performance and decisions made by the Personnel and Compensation Committee as it relates to 2013 performance.

The chart below compares key financial metrics to CEO performance year compensation for the past three years. For purposes of this chart, we calculated CEO performance year compensation by adding the “Salary” for each of the three years (as reported in the Summary Compensation Table for each applicable year) and the incentive compensation amounts awarded for performance during the applicable year. Additionally, 2013 reflects the compensation earned by William S. Demchak, our current CEO. 2012 and 2011 reflects compensation for James E. Rohr, our current Executive Chairman and former CEO.

PAY FOR PERFORMANCE

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PNC governance (page 17)

•	You can find out more about our governance policies and principles at www.pnc.com/corporategovernance.

•	Our entire Board is re-elected every year; we have no staggered elections

•	Our Board is subject to a majority voting requirement; any director not receiving a majority of votes in an uncontested election must tender his or her resignation to the Board.

•	Our Board has a substantial majority of independent directors (currently 15 out of 17, or 88%), with our only non-independent directors being (1) an executive officer and (2) a former executive officer of PNC. A substantial majority of our nominees to the Board (14 out of 15, or 93%) are independent.

•	Our Board has had a Presiding Director, an independent lead director with specific duties and responsibilities, since 2004.

•	Our Presiding Director approves Board meeting schedules and agendas.

•	Our Board meets regularly in executive session, with no members of management present.

•	In 2013, our Board met 12 times and each of our directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which he or she served. The average attendance of all directors at Board and committee meetings was 99%. All current directors then serving attended our 2013 Annual Meeting of Shareholders.

–	We have four primary standing board committees:

–	Audit Committee

–	Personnel and Compensation Committee (Compensation)

–	Nominating and Governance Committee (Governance)

–	Risk Committee

Board nominees (page 11)

Name	Age	Director since	Independent	Primary Standing Committee Memberships
Richard O. Berndt	71	2007		Audit; Risk
Charles E. Bunch	64	2007		Compensation; Governance
Paul W. Chellgren	71	1995		Audit (Chair); Compensation
William S. Demchak	51	2013		Risk
Andrew T. Feldstein	49	2013		Compensation; Risk
Kay Coles James	64	2006		Risk
Richard B. Kelson	67	2002		Audit; Compensation
Anthony A. Massaro	69	2002		Governance; Risk
Jane G. Pepper	68	1997		Risk
Donald J. Shepard	67	2007		Audit; Risk (Chair)
Lorene K. Steffes	68	2000		Risk
Dennis F. Strigl	67	2001		Compensation (Chair); Governance
Thomas J. Usher*	71	1992		Compensation; Governance (Chair)
George H. Walls, Jr.	71	2006		Audit; Risk
Helge H. Wehmeier	71	1992		Governance

  *     Presiding Director

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THE PNC FINANCIAL SERVICES GROUP, INC. - 2014 Proxy Statement   8

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Notice of Annual Meeting of Shareholders

Tuesday, April 22, 2014
11:00 a.m. (Eastern time)
InterContinental Hotel Tampa, 4860 West Kennedy Boulevard, Tampa, Florida 33609

WEBCAST
A webcast of our annual meeting will be available at www.pnc.com/annualmeeting. An archive of the webcast will be available on our website for thirty days.

CONFERENCE CALL
You may access the conference call of the annual meeting by calling 877-402-9103 or 303-223-2690 (international). A telephone replay will be available for one week by calling 800-633-8284 or 402-977-9140 (international), conference ID 21708912.

ITEMS OF BUSINESS
1.	Electing as directors the 15 nominees named in the proxy statement that follows, to serve until the next annual meeting and until their successors are elected and qualified;
2.	Ratifying the Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2014;
3.	An advisory vote to approve named executive officer compensation;
4.	Considering a shareholder proposal regarding a report on greenhouse gas emissions of borrowers and exposure to climate change risk, if properly presented before the meeting; and
5.	Such other business as may properly come before the meeting.

RECORD DATE
Shareholders of record at the close of business on January 31, 2014 are entitled to receive notice of and to vote at the meeting and any adjournment.

MATERIALS TO REVIEW
We began providing access to this proxy statement and a form of proxy card on March 13, 2014. We have made our proxy materials available electronically. Certain shareholders will receive a notice explaining how to access our proxy materials and vote. Other shareholders will receive a paper copy of this proxy statement and a proxy card.

PROXY VOTING
Even if you plan to attend the annual meeting in person, we encourage you to cast your vote over the Internet, or by telephone or mail if you have a proxy card. This Notice of Annual Meeting and Proxy Statement and our 2013 Annual Report are available at www.envisionreports.com/PNC.

ADMISSION
To be admitted to our annual meeting you must present proof of your stock ownership as of the record date and valid photo identification. Please follow the admission procedures described beginning on page 88 of this proxy statement. Guests of shareholders will not be admitted to the meeting.

March 13, 2014	By Order of the Board of Directors,

Christi Davis
Senior Counsel and Corporate Secretary

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ELECTION OF DIRECTORS (ITEM 1)

Our Board of Directors determines the number of directors to nominate for election. Our by-laws contemplate a Board that ranges in size from five to 36 directors. For this annual meeting, our Board fixed the number of directors to be elected at 15.

Each of the 15 nominees currently serves on our Board. Beginning on page 12, we include the following information for our nominees:

•	their names and ages
•	the years they first became directors of PNC
•	their principal occupations and public company directorships over the past five years
•	a brief discussion of the specific experience, qualifications, attributes or skills that led to our Board’s conclusion that the person should serve as a director, in light of our business and structure

The directors will serve for one year, unless they leave the Board early. We do not stagger our elections—the entire Board will be considered for re-election at the 2014 meeting. If elected, each nominee will hold office until the next annual meeting of our shareholders, and until the election and qualification of his or her successor.

Each nominee consents to being named in this proxy statement and to serve if elected. Our Board has no reason to believe that any nominee will be unavailable or unable to serve as a director.

On August 15, 2013, the Board of Directors appointed Andrew T. Feldstein to serve on the Board. Mr. Feldstein was recommended as a director by our Chief Executive Officer.

In addition to information on the background and qualifications of each director, this proxy statement contains other important information related to your evaluation of our nominees. We discuss:

•	our Board’s leadership structure
•	how our Board operates
•	relationships between PNC and our directors
•	how we evaluate director independence
•	how we pay our directors
•	our director stock ownership requirement

See the following sections for more details on these topics:

•	Corporate Governance (page 17)
•	Primary Board Committees (page 20)
•	Director and Executive Officer Relationships (page 28)
•	Director Compensation (page 33)
•	Security Ownership of Directors and Executive Officers (page 78)

If you sign, date and return your proxy card but do not give voting instructions, we will vote your shares FOR all of the nominees named on pages 12 to 16. If you use Internet or telephone voting, you will need to provide voting instructions for each proposal. See page 91 regarding the vote required for election of the nominees as directors.

The Board of Directors recommends a vote FOR each of the nominees listed on pages 12 to 16.

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Richard O. Berndt

Age 71
Director Since 2007
Experience, Qualifications, Attributes, or Skills

Mr. Berndt is the Managing Partner of Gallagher Evelius & Jones LLP, a law firm based in Baltimore, Maryland.

Mr. Berndt received an undergraduate degree from Villanova University, a law degree from the University of Maryland School of Law, and a master’s degree from Johns Hopkins University.

Mr. Berndt joined our Board following PNC’s acquisition of Mercantile Bankshares Corporation. He joined the Mercantile Board of Directors in 1978.

Our Board values Mr. Berndt’s prior experience on the board of a public company in the banking business. In addition, his involvement in the Baltimore community provides insights into this market for PNC. Mr. Berndt’s background also gives him an understanding of legal issues, although he does not serve us in a legal capacity and neither he nor his firm provides legal advice to PNC.

PNC Board Committee Memberships

Audit Committee

Risk Committee

Special Compliance Committee (Chairman)

Public Company Directorships

Municipal Mortgage & Equity, LLC (until 2010)

Mercantile Bankshares Corporation (until 2007)

Charles E. Bunch

Age 64
Director Since 2007
Experience, Qualifications, Attributes, or Skills

Mr. Bunch is the Chairman and Chief Executive Officer of PPG Industries, Inc., a Pittsburgh-based global supplier of paints, coatings, optical products, specialty materials, chemicals, glass and fiber glass.

Mr. Bunch received an undergraduate degree from Georgetown University and a master’s degree in business administration from Harvard University.

Mr. Bunch’s service as a public company CEO, his extensive management and finance experience and his involvement in the Pittsburgh community add significant value to our Board. In addition, Mr. Bunch brings regulatory and banking industry experience to our Board as he formerly served as a Director and the Chairman of the Federal Reserve Bank of Cleveland, our principal banking regulator.

PNC Board Committee Memberships

Nominating and Governance Committee

Personnel and Compensation Committee

Public Company Directorships

H.J. Heinz Company (until June 2013)

PPG Industries, Inc.

Paul W. Chellgren

Age 71
Director Since 1995
Experience, Qualifications, Attributes, or Skills

Mr. Chellgren is an Operating Partner with Snow Phipps Group, LLC, a New York City-based private equity firm. In 2002, he retired as the Chairman and Chief Executive Officer of Ashland, Inc., a provider of specialty chemical products, services and solutions, headquartered in Covington, Kentucky. He also served as the Chief Financial Officer of Ashland.

Mr. Chellgren received an undergraduate degree from the University of Kentucky, a master’s degree in business administration from Harvard University, and a diploma in Developmental Economics from Oxford University.

Mr. Chellgren’s service as a public company CFO and his designation as an “audit committee financial expert” assist the Board in its oversight of financial and accounting issues. This financial background provides strong leadership of our Audit Committee, which he chairs. Our Board also values his extensive executive management experience, including as a CEO of a public company, and his involvement in the southern Ohio and northern Kentucky communities that we serve.

PNC Board Committee Memberships

Audit Committee (Chairman)

Executive Committee

Personnel and Compensation Committee

Public Company Directorships

None

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William S. Demchak

Age 51
Director Since 2013
Experience, Qualifications, Attributes, or Skills

Mr. Demchak is President and Chief Executive Officer of The PNC Financial Services Group, Inc., one of the largest diversified financial services companies in the United States. Mr. Demchak joined PNC in 2002 as chief financial officer. In July 2005, he was named head of PNC’s Corporate & Institutional Banking segment responsible for PNC’s middle market and large corporate businesses, as well as capital markets, real estate finance, equity management and leasing. Mr. Demchak was promoted to senior vice chairman in 2009, named head of PNC businesses in August 2010, and elected president in April 2012 and chief executive officer in April 2013.

Before joining PNC in 2002, Mr. Demchak served as the Global Head of Structured Finance and Credit Portfolio for JP Morgan Chase. He also held key leadership roles at JP Morgan prior to its merger with the Chase Manhattan Corporation in 2000. He was actively involved in developing JP Morgan’s strategic agenda and was a member of the company’s capital and credit risk committees.

Mr. Demchak is a director of BlackRock, Inc. He is a member of The Financial Services Roundtable and serves on the Regulatory Management Committee. He is a board member and past chairman of the Greater Pittsburgh Council of the Boy Scouts of America. In addition, he serves on the boards of directors of the Extra Mile Education Foundation and the YMCA of Pittsburgh. Mr. Demchak received a bachelor of science degree from Allegheny College and earned an MBA with an emphasis in accounting from the University of Michigan.

The Board believes that the current CEO should also serve as a director. Under the leadership structure discussed elsewhere in this proxy statement, a CEO-director acts as a liaison between directors and management, and assists the Board in its oversight of the company.

PNC Board Committee Memberships

Executive Committee

Risk Committee

Public Company Directorships

BlackRock, Inc.

Andrew T. Feldstein

Age 49
Director Since 2013
Experience, Qualifications, Attributes, or Skills

Mr. Feldstein is the Co-Founder and CEO of BlueMountain Capital Management, a leading alternative asset manager with $17 billion in assets under management and approximately 200 professionals worldwide.

Prior to co-founding BlueMountain in 2003, Mr. Feldstein spent over a decade at JPMorgan where he was a Managing Director and served as Head of Structured Credit; Head of High Yield Sales, Trading and Research; and Head of Global Credit Portfolio. Mr. Feldstein is the acting Chair of the Upper West Success Academy, a New York City based charter school, and a Trustee of Third Way, a prominent, centrist think tank. He is a member of the Harvard Law School Leadership Council. In 2007, he co-founded the Darfur Project, a Clinton Global Initiative recipient that from 2007-2009 sponsored air lifts of relief supplies to Southern Sudan.

Mr. Feldstein received an undergraduate degree from Georgetown University and a J.D. from Harvard Law School.

Our Board values Mr. Feldstein’s extensive financial and risk management expertise. As founder and CEO of BlueMountain Capital and through his senior management positions at JPMorgan, Mr. Feldstein has built a reputation for innovation and significant insight into risk management. The board believes that these skills are particularly valuable to its effective oversight of risk management and will also be a valuable resource to PNC as it continues to grow its business and strengthen its balance sheet.

PNC Board Committee Memberships

Personnel and Compensation Committee

Risk Committee

Public Company Directorships

None

Kay Coles James

Age 64
Director Since 2006
Experience, Qualifications, Attributes, or Skills

Ms. James is President and Founder of The Gloucester Institute, a non-profit organization that trains and nurtures leaders in the African-American community.

From 2001 to 2006, she served as director of the U.S. Office of Personnel Management, where she was President George W. Bush’s principal human resources advisor.

She has also provided consulting services as a former Senior Partner in The J.C. Watts Companies.

Ms. James received an undergraduate degree from Hampton University.

Having supervised the management of thousands of federal employees, Ms. James understands large-scale human resources operations and compensation matters. Our Board values these senior-level federal government and regulatory experiences, Ms. James’ experience as former chair of the Nominating and Governance Committee and the Compensation Committee at AMERIGROUP Corporation, and her leadership of a non-profit organization in the Greater Washington, D.C. area, a significant market for PNC.

PNC Board Committee Memberships

Risk Committee

Public Company Directorships

AMERIGROUP Corporation (until 2012)

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Richard B. Kelson

Age 67
Director Since 2002
Experience, Qualifications, Attributes, or Skills

Mr. Kelson is the Chairman and CEO of ServCo, LLC, a strategic sourcing and supply chain management company. He has also served as an Operating Advisor with Pegasus Capital Advisors, L.P., a private equity fund manager.

Mr. Kelson retired in 2006 as Chairman’s Counsel for Alcoa, a leader in the production and management of primary aluminum, fabricated aluminum, and alumina. At Alcoa, he served as a member of the executive council, the senior leadership group for the company. From 1994 to 1997, Mr. Kelson served as Alcoa’s General Counsel. From 1997 through 2005, he served as Alcoa’s Chief Financial Officer.

Mr. Kelson received an undergraduate degree from the University of Pennsylvania, and a law degree from the University of Pittsburgh.

Mr. Kelson’s service as a public company CFO and his designation as an “audit committee financial expert” assist the Board and Audit Committee with the oversight of financial and accounting issues. The Board also values Mr. Kelson’s executive management experience and his background as a public company general counsel, although he does not serve in a legal capacity nor provide legal advice to PNC or our Board.

PNC Board Committee Memberships

Audit Committee

Personnel and Compensation Committee

Public Company Directorships

Lighting Science Group Corporation (until 2010)

Commercial Metals Company (Lead Director)

MeadWestvaco Corp.

Anthony A. Massaro

Age 69
Director Since 2002
Experience, Qualifications, Attributes, or Skills

Mr. Massaro is the retired Chairman and Chief Executive Officer of Lincoln Electric Holdings, Inc., a leader in the design, development and manufacture of welding products and cutting equipment. He retired as CEO in April 2005 and as Chairman in October 2005.

Previously, Mr. Massaro served as a Group President of Westinghouse Electric Corporation, an electrical equipment and multipurpose engineering company, and in a variety of other executive positions at Westinghouse.

Mr. Massaro received an undergraduate degree from the University of Pittsburgh.

Mr. Massaro’s service as the CEO of a large public company, and his experience in a number of other senior management positions, assist our Board’s oversight of management and issues generally facing public companies.

PNC Board Committee Memberships

Nominating and Governance Committee

Risk Committee

Special Technology Subcommittee

Public Company Directorships

Commercial Metals Company

Jane G. Pepper

Age 68
Director Since 1997
Experience, Qualifications, Attributes, or Skills

In June 2010, Ms. Pepper retired as the President of the Pennsylvania Horticultural Society (PHS), a non-profit organization, and America’s first horticultural society.

Ms. Pepper received undergraduate and graduate degrees from the University of Delaware.

Ms. Pepper brings a diverse set of experiences to our Board, beginning with her management experience at the PHS. For 30 years, Ms. Pepper led this Philadelphia-based organization, supervising over 100 employees, and executing a strategic plan with a vision of sustainability and community impact. Beyond this leadership, the Board appreciates her insights as PNC continues to expand our own environmentally conscious initiatives.

Ms. Pepper brings additional regulatory and banking industry experience to our Board, having formerly served as a director and the Chairwoman of the Federal Reserve Bank of Philadelphia.

PNC Board Committee Memberships

Risk Committee

Special Compliance Committee

Public Company Directorships

None

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Donald J. Shepard

Age 67
Director Since 2007
Experience, Qualifications, Attributes, or Skills

Mr. Shepard is the retired Chairman of the Executive Board and Chief Executive Officer of AEGON N.V., a large life insurance and pension company.

Mr. Shepard received a master’s degree in business administration from the University of Chicago.

Mr. Shepard joined our Board following PNC’s acquisition of Mercantile Bankshares Corporation. He joined the Mercantile Board of Directors in 1992.

Mr. Shepard’s service as the CEO of a large, international public company, particularly a company in the financial services sector, gives him insights into many issues facing PNC, and supports the Board’s ability to oversee complex and dynamic issues. Mr. Shepard’s duties and experiences at AEGON also assist our Board with its oversight of financial and risk issues. Our Board also values Mr. Shepard’s experience on the board of a public company in the banking business and his familiarity with the Baltimore community.

PNC Board Committee Memberships

Executive Committee

Audit Committee

Risk Committee (Chairman)

Special Technology Subcommittee

Public Company Directorships

CSX Corporation

The Travelers Companies, Inc.

Mercantile Bankshares Corporation (until 2007)

Lorene K. Steffes

Age 68
Director Since 2000
Experience, Qualifications, Attributes, or Skills

Ms. Steffes is an independent business advisor with executive, business management and technical expertise in the telecommunications and information technology industries. She formerly served as Vice President and General Manager, Global Electronics Industry, for IBM, an information technology company. Ms. Steffes also served as the President and Chief Executive Officer of Transarc Corporation, a software development firm, which was later acquired by IBM.

Ms. Steffes received undergraduate and master’s degrees from Northern Illinois University.

Our Board values Ms. Steffes’s managerial experiences throughout the technology industry, including as a chief executive. Her wide array of experiences in this industry and her understanding of operational and technological issues assist the Board in its oversight of technological issues, which have become increasingly important for large, complex banking organizations.

PNC Board Committee Memberships

Risk Committee

Special Technology Subcommittee (Chair)

Public Company Directorships

RadiSys Corporation

Dennis F. Strigl

Age 67
Director Since 2001
Experience, Qualifications, Attributes, or Skills

Mr. Strigl served as the President and Chief Operating Officer of Verizon Communications Inc., one of the world’s leading providers of communications services, until his retirement in December 2009. Prior to that, he was the President and Chief Executive Officer of Verizon Wireless, a joint venture controlled by Verizon.

Mr. Strigl received an undergraduate degree from Canisius College and a master’s degree in business administration from Fairleigh Dickinson University.

Our Board values Mr. Strigl’s service as a senior executive at a large public company, and his former executive management expertise as the CEO of Verizon Wireless. His management of a large workforce at Verizon informs his judgment as the Chair of our Personnel and Compensation Committee and gives him a strong understanding of human resources and compensation matters. Mr. Strigl’s additional responsibility for internal functional services, such as finance and real estate, adds depth and experience to the Board’s ability to oversee the operations of our company.

PNC Board Committee Memberships

Executive Committee

Nominating and Governance Committee

Personnel and Compensation Committee (Chairman)

Public Company Directorships

ANADIGICS, Inc. (until 2007; 2010-Present)

Eastman Kodak Company (until September 2013)

Tellabs, Inc. (until December 2013)

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Thomas J. Usher

Age 71
Director Since 1992
Experience, Qualifications, Attributes, or Skills

Mr. Usher is the non-executive Chairman of Marathon Petroleum Corporation, a transportation fuels refining company, which began as an independent company on July 1, 2011. Until July 2011 he served as the non-executive Chairman of Marathon Oil Corporation, an integrated international energy company. He formerly served as the Chairman, Chief Executive Officer, and President of United States Steel Corporation, an integrated international steel producer, until his retirement in 2004. He served as the Chairman of the Board of U.S. Steel until 2006.

Mr. Usher received an undergraduate degree, master’s degree, and Ph.D. from the University of Pittsburgh.

Our Board values Mr. Usher’s extensive executive management experience, including as the CEO of a public company, and significant involvement throughout the Pittsburgh community. In his duties as the Board’s Presiding Director, and as Chairman of the Nominating and Governance Committee, Mr. Usher can draw from a diverse set of leadership experiences and governance perspectives at large public companies, having served as a CEO, a non-executive Chairman, and an independent director.

PNC Board Committee Memberships

Presiding Director

Executive Committee (Chairman)

Nominating and Governance Committee (Chairman)

Personnel and Compensation Committee

Public Company Directorships

H.J. Heinz Company (until June 2013)

Marathon Petroleum Corporation (Non-Executive Chairman)

PPG Industries, Inc.

George H. Walls, Jr.

Age 71
Director Since 2006
Experience, Qualifications, Attributes, or Skills

General Walls was the Chief Deputy Auditor for the State of North Carolina from 2001 to 2004. His responsibilities included oversight of the statewide operations of audit, administrative, and support staff.

General Walls served on active duty for over 28 years in the United States Marine Corps, retiring at the rank of Brigadier General in 1993.

General Walls received an undergraduate degree from West Chester State College and a master’s degree from North Carolina Central University.

General Walls is a National Association of Corporate Directors Governance Fellow.

Our Board values the financial and managerial experiences that General Walls brings to his duties as a director, both as the former Chief Deputy Auditor of North Carolina, and as displayed by the missions he led during an esteemed military career. These experiences show a strong fiscal management and operations experience, as well as valuable perspectives in human resources and internal audit.

PNC Board Committee Memberships

Audit Committee

Risk Committee

Special Compliance Committee

Public Company Directorships

Lincoln Electric Holdings, Inc.

Helge H. Wehmeier

Age 71
Director Since 1992
Experience, Qualifications, Attributes, or Skills

Mr. Wehmeier retired as the Vice Chairman of Bayer Corporation in 2004. He had served in that capacity since 2002, and was President and Chief Executive Officer since 1991. Bayer Corporation is the U.S. subsidiary of Bayer Group of Germany, an international life sciences, polymers, and specialty chemicals company.

Mr. Wehmeier is an alumnus of the International Management Development Institute in Lausanne, Switzerland, and the Institut European d’Administration des Affaires in Fontainebleau, France.

Our Board values Mr. Wehmeier’s executive management experience and, in particular, his extensive experiences with merger integration activities at Bayer, which contributes to the Board’s oversight of our operations and acquisition integrations.

PNC Board Committee Memberships

Nominating and Governance Committee

Public Company Directorships

Owens-Illinois, Inc.

Terex Corporation (until 2010)

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CORPORATE GOVERNANCE

This section highlights some of our corporate governance policies and practices. Please see www.pnc.com/corporategovernance for additional information about corporate governance at PNC, including:

•	Corporate governance guidelines

•	By-laws

•	Code of ethics

•	Board committee charters

To receive free, printed copies of any of these
documents, please send a request to:

Corporate Secretary
The PNC Financial Services Group, Inc.

249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707
or corporate.secretary@pnc.com

These documents are also available at
www.pnc.com/proxystatement

Corporate governance guidelines

Our Board’s Nominating and Governance Committee reviews the corporate governance guidelines at least once a year. The guidelines address important principles adopted by the Board, including:

•	The qualifications that we want to see in a director

•	What we expect the lead independent director to do

•	How the Board committees serve to support the Board’s duties

•	A description of ordinary course relationships that will not impair a director’s independence

•	The importance of meeting in executive session without management

•	The importance of having access to management

•	The mandatory director retirement age (72)

•	How the Board evaluates our CEO’s performance

•	How the Board considers management succession planning

•	Our views on directors holding outside board positions

•	How the Board continually evaluates its own performance

•	Our approach to director education

Annual meeting format

Although our by-laws provide the ability to hold a virtual only annual meeting of shareholders, PNC currently has no intention to conduct its annual meeting of shareholders in the form of a virtual only annual meeting. Our by-laws preserve our option under Pennsylvania law to hold a virtual annual meeting should we ever decide to do so. While we will continue to monitor the development of corporate governance practices in regard to the conduct of annual meetings, we currently believe that we would move to a combined form of annual meeting supplementing the in-person meeting with a virtual annual meeting before we would consider any further format changes to our annual meeting.

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Our Board leadership structure

2013 ANNUAL MEETING VOTING RESULTS
Eligible Votes (millions)	528
Total Voted (millions)	454.4 (86.0%)
Broker Non-Votes (millions)	42.9 (8.1%)

Proposal	Votes “For”
Director Elections - Average	98.0%
Richard O. Berndt	99.1%
Charles E. Bunch	97.0%
Paul W. Chellgren	97.1%
William S. Demchak	98.7%
Kay Coles James	99.4%
Richard B. Kelson	97.3%
Bruce C. Lindsay	98.5%
Anthony A. Massaro	98.6%
Jane G. Pepper	98.6%
James E. Rohr	94.9%
Donald J. Shepard	99.1%
Lorene K. Steffes	98.2%
Dennis F. Strigl	97.3%
Thomas J. Usher	97.2%
George H. Walls, Jr.	99.0%
Helge H. Wehmeier	98.1%
Ratification of Auditors	99.7%
Say-on-Pay	84.0%
Shareholder Proposal	22.8%

Based on an assessment of its current needs and the composition, skills, and qualifications of the directors, the Board believes that the appropriate leadership structure should include the following attributes:

•	A substantial majority of independent directors

•	A lead independent director with specific duties

•	Regular executive sessions of all independent directors without management present

The Board’s current leadership structure includes all three attributes. We have not adopted a policy with respect to separating the Chairman and CEO positions. The Board believes that the leadership structure should be flexible enough to accommodate different approaches based on an evaluation of relevant facts and circumstances. The Board considers its structure and leadership each year. The Personnel and Compensation Committee discusses whether to separate the positions of Chairman and CEO as part of its ongoing evaluation of management succession plans.

James E. Rohr, our CEO until April 23, 2013, also served as the Chairman of the Board during his tenure as CEO. Following the succession of William S. Demchak to the CEO role upon our 2013 annual shareholder meeting, Mr. Rohr assumed the new position of Executive Chairman of PNC with the expectation that he would serve in that capacity for one year. Mr. Rohr will retire from the PNC board upon our 2014 annual shareholder meeting. At the Board’s annual organizational meeting following the 2014 annual shareholder meeting, the Board will consider the subject of Board chairmanship.

Thomas J. Usher, the Board’s Presiding Director, serves as our lead independent director. We describe his duties in more detail below.

Substantial majority of independent directors. We have long maintained a Board with a substantial majority of directors who are not PNC employees. The NYSE requires at least a majority of our directors to be independent from management.

Until the 2014 annual meeting, Mr. Rohr and Mr. Demchak were the only two directors who were not independent under NYSE’s “bright-line” rules, and following Mr. Rohr’s retirement Mr. Demchak will be the only director who is not independent under those rules. The Board has affirmed the independence of each of our other 14 nominees for director. Please see Director and Executive Officer Relationships on pages 28 and 29 for a description of how we evaluate independence.

Lead independent director duties. As the Presiding Director, Mr. Usher is the lead independent director for our Board. The Board’s independent and non-management directors selected him for this role. The Board approved the following duties for the Presiding Director, which are included in our Corporate Governance Guidelines:

•	Preside at meetings of the Board of Directors in the event of the Chairman’s unavailability.

•	Convene and preside at executive sessions of the Board’s independent directors whenever he or she deems it appropriate to do so.

•	Preside at executive sessions of the Board’s non-management and independent directors.

•	Confer with the Chairman or CEO immediately following the executive sessions of the Board’s non-management or independent directors to convey the substance of the discussions held during those sessions, subject to any limitations specified by the independent directors.

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•	Act as the principal liaison between the Chairman and the CEO and the Board’s independent directors.

•	Be available for confidential discussions with any non-management or independent director who may have concerns which he or she believes have not been properly considered by the Board as a whole.

•	Following consultation with the Chairman, CEO and other directors as appropriate, approve the Board’s meeting schedule and agendas, and the information provided to the Board, in order to promote the effectiveness of the Board’s operation and decision making and help ensure that there is sufficient time for discussion of all agenda items.

•	Be available for consultation and direct communication with major shareholders as appropriate.

•	Discharge such other responsibilities as the Board’s independent directors may assign from time to time.

During the course of the year, the Presiding Director may suggest, revise, or otherwise discuss agenda items for the Board meetings with the Chairman or CEO. In between meetings, each director is encouraged to raise any topics or issues with the Presiding Director that the director believes should be discussed among the non-management or independent directors.

As Chairman of the Nominating and Governance Committee, the Presiding Director leads the Board and committee annual self-evaluation process and the evaluation of the independence of directors. That Committee also reviews, and the Chairman reports to the Board, significant developments in corporate governance.

Regular executive sessions of independent directors. Our directors have met and will continue to meet in regularly scheduled executive sessions without management present. The NYSE requires our independent directors to meet once a year. Under our Board’s own policy, our independent directors meet by themselves at least quarterly. Our Presiding Director leads these executive sessions.

Communicating with our Board

If you want to communicate directly to our directors,
please mail your communication to the following
address:

Presiding Director
The PNC Financial Services Group, Inc.
Board of Directors
P.O. Box 2705
Pittsburgh, Pennsylvania 15230-2705

If you follow this process, your communication will not be opened or screened by a PNC employee. The Presiding Director will receive the communication and determine how to respond. Depending on the content, he may forward the communication to a PNC employee, a director or Board committee, or a third party.

If you send a communication to a PNC location or by electronic mail to a PNC employee, we will evaluate it based on a process established by our Board’s independent directors. Under this process, PNC employees will determine how to respond and what to communicate to directors.

If you are a shareholder and want to recommend a candidate for our Board to be considered by our Nominating and Governance Committee, please follow the instructions on page 24.

If you are a shareholder and want to directly nominate a director candidate at an annual meeting, submit a proposal at an annual meeting, or submit a proposal to us to be included in our proxy materials next year, please follow the instructions on page 92.

Our code of ethics

PNC has adopted a Code of Business Conduct and Ethics that applies to all employees and directors.

Our code of ethics addresses these important topics, among others:

•	Our commitment to ethics and values

•	Fair dealing with customers, suppliers, competitors, and employees

•	Conflicts and potential conflicts of interest

•	Self-dealing and outside employment

•	Insider trading and other trading restrictions, including prohibitions on transactions in any derivative of PNC securities, including buying and writing options

•	Transactions with PNC

•	Gifts and entertainment

•	Creating business records, document retention, and protecting confidential information

•	Protection and proper use of our assets, including intellectual property and electronic media

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•	Communicating with the public

•	Political contributions and fundraising

•	Compliance with laws and regulations

•	Protection from retaliation

The code of ethics is available on our website (www.pnc.com/corporategovernance). Any shareholder may also request a free print copy by writing to our Corporate Secretary at the address given on page 17.

We intend that this code satisfies the SEC’s requirement to adopt a code that applies to a company’s CEO and senior financial officers. Our Board’s Audit Committee must approve any waivers or exceptions to code provisions for our directors or executive officers. We will post on our website any future amendments to, or waivers from, a provision of the code of ethics that applies to our directors or executive officers (including our Chairman and CEO, CFO, and Controller).

Orientation and education

All of our new directors undergo a director orientation program. In addition to written materials provided to new directors, in-person orientation sessions are held for each new director. In-person orientation sessions generally include meetings with members of senior management to familiarize new directors with PNC’s strategic plan, its significant financial, accounting and risk management issues, its Code of Business Conduct and Ethics and related policies, and specific matters related to the committees to which a new director has been appointed.

Continuing education is provided to the directors through a combination of in-person sessions held in connection with, or as part of, a meeting of the Board or a committee, and coordination of attendance by directors at outside seminars relevant to the duties of a director.

Board committees

Our Board currently has five standing committees. Four of these committees—Audit, Nominating and Governance, Personnel and Compensation, and Risk—meet on a regular basis. The Executive Committee meets as needed and is composed of our Chairman and CEO, and the chairs of our other four primary standing committees. The Executive Committee may act on behalf of the Board and reports regularly to the full Board. Our Presiding Director chairs the Executive Committee, which met two times in 2013.

Our By-laws authorize the Board to create other committees. Each committee may form and delegate authority to subcommittees of one or more committee members. Our Board created a Special Compliance Committee to assist the Board in its oversight and reporting responsibilities in connection with relevant provisions of the consent orders entered into between the PNC and banking regulators related to certain residential mortgage matters. Our Risk Committee has formed a sub-committee to facilitate Board-level oversight of our enterprise-wide technology risk (the Special Technology Subcommittee).

Each committee operates under a written charter approved by the Board, or in the case of a sub-committee the applicable standing committee. Each committee annually reviews and reassesses its charter.

Each of the four primary standing committees also performs an annual self-evaluation to determine whether the committee is functioning effectively and fulfilling its charter duties.

We describe the main responsibilities of the Board’s four primary standing committees below. The descriptions of the committee functions in this proxy statement are qualified by reference to the charters and our relevant By-law provisions. The charters for the four Board committees discussed in this section are all available on our website at www.pnc.com/corporategovernance.

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Audit Committee

Chair	Other members:

Paul W. Chellgren	Richard O. Berndt
Richard B. Kelson
Bruce C. Lindsay
Donald J. Shepard
George H. Walls, Jr.

The Audit Committee consists entirely of directors who are independent as defined in the NYSE’s corporate governance rules and in the regulations of the Securities and Exchange Commission related to audit committee members. When our Board meets on April 22, 2014, only independent directors will be appointed to the Committee.

Mr. Lindsay intends to retire from the Board effective as of the annual meeting, and will no longer be a member of the Committee.

The Board has determined that each Audit Committee member is financially literate and possesses accounting or related financial management expertise. The Board made these determinations in its business judgment, based on its interpretation of the NYSE’s requirements for committee members. Acting on the recommendation of the Nominating and Governance Committee, the Board of Directors determined that Mr. Chellgren and Mr. Kelson are each an “audit committee financial expert,” as that term is defined by the SEC.

Our Board most recently approved the charter of the Audit Committee on February 13, 2014, and it is available on our website.

The Audit Committee satisfies the requirements of SEC Rule 10A-3, which includes the following topics:

•	The independence of committee members

•	The responsibility for selecting and overseeing our independent auditors

•	The establishment of procedures for handling complaints regarding our accounting practices

•	The authority of the committee to engage advisors

•	The determination of appropriate funding for payment of the independent auditors and any outside advisors engaged by the committee and for the payment of the committee’s ordinary administrative expenses.

The Audit Committee’s primary purposes are to assist the Board by:

•	Monitoring the integrity of our consolidated financial statements

•	Monitoring internal control over financial reporting

•	Monitoring compliance with our code of ethics

•	Evaluating and monitoring the qualifications and independence of our independent auditors

•	Evaluating and monitoring the performance of our internal audit function and our independent auditors

At each in-person meeting of our full Board, the chair of the Committee presents a report of the items discussed and the actions approved at previous meetings.

The Audit Committee’s responsibility is one of oversight. Our management is responsible for preparing our consolidated financial statements, for maintaining internal controls, and for our compliance with laws and regulations, and the independent auditors are responsible for auditing our consolidated financial statements.

The Committee typically reviews and approves the internal and external audit plans. The Committee is directly responsible for the selection, appointment, compensation and oversight of our independent auditors (including the resolution of any disagreements between management and the auditors regarding financial reporting if disagreements occur) for the purpose of preparing or issuing an audit report or related work. We describe the role of the Committee in regard to the independent auditors in more detail on page 80. For work performed by the independent auditors, the Committee must pre-approve all audit engagement fees and terms, as well as all permitted non-audit engagements. The Committee (or delegate) pre-approves all audit services and permitted non-audit services. The Committee considers whether providing non-audit services will impair the auditors’ independence. We describe the Committee’s procedures for the pre-approval of audit and permitted non-audit services on page 81. The Committee receives routine reports on finance, reserve adequacy, ethics, and internal and external audit.

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The Committee has the authority to retain independent legal, accounting, economic, or other advisors. The Committee holds executive sessions with our management, the General Auditor, the Chief Ethics Officer, and the independent auditors. The independent auditors report directly to the Committee. The Committee reviews the performance and approves the compensation of our General Auditor, who leads PNC’s internal audit function and reports directly to the Committee.

Under our corporate governance guidelines, Audit Committee members may only serve on three public company audit committees, including PNC’s.

The Audit Committee must also prepare the report required to be included in this proxy statement. The Audit Committee has approved that report, which is on page 82.

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Nominating and Governance Committee

Chair	Other members:

Thomas J. Usher	Charles E. Bunch
Anthony A. Massaro
Dennis F. Strigl
Helge H. Wehmeier

The Nominating and Governance Committee consists entirely of independent directors. When our Board meets on April 22, 2014, only independent directors will be appointed to the Committee.

Our Board most recently approved the charter of the Nominating and Governance Committee on February 13, 2014, and it is available on our website.

At each in-person meeting of our full Board, the chair of the Committee presents a report of the items discussed and the actions approved at previous meetings. The primary purpose of our Nominating and Governance Committee is to assist our Board in promoting the best interests of PNC and its shareholders through the implementation of sound corporate governance principles and practices. The Committee also assists the Board by identifying individuals qualified to become Board members. The Committee recommends to the Board the director nominees for each annual meeting, and may also recommend the appointment of qualified individuals as directors between annual meetings.

In addition to the annual self-evaluation that all primary standing committees perform, the Nominating and Governance Committee also oversees the annual evaluation of the performance of the Board and committees and reports to the Board on the evaluation results, as necessary or appropriate. The Committee annually reviews and recommends any changes to the Executive Committee charter.

How we evaluate directors and candidates. At least once a year, the Committee assesses the skills, qualifications and experience of our directors and recommends a slate of nominees to the Board. From time to time, the Committee also evaluates changes to the composition of our Board.

In evaluating existing directors or new candidates, the Committee assesses the needs of the Board and the qualifications of the individual. Please see the discussion on pages 12 to 16 for more information on each of our current director nominees.

Our Board must satisfy SEC, NYSE, and other banking regulatory standards. At least a majority of our directors must be independent under the NYSE standards. We require a sufficient number of independent directors to satisfy the membership needs of committees that also require independence. Our Audit Committee must include independent, financially literate directors with accounting or related financial management expertise.

Beyond that, the Nominating and Governance Committee expects directors to understand our strategic vision, our mix of businesses, and the bank regulatory environment and material requirements. The Board must possess a mix of qualities and skills to address the various risks facing PNC and understand how PNC manages risk. For a discussion of our Board’s oversight of risk, please see the section entitled Risk Committee, on page 27.

To assist the Committee in its identification of qualified directors, the Board has approved criteria that include:

•	A sustained record of high achievement in financial services, business, industry, academia, the professions, or civic, charitable, or non-profit organizations

•	Manifest competence and integrity

•	A strong commitment to the ethical and diligent pursuit of shareholders’ best interest

•	The strength of character necessary to challenge management’s recommendations and actions when appropriate and to confirm the adequacy and completeness of management’s responses to such challenges to his or her satisfaction

•	Our Board’s strong desire to maintain its diversity in terms of race and gender

•	Personal qualities that will help to sustain an atmosphere of mutual respect and collegiality among the members of our Board

The Committee does not have minimum qualifications for director candidates. Each year, the Committee assesses our current directors for possible nomination and re-election. In doing so, it considers the factors listed above. The Committee generally considers the needs of the Board, the independence of directors from PNC, a director’s meeting attendance and participation, and the value of a director’s contributions to the effectiveness of our Board and its committees.

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Although the Board has not adopted a formal policy on diversity, the Committee considers the diversity of directors in the context of the Board’s overall needs. The Committee evaluates diversity in a broad sense, recognizing the benefits of demographic diversity, but also considering the breadth of diverse backgrounds, skills, and experiences that directors may bring to our Board.

How we identify new directors. The Nominating and Governance Committee may identify potential directors in a number of ways. The Committee may consider recommendations made by current or former directors or members of executive management. We may also identify potential directors through contacts in the business, civic, academic, legal and non-profit communities. When appropriate, the Committee may retain a search firm to identify candidates.

In addition, the Committee will consider director nominees recommended by our shareholders. In order for the Committee to consider a nominee for election, the shareholder must submit a written proposal recommending the candidate to the office of the Corporate Secretary at our principal executive office. Each submission must include the information required under the Director Nomination Process found at www.pnc.com/corporategovernance and must be received by November 13, 2014.

The Committee will evaluate candidates recommended by a shareholder in the same manner as candidates identified by the Committee or recommended by others. The Committee has the right to request any additional information it may deem appropriate or desirable to evaluate the candidate. The Committee will not consider any candidate with an obvious impediment to serving as one of our directors.

The Committee will meet to consider relevant information regarding a director candidate, in light of the evaluation criteria and needs of our Board. If the Committee does not recommend a candidate for nomination or appointment, or for more evaluation, no further action is taken. The chair of the Committee will later report this decision to the full Board. For shareholder-recommended candidates, the Corporate Secretary will communicate the decision to the shareholder.

If the Committee decides to recommend a candidate to our Board as a nominee for election at an annual meeting of shareholders or for appointment by our Board, the chair of the Committee will report that decision to the full Board at its next meeting. Before that meeting, each of the other directors will receive the same biographical and other background information about the candidate that the Committee considered.

After allowing for a discussion, the full Board will vote on whether to nominate the candidate for election or appoint the candidate to the Board. The Board may postpone this vote if it needs more information or deliberation, including additional evaluations regarding independence.

Potential candidates may be informally approached by Mr. Usher, as Presiding Director and chair of the Committee, or by the Chairman of the Board. As our corporate governance guidelines describe, invitations to join the Board should come from the Presiding Director and the Chairman, jointly acting on behalf of our Board.

Shareholders who wish to directly nominate a director candidate at an annual meeting in accordance with the procedures in our By-laws should follow the instructions in the section entitled General Information—Shareholder proposals for 2015 annual meeting—Advance notice procedures on page 92.

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Personnel and Compensation Committee

Chair	Other members:

Dennis F. Strigl	Charles E. Bunch
Paul W. Chellgren
Andrew T. Feldstein
Richard B. Kelson
Thomas J. Usher

The Personnel and Compensation Committee consists entirely of independent directors. The Committee membership is intended to satisfy the independence standards established by applicable federal income tax and securities laws, as well as NYSE standards. When our Board meets on April 22, 2014, only independent directors will be appointed to the Committee.

Our Board most recently approved the charter of the Committee on February 13, 2014, and it is available on our website.

The Committee’s principal purpose is to discharge our Board’s oversight responsibilities relating to the compensation of our executive officers and other specified responsibilities related to personnel and compensation matters affecting PNC. The Committee may also evaluate and approve, or recommend for approval, benefit, incentive compensation, severance, equity-based or other compensation plans, policies, and programs.

The Committee has the authority to retain independent legal, compensation, accounting, or other advisors. The charter provides the Committee with the sole authority to retain and terminate a compensation consultant acting on the Committee’s behalf, and to approve the consultant’s fees and other retention terms. The Committee retained an independent compensation consultant in 2013 and prior years. See Role of compensation consultants below.

The Committee also reviews the Compensation Discussion and Analysis (CD&A) section of the proxy statement with management. See the Compensation Committee Report on page 52. The CD&A begins on page 35. The Committee reviews the aggregate risk impact of our incentive compensation programs and plans. See Compensation and Risk on pages 53 and 54.

The Committee has responsibility for reviewing and evaluating the development of an executive management succession plan and for reviewing our progress on diversity. The Committee reviews a detailed succession planning report at least annually. The materials typically include a discussion of the individual performance of executive officers as well as succession plans and development initiatives for other high potential employees. These materials provide necessary background and context to the Committee, and give each member a familiarity with the employee’s position, duties, responsibilities, and performance.

How the committee makes decisions. The Committee meets at least six times a year. Before each meeting, the chair of the Committee reviews the agenda, materials, and issues with members of our management and the Committee’s independent executive compensation consultant, as appropriate. The Committee may invite legal counsel or other external consultants to advise the Committee during meetings and preparatory sessions.

The Committee regularly meets in executive sessions without management present. At each in-person meeting of our full Board, the chair of the Committee presents a report of the items discussed and the actions approved at previous meetings. The chair provides these reports during an executive session of the Board. The Committee consults with independent directors before approving the CEO’s compensation.

The Committee adopted guidelines for information that will be presented to the Committee. The guidelines contemplate, among other things, that any major changes in policies or programs be considered over the course of two separate Committee meetings, with any vote occurring at the later meeting.

The Committee reviews all of the elements of the compensation programs periodically and adjusts those programs as appropriate. Each year, the Committee makes decisions regarding the amount of annual compensation and equity-based or other longer-term compensation for our executive officers, corporate executive group, and a designated group of other individuals. For the most part, these decisions are made in the first quarter of each year, following the evaluation of the prior year’s performance.

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Delegations of authority. In November 2012, the Committee updated the authority delegated to management to make certain decisions or to take certain actions with respect to compensation or benefit plans or arrangements (other than those that are solely or predominantly for the benefit of executive officers).

For employee benefit, bonus, incentive compensation, severance, equity-based and other compensation or incentive plans and arrangements, the Committee delegated to our Chief Human Resources Officer (or her designee) the ability to adopt a new plan or arrangement or amend an existing one if:

•	the decision is not expected to result in a material increase in incremental expense to PNC, defined as an expense that exceeds 5% of the relevant expense for that plan category, or

•	the change is of a technical nature or is otherwise not material.

This delegation also includes authority to take certain actions to implement, administer, interpret, construe or make eligibility determinations under the plans and arrangements.

For grants of equity or equity-based awards, the Committee has delegated to our Chief Human Resources Officer (or her designee) the responsibility to make decisions with respect to equity grants for individuals who are not designated by the Committee as executives, including the determination of participants and grant sizes, allocation of the pool from which grants will be made, establishment of the terms of such grants, approval of amendments to outstanding grants and exercise of any discretionary authority pursuant to the terms of the grants.

Management’s role in compensation decisions. Our executive officers, including our CEO and our Chief Human Resources Officer, often review information with the Committee during meetings and may present management’s views or recommendations. The Committee evaluates these recommendations, generally in consultation with an independent compensation consultant retained by the Committee, who attends each meeting.

The chair of the Committee typically meets with management and an independent compensation consultant before each Committee meeting to discuss agenda topics, areas of focus, or outstanding issues. The chair schedules other meetings with the Committee’s compensation consultant without management present, as needed. Occasionally, management will schedule meetings with each Committee member to discuss substantive issues. For more complicated issues, these one-on-one meetings provide a dedicated forum for Committee members to ask questions outside of the meeting environment.

During Committee meetings, the CEO often reviews corporate and individual performance as part of the compensation discussions, and other members of executive management may be invited to speak to the Committee about specific performance or risk management. The Committee reviews any compensation decisions for the Chief Human Resources Officer and CEO and chairman in executive session, without either officer present for the discussion of their compensation. Any recommendations for CEO compensation are also discussed with the full Board, with no members of management present for the discussion.

Role of compensation consultants. The Committee has the sole authority to retain and terminate any compensation consultant directly assisting it. The Committee also has the sole authority to approve fees and other engagement terms. The Committee receives comparative compensation data from our management, from proxy statements and other public disclosures, and through surveys and reports prepared by compensation consultants.

The Committee retained Meridian Compensation Partners as its independent compensation consultant for 2013. In this capacity, Meridian reports directly to the Committee. In 2013, one or more representatives attended all of the in-person and telephonic meetings of the Committee, and met regularly with the Committee without members of management present. Meridian also reviewed meeting agendas.

Meridian and members of management assisted the Committee in its review of proposed compensation packages for our executive officers. For the 2013 performance year, Meridian prepared all discussion materials for the compensation of the CEO and former CEO, which were reviewed in executive session without any members of management present. Meridian also prepared competitive pay analyses and other benchmarking reviews for the Committee. PNC did not pay any fees to Meridian in 2013 other than in connection with work for the Committee.

The Committee evaluated whether the work of Meridian raised any conflict of interest. The Committee considered various factors, including the six factors mandated by the SEC rules, and determined that no conflict of interest was raised by the work of Meridian described in this proxy statement.

Our management retains other compensation consultants for its own use. In 2013, our management retained McLagan to provide certain market data in the financial services industry. It also uses Towers Watson, a global professional services firm, as its principal compensation advisor. Towers Watson provides various actuarial and management consulting services to us, including:

•	Analyzing the competitiveness of specific compensation programs, such as executive retirement benefits or change in control arrangements

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•	Preparing specific actuarial calculations on values under our retirement plans

•	Preparing surveys of competitive pay practices

•	Analyzing our director compensation packages and providing reports to our management and the Board’s Nominating and Governance Committee

•	Updating management on the effect of relevant laws and regulations

Reports prepared by Towers Watson and McLagan that relate to executive compensation may also be shared with the Committee.

Compensation committee interlocks and insider participation. None of the current members of the Personnel and Compensation Committee are officers or former officers of PNC or any of our subsidiaries. No PNC executive officer served on the compensation committee of another entity that employed an executive officer who also served on our Board. No PNC executive officer served as a director of an entity that employed an executive officer who also served on our Personnel and Compensation Committee.

Certain members of the Personnel and Compensation Committee, their immediate family members, and entities with which they are affiliated, were our customers or had transactions with us (or our subsidiaries) during 2013. Transactions that involved loans or commitments by subsidiary banks were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

Please see Director and Executive Officer Relationships—Related person transactions policies and procedures—Regulation O policies and procedures, which begins on page 31, for more information.

Risk Committee

Chair	Other members:

Donald J. Shepard	Richard O. Berndt	Anthony A. Massaro
	William S. Demchak	Jane G. Pepper
	Andrew T. Feldstein	James E. Rohr
	Kay Coles James	Lorene K. Steffes
	Bruce C. Lindsay	George H. Walls, Jr.

The Board performs its risk oversight function primarily through the Risk Committee, which includes both independent and management directors.

Mr. Lindsay and Mr. Rohr intend to retire from the Board effective as of the annual meeting, and will no longer be members of the Committee.

Our Board most recently approved the charter of the Committee on February 13, 2014, and it is available on our website.

At each in-person meeting of our full Board, the chair of the Committee presents a report of the items discussed and the actions approved at previous meetings. The Committee’s purpose is to provide oversight of our enterprise-wide risk structure and the processes established to identify, measure, monitor, and manage our credit risk, market and liquidity risk, and operational risk (including compliance, legal, and fiduciary and investment risk), other than PNC’s major financial risk exposures which are the responsibility of the Audit Committee. The Risk Committee serves as the primary point of contact between our Board and the management-level committees dealing with risk management. The Committee’s responsibility is one of oversight, and the Committee has no duty to assure compliance with laws and regulations.

The Committee receives regular reports on enterprise-wide risk management, credit risk, market and liquidity risk, operating risk, and capital management.

The Committee may also form sub-committees from time to time. It has formed a sub-committee to assist the Risk Committee in fulfilling its oversight responsibilities with respect to technology risk matters.

The Risk Committee, along with the Personnel and Compensation Committee, each review the risk components of our incentive compensation plans. For a discussion of the relationship between compensation and risk, please see Compensation and Risk, beginning on page 53.

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Board meetings in 2013

The table below shows the names of our directors as of December 31, 2013. The table also shows the number of Board committee meetings held in 2013, and the members and chairs of each committee. We also identify each director who has been designated by our Board as an “audit committee financial expert,” as defined under SEC regulations.

Our Board held 12 meetings in 2013. Each director attended at least 75% of the combined total number of meetings of the Board and all committees on which the director served. Our Board has adopted a policy that strongly encourages each director to attend the annual meeting in person. We remind each director of this policy before the date of the annual meeting. All of our directors attended PNC’s 2013 annual meeting of shareholders.

Chair

(1)	Designated as “audit committee financial expert” under SEC regulations

(2)	Non-independent director

(3)	Presiding director (lead independent director)

DIRECTOR AND EXECUTIVE OFFICER RELATIONSHIPS

This section discusses relationships between PNC (or affiliated entities) and our directors, executive officers, immediate family members, or certain affiliated entities. These relationships include transactions that we analyzed to determine the independence of our directors.

In this section, we describe the NYSE independence standards for directors, our Board-adopted independence guidelines, and our policies and procedures governing related person transactions.

Director independence

To be independent under NYSE rules, our Board must affirmatively determine that a director does not have a “material relationship” with PNC. A material relationship between a director and PNC could also include a relationship between PNC and an organization affiliated with a director.

NYSE rules describe specific relationships that will always impair independence. The absence of one of these “bright-line” relationships does not mean that a director is automatically independent. The Board must consider all relevant facts and circumstances in determining whether a material relationship exists.

Material relationships that we may consider include commercial, industrial, banking, consulting, legal, accounting, charitable, and family relationships. The ownership of a significant amount of PNC stock, by itself, will not prevent a finding of independence under NYSE rules.

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The NYSE bright-line independence tests. Each of the following relationships will automatically impair a director’s independence under the NYSE’s “bright-line” tests:

•	A director employed by PNC

•	A director whose immediate family member is a PNC executive officer

•	The director’s receipt of more than $120,000 a year in direct compensation from PNC, except for certain permitted payments (such as director fees)

•	Certain relationships with PNC’s external or internal auditors

•	A director (or immediate family member) who has been an executive officer of a company where a PNC executive officer serves or served on that company’s compensation committee

•	Business relationships involving companies that make payments to, or receive payments from, PNC in excess of certain amounts

An employee-director of PNC (or a director with an immediate family member who is a PNC executive officer) will not be independent until three years after the employment relationship ends. The other bright-line tests will impair independence if they existed at any time within the past three years.

For more information about the NYSE’s bright-line director independence tests, including the commentary explaining the application of the tests, please go to the NYSE’s website at www.nyse.com.

Our Board guidance on independence. To help assess whether a material relationship exists, our Board adopted certain guidelines that describe four categories of relationships that will not be considered material. If a relationship meets the criteria outlined in this guidance, it will not be deemed to be a material relationship. This guidance can be found in our Corporate Governance Guidelines on our website at www.pnc.com/corporategovernance. The Board may then affirm a director’s independence without further analysis of this relationship, provided that the director otherwise meets the other relevant independence tests.

The four categories of relationships described in this guidance include:

•	Ordinary course business relationships, such as lending, deposit, banking, or other financial service relationships involving the provision of products or services on substantially the same terms as would be available to similarly situated customers between PNC or its subsidiaries and a director, his or her immediate family members, or a company or charitable organization of which the director or an immediate family member is a partner, shareholder, officer, employee, or director

•	Other relationships with entities where the director is an investor such as a shareholder, member or partner

•	Contributions made by PNC, its subsidiaries, or a PNC sponsored foundation to a charitable organization in which a director or an immediate family member is an executive officer, director, or trustee

•	Relationships involving a director’s relative who is not an immediate family member

These guidelines also allow investors to assess the quality of a Board’s independence determinations.

In applying this guidance, an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

If a director has a relationship that would be deemed non-material under our guidelines for independence, but crosses one of the NYSE’s bright-line tests, the NYSE test governs and the director will not be treated as independent.

Our Board’s independence determinations. At a meeting held on February 13, 2014, the Board made an independence determination for each of our 17 directors, including our 15 director nominees.

In making these determinations, our Board relied on the evaluation and recommendations made by the Nominating and Governance Committee. The Board considered relevant facts and circumstances when making these determinations, including an evaluation of the relationships described below.

Our Board based the independence decisions on information known as of February 13, 2014, and each director has been asked to provide updates on changes that could impact the director’s status as an independent director. The Nominating and Governance Committee and Board will consider information throughout the year that may impact independence.

Non-independent directors. Our Board affirmatively determined that Mr. Rohr and Mr. Demchak are the only non-independent directors. Each meets the NYSE’s bright-line relationship test as an executive officer or former executive officer of PNC. Mr. Rohr is not a nominee for director.

Independent directors. Our Board affirmatively determined that each of the directors listed below has no material relationship with PNC under the NYSE corporate governance listing standards. These determinations were based, in part, on an evaluation of the facts and circumstances of relevant relationships in light of PNC’s own independence guidelines. In some cases, the relationships that we analyzed include relationships that a director has as a partner, shareholder or officer of an organization that has a relationship with PNC. They may also include relationships between directors and immediate family members.

Based on these evaluations, our Board affirmatively determined that each of these directors qualifies as independent under the NYSE’s corporate governance listing standards: Richard O. Berndt, Charles E. Bunch, Paul W. Chellgren, Andrew T. Feldstein, Kay Coles James, Richard B. Kelson, Bruce C. Lindsay, Anthony A. Massaro, Jane G. Pepper, Donald J. Shepard, Lorene K. Steffes, Dennis F. Strigl, Thomas J. Usher, George H. Walls, Jr., and Helge H. Wehmeier. Mr. Lindsay is not a nominee for director.

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Transactions with directors

This chart reflects relationships between PNC and the director, the director’s spouse, the director’s immediate family members, or a company or charitable organization of which the director or the director’s spouse is, or was during 2013, a partner, officer, employee, or in which the director or the director’s spouse holds a significant ownership position (an affiliated entity). All of these transactions meet our Board guidance on independence.

(1)	Includes deposit accounts, trust accounts, certificates of deposit, safe deposit boxes, workplace banking, or wealth management products.

(2)	Includes extensions of credit, including mortgages, commercial loans, home equity loans, credit cards, or similar products, as well as credit and credit-related products.

(3)	Includes both charitable contributions made to entities affiliated with directors, as well as matching gifts provided to charities personally supported by the director, although under our Board guidance matching gifts are not a “material relationship” and not included in considering the value of contributions against our guidance.

(4)	Includes extensions of credit, including commercial loans, credit cards, or similar products, as well as credit, credit-related products, and other commercial banking products, including treasury management, foreign exchange, and global trading services.

Customer relationships. We provide financial services to most of our directors. We also provide financial services to some of their immediate family members and affiliated entities. We offer these services in the ordinary course of our business. We provide the services on substantially the same terms and conditions, including price, as we provide to other similarly situated customers.

We also extend credit to some of our directors and their immediate family members and affiliated entities. Federal banking law (Regulation O) governs these extensions of credit. We discuss the impact of Regulation O and our process for managing these extensions on credit on pages 31 and 32.

Business relationships. We also enter into other business relationships with entities affiliated with our directors or their immediate family members. These relationships are in the ordinary course of business.

Certain charitable contributions. We make contributions to charitable organizations where our directors serve as directors or trustees, but not as executive officers. We also match charitable contributions made by our directors. We describe this matching gift program on page 33.

Related person transactions policies and procedures

Code of ethics. Our Code of Business Conduct and Ethics contains several provisions that regulate related person transactions. The Code of Business Conduct and Ethics applies generally to all employees, including our executive officers, and directors.

Doing business with PNC. An employee or an immediate family member may want to engage in a business arrangement, such as the sale or lease of property or the provision of services, with PNC. For these transactions, we require prior approval from a supervisor and our Corporate Ethics Office. If a director desires to engage in a business arrangement with PNC, approval is required from the Corporate Ethics Office and from a Board committee.

Financial services to employees. Our employees and their extended families are encouraged to use PNC for their personal financial services. Any services must be provided on the same terms as are available to the

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general public, all employees in a market or business, or all similarly situated employees.

Transacting PNC business. We prohibit directors and employees from transacting business on behalf of PNC with a supplier or customer in which the director, employee, or extended family member has a significant personal or financial interest. We also prohibit directors and employees from transacting business on behalf of PNC with respect to their own accounts, extended family member accounts, or accounts for anyone whose close relationship may reasonably be viewed as creating a conflict of interest. Our phrase “extended family member” is similar to the SEC’s definition of “immediate family member” in Item 404(a) of Regulation S-K. We have established procedures in certain of our businesses to permit employees to transact business with family members, subject to appropriate oversight and compliance with applicable laws and regulations, including Regulation O.

Employing relatives. We employ relatives of executive officers and may employ relatives of directors, in some cases under circumstances that constitute related person transactions. See Family relationships on page 32. We track the employment and compensation of relatives of executive officers and directors. We have policies that restrict special treatment in the hiring or compensation of a relative of an executive officer or director. Our employment of a director’s relative would be a factor in the determination of the director’s independence under NYSE rules and our own adopted guidelines for director independence. See Director and Executive Officer Relationships—Director independence, which begins on page 28.

Waivers. Under the Code of Business Conduct and Ethics, employees may generally request waivers or exceptions from our Corporate Ethics Office. In the case of directors and executive officers, any proposed waiver or exception must be approved by both the Corporate Ethics Office and the appropriate committee of our Board. In 2013, no directors or executive officers requested an exemption under any of the provisions described above.

Ethics guidelines for directors. The Nominating and Governance Committee adopted Ethics Guidelines for Directors that contain comprehensive guidance regarding the various PNC policies that govern the conduct of our directors, to supplement and assist directors in understanding these policies. These guidelines were most recently amended on August 14, 2013. The guidelines include reference to our policies and procedures applicable to directors, including our Code of Business Conduct and Ethics, Related Person Transactions Policy, and Regulation O policies and procedures, each described in more detail below, as well as our Director Pre-Clearance of Securities Policy, and our Anti-Corruption Policy.

Related person transactions policy. In 2011, we adopted a new policy for the consideration and approval of related person transactions. This policy was most recently amended on August 14, 2013. This policy provides guidance on the framework for reviewing, approving, or ratifying related person transactions, and establishes our Presiding Director as the individual who decides how transactions should be evaluated. In general, a potential related person transaction that involves a director would be reviewed by our Nominating and Governance Committee, as the transaction could also impact independence. A transaction involving an executive officer would generally be reviewed by the Audit Committee. Under this policy, our Audit Committee will receive reports of approved related person transactions, and the Board will also receive reports on transactions.

Under the policy, a permitted related person transaction must be considered in, or not inconsistent with, the best interest of PNC and its shareholders. A related person transaction is generally any transaction in which PNC or its subsidiaries is or may be a party, in which the amount involved exceeds $120,000, and a director (or nominee), executive officer, or family member may be deemed to have a direct or indirect material interest.

PNC has a contract to purchase carpeting from Interface Americas. The sister-in-law of Gregory Jordan, an executive officer, is employed by Interface and serves as the sales representative on the PNC account. The relationship existed for many years before Mr. Jordan joined PNC in 2013. The contract was not negotiated with Mr. Jordan’s sister-in-law; however, she does receive commissions on purchases of carpeting from Interface by PNC. PNC is not involved in the determination of the amount of her commission and understands that it is based on customary terms. In 2013, PNC purchased carpet in an aggregate amount of $5.8 million from Interface.

Regulation O policies and procedures. We design additional policies and procedures to help ensure our compliance with Regulation O. This regulation imposes various conditions on a bank’s extension of credit to directors and executive officers. Any extensions of credit must comply with our own Regulation O policies and procedures. This includes a separate review by our designated Regulation O credit officer. A director can only meet our guidelines for independence for extensions of credit if the credit complied with Regulation O at the time PNC extended it.

Our Regulation O policies and procedures require:

•	Extensions of credit to covered individuals or entities be made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with those who are not covered. For credit extensions under a benefit or compensatory program widely available to all employees, we may not give preference to any covered individual.

•	The covered extension of credit be made following credit underwriting procedures no less stringent than those prevailing at the time for comparable transactions with non-covered individuals or entities. The extension of credit may not involve more than the normal risk of repayment or present other unfavorable features.

•	The amount of covered extensions of credit do not exceed individual and aggregate lending limits, depending on the identity of the borrower and the nature of the loan.

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Our subsidiary bank, PNC Bank, National Association, designates a Regulation O Credit Officer to review extensions of credit to determine our compliance with these policies. If an extension of credit would result in an aggregate credit extension of more than $500,000, the bank’s Board of Directors must approve it. The bank’s Board of Directors receives a report of all extensions of credit made to executive officers under Regulation O.

All loans to directors and executive officers outstanding during 2013:

•	complied with our Regulation O policies and procedures;

•	were made in the ordinary course of business;

•	were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to PNC; and

•	did not involve more than the normal risk of collectability or present other unfavorable features.

Family relationships

No family relationship exists between any of our directors or executive officers and any of our other directors or executive officers. There are family relationships between certain directors and executive officers and some of the approximately 54,000 PNC employees. These employees participate in compensation and incentive plans or arrangements on the same basis as other similarly situated employees.

A brother-in law of Gregory Jordan, one of our executive officers, is employed by PNC and had been for many years before Mr. Jordan joined PNC in 2013. He participates in compensation and incentive plans or arrangements on the same basis as similarly situated employees. He does not share a household with Mr. Jordan, is not an executive officer of PNC, and does not report directly to an executive officer of PNC. His compensation exceeded the $120,000 related person transaction threshold during 2013 and as a result was reviewed by the Audit Committee.

Indemnification and advancement of costs

We indemnify directors, officers and, in some cases, employees and agents, against certain liabilities. The covered person may have incurred a liability as a result of service on our behalf or at our request. On behalf of a covered person, we may also advance the costs of certain claims or proceedings. If we advance costs, the person agrees to repay us if it is determined that the person was not entitled to indemnification. The insurance policies we maintain for our directors and executive officers also provide coverage against certain liabilities.

The indemnification provisions, the advancement of costs, and our insurance coverage may provide benefits to our directors and executive officers. During 2013, we did not advance legal costs to any director or executive officer.

Section 16(a) beneficial ownership reporting compliance

Section 16(a) of the Securities Exchange Act of 1934 requires persons who own more than ten percent of a registered class of our equity securities (currently, none) and our directors and executive officers to file with the SEC initial reports of ownership and reports in changes in ownership of any PNC equity securities. To the best of our knowledge all forms were filed on a timely basis during 2013 except for the following. One of our directors, General Walls, had a late Form 4 filing related to the receipt of phantom stock units under PNC’s director deferred compensation plan on October 1, 2013. The information was not processed on a timely basis. The Form 4 was filed on October 4, 2013, one day after the required filing date. Additionally, Mr. Shepard, one of our directors, received a distribution from a PNC deferred compensation plan on September 30, 2013, but his Form 4 was not processed on a timely basis. The Form 4 was filed on January 8, 2014. Also, on October 25, 2013 we withheld shares to satisfy the tax liability in connection with the vesting of restricted stock for Gregory Kozich, an executive officer, but did not file the Form 4 until March 5, 2014. We also identified a late Form 4 filing from 2012 that was not previously disclosed. Gregory Kozich was granted shares on February 7, 2012, but the Form 4 was not filed until May 24, 2013. In making this statement, we have relied in part on the written representations of our directors and executive officers and on copies of the reports provided to us.

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DIRECTOR COMPENSATION

Our Board’s Nominating and Governance Committee reviews all elements of non-employee director compensation, explained below, and makes an annual compensation recommendation to the Board. In addition to annual compensation, the Committee may approve special compensation to a director for extraordinary service. The primary objectives of the Committee’s annual review are to confirm continued alignment with business and shareholder interests, evaluate the competitiveness of our director compensation program relative to the peer group, and identify and respond to continued changes in director compensation in light of the competitive environment. The Nominating and Governance Committee conducted its annual compensation review for 2013 on April 23, 2013.

Mr. Rohr and Mr. Demchak receive no additional compensation for serving as a PNC director.

The following table describes the components of director compensation in 2013:

Annual Retainer
Each Director	$60,000
Presiding Director	$25,000
Additional retainer for Chairs of Audit, Risk, and Personnel and Compensation Committees	$20,000
Additional retainer for Chair of Nominating and Governance Committee	$15,000
Additional retainer for Chair of Executive Committee	$10,000
Meeting Fees (Board)
Each meeting (except for quarterly scheduled telephonic meetings)	$1,500
Each quarterly scheduled telephonic meeting	$750
Meeting Fees (Committee/Subcommittee)
First six meetings	$1,500
All other meetings	$2,000
Equity-Based Grants
Value of 1,934 deferred stock units awarded as of April 23, 2013	$129,984

Deferred compensation plans. Our non-management directors may choose to defer the compensation they receive from meeting fees and retainers under our Directors Deferred Compensation Plan. Our Outside Directors Deferred Stock Unit Plan provides for automatic deferrals of any stock units that we may award from time to time. For compensation deferred under these plans:

•	The deferred compensation account tracks the price of PNC common stock (the Directors Deferred Compensation Plan allows a director to track an interest rate option instead). We do not pay above-market or preferential earnings on any director compensation that is deferred.

•	The director may choose the payout date and beneficiary (the stock unit plan does not allow a payout date until retirement or age 72).

•	The payouts will be made in cash.

Other director benefits. We generally limit the benefits that we provide to our directors, but we regularly provide the following:

•	Charitable matching gifts. We will match a director’s personal gifts to qualifying charities up to a limit of $5,000 a year. Mr. Rohr and Mr. Demchak are only eligible to participate in our employee matching gift program ($2,500 annual limit).

•	Insurance policies. We pay for various insurance policies that protect directors and their families from personal loss connected with Board service.

•	Benefits related to Board service. We pay for expenses connected with our directors’ Board service, including travel on corporate, private or commercial aircraft, lodging, meals, and incidentals.

We may also provide other incidental benefits to our directors from time to time, including tickets to cultural, social, sporting or other events and small gifts for holidays, birthdays, or special occasions. We may also provide travel for directors on corporate aircraft for personal purposes in limited circumstances, such as a family emergency or when a seat is available on a previously scheduled flight. We determine the value of these benefits based on the incremental cost to PNC, as described on pages 49 and 50 and we include the amount in the “All Other Compensation” column below.

Director stock ownership requirement. Our Board has adopted a common stock purchase guideline for our non-management directors. Under this guideline, each director must own at least 5,000 shares of PNC common stock (including phantom stock units). Until a director meets this ownership level, he or she must purchase or acquire common stock or stock units that equal at least 25% of the annual retainer for that year. A director may satisfy this requirement through open market purchases, or by deferring compensation into stock units under the Directors Deferred Compensation Plan. As of December 31, 2013, the minimum ownership threshold for directors was valued at $387,900, and all of our directors satisfied the ownership guideline.

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Director compensation in 2013

For the fiscal year 2013, we provided the following compensation to our non-employee directors:

			All Other
Director Name	Fees Earned(a)	Stock Awards(b)	Compensation(c)	Total
Richard O. Berndt	$132,500	$129,984	$26,612	$289,096
Charles E. Bunch	$104,000	$129,984	$21,612	$255,596
Paul W. Chellgren	$139,250	$129,984	$101,744	$370,978
Andrew T. Feldstein	$35,312	$-	$126	$35,438
Kay Coles James	$90,500	$129,984	$34,062	$254,546
Richard B. Kelson	$116,000	$129,984	$48,931	$294,915
Bruce C. Lindsay	$114,000	$129,984	$58,243	$302,227
Anthony A. Massaro	$113,000	$129,984	$32,047	$275,031
Jane G. Pepper	$111,500	$129,984	$48,196	$289,680
Donald J. Shepard	$147,500	$129,984	$45,135	$322,619
Lorene K. Steffes	$105,000	$129,984	$44,116	$279,100
Dennis F. Strigl	$128,500	$129,984	$60,805	$319,289
Thomas J. Usher	$156,000	$129,984	$86,168	$372,152
George H. Walls, Jr.	$132,500	$129,984	$48,220	$310,704
Helge H. Wehmeier	$91,000	$129,984	$62,949	$283,933

(a)	This column includes the annual retainers, additional retainers for Chairs of standing committees and meeting fees earned for 2013. The amounts in this column also include the fees voluntarily deferred by the following directors under our Directors Deferred Compensation Plan, a non-qualified defined contribution plan: Paul W. Chellgren ($139,250); Andrew T. Feldstein ($30,524); Kay Coles James ($22,625); Anthony A. Massaro ($113,000); Jane G. Pepper ($27,875); Donald J. Shepard ($147,500); Lorene K. Steffes ($36,750); Dennis F. Strigl ($128,500); and George H. Walls, Jr. ($132,500).

(b)	The dollar values in this column include the grant date fair value, under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, of 1,934 deferred stock units awarded to each director’s account under our Outside Directors Deferred Stock Unit Plan as of April 23, 2013, the date of grant. The closing stock price of PNC on the date of grant was $67.21 a share. See Note 16 in our Annual Report on Form 10-K for the year ended December 31, 2013 for more information.

(c)	This column includes income under the Directors Deferred Compensation Plan, the Outside Directors Deferred Stock Unit Plan, and the Mercantile Bankshares Corporation Deferred Compensation Plan (for Mr. Shepard only) as follows: Richard O. Berndt ($21,612); Charles E. Bunch ($21,612); Paul W. Chellgren ($96,744); Andrew T. Feldstein ($126); Kay Coles James ($29,062); Richard B. Kelson ($38,931); Bruce C. Lindsay ($53,243); Anthony A. Massaro ($32,047); Jane G. Pepper ($43,036); Donald J. Shepard ($45,135); Lorene K. Steffes ($43,366); Dennis F. Strigl ($60,805); Thomas J. Usher ($81,168); George H. Walls, Jr. ($43,040); and Helge H. Wehmeier ($57,949). This column also includes the dollar amount of matching gifts made by us in 2013 to charitable organizations and the value of other incidental benefits described above. For one director the 2013 matching gift amount included above exceeds $5,000 because both a 2012 and 2013 director donation were matched in 2013. No non-employee director had incremental cost to PNC for personal use of our corporate aircraft in 2013.

As of December 31, 2013, the non-employee directors listed in the table below had outstanding stock units and stock options in the following amounts:

Director Name	Stock Units	Stock Options
Richard O. Berndt	13,702	-
Charles E. Bunch	13,702	-
Paul W. Chellgren	58,795	-
Andrew T. Feldstein	288	-
Kay Coles James	18,214	-
Richard B. Kelson	23,921	-
Bruce C. Lindsay	25,010	-
Anthony A. Massaro	19,939	-
Jane G. Pepper	26,487	4,000
Donald J. Shepard	28,627	-
Lorene K. Steffes	24,752	1,000
Dennis F. Strigl	25,617	4,000
Thomas J. Usher	48,845	4,000
George H. Walls, Jr.	25,164	-
Helge H. Wehmeier	35,144	-

No stock options have been granted to any non-employee director since 2005. None of our non-employee directors had any unvested stock awards as of December 31, 2013.

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COMPENSATION DISCUSSION AND ANALYSIS

Introduction

In this section (the CD&A), and the tables that follow, we describe how we compensate our executives, including the following named executive officers (NEOs):

Name	Title
William S. Demchak	President and Chief Executive Officer
James E. Rohr	Executive Chairman and Former Chief Executive Officer
Robert Q. Reilly	Executive Vice President and Chief Financial Officer
Richard J. Johnson	Former Chief Financial Officer
Michael P. Lyons	Executive Vice President, Head of Corporate and Institutional Banking
E. William Parsley, III	Executive Vice President, Chief Investment Officer and Treasurer
Steven C. Van Wyk	Executive Vice President, Head of Technology and Operations

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Significant compensation decisions

Our Board’s Personnel and Compensation Committee made the following significant compensation decisions related to the 2013 performance year:

•	Refined the process for assessing corporate performance in making compensation decisions. The Committee moved away from a more formulaic assessment of PNC corporate performance to an assessment that relies on a comprehensive, balanced evaluation of quantitative and qualitative measures.

•	Approved new total compensation targets for the following executives, in connection with their transitions to new roles:

NEO	New role	Former role
James E. Rohr	Executive Chairman	Chief Executive Officer
William S. Demchak	President and Chief Executive Officer	President
Robert Q. Reilly	Executive Vice President and Chief Financial Officer	Executive Vice President and Head of Asset Management Group
•	Continued to ensure that a significant portion of executive compensation remains at risk and tied to our future performance.

	–	For our NEOs, the Committee approved total compensation targets that will deliver at least 50% of the amount in equity-based awards that will only pay out — if at all — over multiple years.

	–	For our President and CEO, our Executive Chairman, and another NEO, this ratio increases to 60% of the total compensation target.

•	Considered the results of the 2013 “say-on-pay” vote, and continued our investor outreach efforts on compensation and governance matters, which we have implemented since 2010.

•	Awarded incentive compensation above target for 2013, based on our strong absolute and relative performance results.

PNC performance during 2013

PNC is one of the largest diversified financial services companies in the United States. We have businesses engaged in retail banking, corporate and institutional banking, asset management, and residential mortgage banking. As of December 31, 2013, we had more than 54,000 employees providing products and services throughout our primary geographic markets located in 19 states and the District of Columbia. We also provide many of our products and services nationally.

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2013 performance highlights

•	We delivered strong performance in 2013, with record net income and strong shareholder returns.

	–	Record net income of $4.2 billion represents an increase of 41% over last year

	–	Our annual total shareholder return (TSR) was 36.5%

	–	We strengthened our capital throughout the year - at December 31, 2013, our Basel I Tier 1 common capital ratio was 10.5% and our pro forma fully phased-in Basel III Tier 1 common capital ratio under the standardized approach was an estimated 9.4% (see Annex A for additional information). As a result of increased earnings and our improving capital strength, our Board increased the common stock dividend by 10% in April.

•	We executed on our key strategic objectives:

	–	Drive growth in newly acquired and underpenetrated markets. We added households and new retail, corporate and wealth management clients throughout our Southeastern United States footprint.

	–	Capture more investable assets. We increased new primary client acquisitions, referral revenues and brokerage fees.

	–	Redefine the retail banking business. We closed or consolidated 186 branches for the year, phased out traditional free checking, added customers and grew net demand deposit account (DDA) households.

	–	Build a stronger mortgage banking business. We continued to show good volume trends, even though demand softened, and we expanded seamless delivery across our network, while improving the average application-to-close time.

	–	Manage expenses. We exceeded our $700 million continuous improvement goal established at the beginning of the year, improved our efficiency ratio, and decreased our expenses over last year.
NET INCOME (in $ billions)	TANGIBLE BOOK VALUE (per common share)

Non-GAAP financial measure. See Annex A for additional information.

ASSETS (in $ billions)	CAPITAL (Basel I Tier 1 common capital ratio)

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Compensation philosophy and principles

A well-designed compensation program provides incentives to achieve desired results, helps to retain and attract talent, and discourages excessive risk-taking. This section talks about how we view compensation, and why we make the decisions that we do. Our Committee relies on several key principles to help guide its compensation decisions:

COMPENSATION PRINCIPLES
1.	Pay for performance
2.	Align executive compensation with long-term shareholder value creation
3.	Provide competitive compensation opportunities to attract, retain, and motivate executives
4.	Encourage the focus on the long-term success of PNC and discourage excessive risk-taking

The Committee believes that the successful application of these principles requires a thoughtful program design, which includes a balanced evaluation of performance metrics. The Committee believes that discretion, flexibility, and judgment are critical to its ability to deliver incentive compensation that reflects near-term performance results and progress toward longer-term objectives that enhance PNC’s ability to continue to create value for our shareholders.

WHAT WE DO
Pay for performance	Most executive pay is at risk and not guaranteed. We set clear financial goals that help us assess corporate performance and we differentiate pay based on individual achievement. We generally include performance-based vesting conditions on the equity-based awards that we grant.
Discourage excessive risk-taking	We discourage excessive risk-taking by executives in many ways, including our balanced program design, multiple performance measures, stock ownership and retention policies, clawback and forfeiture provisions, and robust Board and management processes to identify risk. We do not believe that any of our compensation programs create risks that are reasonably likely to have a material adverse impact on the company, which we validate through our risk assessment of incentive-based compensation plans.
Engage with shareholders	We actively engage with our shareholders on governance and compensation issues.
Require strong ownership and retention of equity	We have adopted strong share ownership guidelines, and all of our NEOs currently comply with those guidelines. Executives are subject to additional retention requirements as equity grants vest.
Clawback	Our clawback policy allows PNC to recapture prior incentive compensation awarded based on materially inaccurate performance metrics and cancel all or a portion of long-term incentive awards based on performance against risk metrics, risk-related actions or detrimental conduct. The amount of any clawback applied will be publicly disclosed as appropriate.
Limit perquisites	We believe that perquisites should promote modest business-related benefits and we limit them to $10,000 in value. Executives are asked to reimburse the value of perquisites over that amount, if legally permissible.
Provide reasonable post- employment benefits	We have closed legacy supplemental defined benefit plans to new entrants and we require shareholder approval on change in control benefits above a certain level.
Retain an independent compensation consultant	The Personnel and Compensation Committee retains an independent compensation consultant that provides no other services to PNC.
WHAT WE DON’T DO
No tax gross-ups	Since 2009, we have not entered into any new agreements that permit excise tax gross-ups upon a change in control. We also do not provide tax gross-ups on our perquisites.
No change in control agreements without shareholder approval	We will not enter into new change in control arrangements with our executives that would pay more than 2.99 times base and bonus in the year of termination unless we get shareholder approval.
No repricing of options	Our equity plan does not permit us to reprice stock options that are out-of-the-money, without shareholder approval.
No employment agreements for NEOs	Our named executives do not have individual employment agreements. They serve at the will of the Board, which enables us to set the terms of any termination of employment, preserving the Committee’s flexibility to consider the facts and circumstances of any particular situation.
No hedging or short sales	We do not permit any of our employees or directors to hedge PNC securities, or sell PNC securities short.

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Compensation program—summary

The Committee reviews and approves the compensation to be paid to our CEO and our Corporate Executive Group (CEG), a group of senior leaders that includes all of our NEOs currently employed by us. Our compensation program strives to balance multiple objectives and address the concerns of a variety of stakeholders.

As a financial institution, we must also comply with various regulatory requirements. The Board of Governors of the Federal Reserve (Federal Reserve) regulates PNC as a bank holding company. As part of an ongoing review of incentive compensation programs at large financial institutions, the Federal Reserve has provided guidance and set expectations with respect to our current compensation program, and we expect that the Federal Reserve will continue to be involved in compensation matters.

We strive for clarity and transparency in our compensation structure, utilizing features to design a balanced program. While we try to reflect the expectations of shareholders and regulators, we want our compensation program to achieve multiple objectives, consistent with our compensation principles.

Taken as a whole, our program provides incentives for performance over the short and long-term, rewards achievement against measurable goals and qualitative objectives, considers market data and discretion, and uses cash today as well as equity deferred into the future. The Committee evaluates multiple performance metrics, both on an absolute basis and as measured against our peers. The Committee reviews the operation of our compensation program to help ensure that our objectives continue to be met.

Total compensation targets. We set total compensation targets for our executives in the first quarter of the year, or when an executive assumes a new role with PNC. In establishing targets, the Committee reviews, on an annual basis, available market data for total compensation. Total compensation targets for our executives, however, are not formulaically set at a particular percentile. Instead, the Committee uses a variety of factors to determine a total compensation target including but not limited to, appropriateness of job match and market data, responsibilities of position at PNC and experience. For NEOs, our total compensation targets generally fall near the median compensation for peers, as adjusted for PNC’s size.

The total compensation target for each NEO generally includes the following components:

We calculate the mix of cash and equity in the total compensation target using a predetermined mix, with at least 50% allocated to long-term equity awards. The Committee retains discretion in determining the allocation of cash target compensation between a base salary and an annual incentive award.

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For 2013, the Committee set the following compensation targets for our NEOs:

NEO	Total compensation target	Base salary	Incentive compensation target
William S. Demchak(1)	$7,716,667	$916,667	$6,800,000
President and CEO
James E. Rohr(2)	$2,566,667	$400,000	$2,166,667
Executive Chairman and Former CEO
Robert Q. Reilly(3)	$2,875,000	$475,000	$2,400,000
Executive Vice President and CFO
Richard J. Johnson(4)	$2,000,000	$333,333	$1,666,667
Former CFO
Michael P. Lyons	$5,500,000	$700,000	$4,800,000
Executive Vice President, Head of Corporate and Institutional Banking
E. William Parsley, III	$5,500,000	$500,000	$5,000,000
Executive Vice President, Chief Investment Officer and Treasurer
Steven C. Van Wyk	$2,200,000	$500,000	$1,700,000
Executive Vice President, Head of Technology and Operations
(1)	On January 1, 2013, Mr. Demchak was President of PNC. In April 2013, the Board appointed Mr. Demchak as President and CEO of PNC. The total compensation target listed in the table represents a pro-rated blend of two annual targets based on the time that Mr. Demchak served in each role during 2013. For 2013, the full-year annual targets for Mr. Demchak were $6,750,000 (as President) and $8,200,000 (as President and CEO).

(2)	On January 1, 2013, Mr. Rohr was CEO of PNC. In April 2013, Mr. Rohr became Executive Chairman of PNC. The total compensation target listed in the table represents the pro-rated annual target for the time Mr. Rohr served as CEO during 2013. For 2013, the full-year annual target for Mr. Rohr as CEO was $7,700,000. For 2013, the full-year target for Mr. Rohr as Executive Chairman was $2,000,000, which included a base salary of $1,000,000 and a one-time equity award valued at $1,000,000. Mr. Rohr’s compensation as Executive Chairman is not included in the table.

(3)	On January 1, 2013, Mr. Reilly was an Executive Vice President of PNC, with responsibility for PNC’s Asset Management Group (AMG) business. In April 2013, Mr. Reilly agreed to become CFO (upon the retirement of Mr. Johnson), and a new head of AMG was appointed. The total compensation target listed in the table represents a pro-rated blend of two annual targets based on the time that Mr. Reilly served in each role during 2013. For 2013, the full-year annual targets for Mr. Reilly were $2,500,000 (as head of AMG) and $3,000,000 (as CFO).

(4)	On January 1, 2013, Mr. Johnson was an Executive Vice President and CFO of PNC. In August 2013, Mr. Reilly became the CFO of PNC and in October 2013, Mr. Johnson retired from PNC. The total compensation target listed in the table represents the pro-rated annual target for the time Mr. Johnson served as CFO during 2013. For 2013, the full-year target for Mr. Johnson as CFO was $3,000,000.

Other compensation and benefits. In addition to the components included in the total compensation target outlined above, our executive compensation program also includes the following components:

Perquisites	• Provide modest business-related benefits • Limited to $10,000 • No tax gross-ups permitted
Change in Control Arrangements

• Allow for continuity of management in anticipation of and through a change in control

• Provide compensation when an executive officer is involuntarily terminated following a change in control

• Described in more detail on pages 71 to 77

Health and Retirement Plans	• Promote health and wellness • Help employees achieve financial security after retirement

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Evaluating performance. The Committee evaluates several metrics when making compensation decisions. These metrics are designed to align with how management, long-term shareholders and banking regulators assess our performance. The metrics represent achievement against objective and subjective goals, and the Committee does not necessarily favor one metric over another. Instead, the Committee uses these metrics to gain a comprehensive understanding of our overall performance.

The following chart describes some of the key metrics that the Committee evaluates, and a brief explanation of why we use them.

Key metric	Why we use it
Earnings per share (EPS)	EPS is a common metric used by investors to evaluate the profitability of a company. It shows the earnings (net income) we make on each share of stock that we issue.
EPS growth	While EPS represents a specific dollar amount, EPS growth represents the percentage growth of EPS since last year. EPS growth helps us to compare our annual earnings strength to our peers.
Economic capital	Economic capital represents the amount of resources that we should hold to guard against unexpected losses. Economic capital serves as a “common currency” of risk that allows us to compare different risks on a similar basis across our company.
Efficiency ratio	The efficiency ratio helps us evaluate how efficiently we operate our business. The ratio divides our noninterest expense (such as compensation and benefits, occupancy costs, equipment, and marketing) by our revenue. In general, a smaller ratio is better.
Net interest income	Net interest income measures the revenue generated from lending and other activities minus all interest expenses (such as interest paid on deposits and borrowing). It is a good indicator of performance for banks given the importance of interest earning assets and interest bearing sources of funds.
Noninterest income	Noninterest income measures the fees and other revenue we derive from our businesses (other than interest income). A healthy mix of net interest income and noninterest income provides diverse earnings streams and lessens a bank’s reliance on the interest rate environment.
Return on assets (ROA)	Investors often evaluate banks by their asset size, with loans and investment securities making up the largest components of assets. ROA is our annualized net income divided by our average assets and represents how efficiently we use assets to generate profit.
Return on common equity	Return on common equity is our annualized net income attributable to our common shareholders divided by average common shareholders’ equity. It shows how efficiently we use our investor funds (common equity) to generate profit.
Return on economic capital (ROEC) vs. cost of capital	ROEC is our annualized net income divided by our economic capital. Comparing our profits to how much capital we are holding against potential losses helps to provide a risk-based evaluation of profitability. When we compare ROEC to our cost of capital – that is, a minimum rate of return on the overall capital that we hold – it provides a good measure of the excess value that we provide to shareholders.
Tangible book value per share	This measure takes our total tangible common shareholders’ equity (intangible assets, such as goodwill, are excluded) and divides that by the number of shares outstanding. This provides investors with an objective valuation method and allows them to compare relative values of similar companies.
Tier 1 risk-based capital ratio	The Basel I Tier 1 risk-based capital ratio is used by banking regulators to assess the capital adequacy and financial strength of a bank. This capital ratio must exceed 6% for PNC to be considered well-capitalized by our regulators.
Total shareholder return (TSR)	TSR is a common metric used to show the total returns for an investor in our common stock. Annual TSR takes into account the change in stock price from the beginning to the end of the year, as well as the reinvestment of any dividends issued throughout the year.

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Impact of 2013 “say-on-pay” vote. In 2013, our shareholders voiced substantial support for the compensation of our NEOs, with approximately 84% of the votes cast approving the “say-on-pay” advisory vote on executive compensation. This was the fifth year in a row that we provided a “say-on-pay” vote to our shareholders. In 2011, our shareholders recommended that we hold an annual “say-on-pay” vote.

For the past several years, we have initiated specific outreach efforts with certain institutional investors. At least once a year, we have met in person, or telephonically, with the governance representatives at these investors, and discussed our governance and compensation programs and philosophies. Typically, these meetings have taken place with the participation of our Head of Investor Relations and our Corporate Secretary. In light of the decrease in last year’s say-on-pay vote, when compared to our historical average (96%) and based on publicly disclosed votes, we reached out to specific investors to determine whether they had concerns with our compensation philosophy, program or decisions. Based on these discussions and in light of overall investor support in 2013, the Committee did not believe that any significant changes to the compensation program were needed to address shareholder concerns. The Committee considered the results of this vote as one factor in its compensation decisions, among the other factors discussed in this CD&A.

Compensation program—decisions

2013 performance discussion. In 2013, we delivered very good performance, with record net income, a well positioned balance sheet, strong shareholder returns, and substantial execution against our main strategic objectives. We also performed well against our peers. In determining actual compensation, the Committee does not rely on a specific formula. This allows the Committee to use its judgment in considering performance, without providing a particular weight to any one measure. The amounts below have been adjusted from reported amounts as appropriate and permitted under the applicable plan or award agreement.

	2013	2012	2013 vs.	2013	2013 actual
Key performance metrics	actual(1)	actual(1)	2012 actual	budget(2)	vs. budget
Net interest income (in $mm)	$9,147	$9,640	(5.1%)	$9,339	(2.1%)
Noninterest income (in $mm)	$6,865	$5,872	+16.9%	$6,551	+4.8%
Earnings per share	$7.46	$5.99	+24.5%	$6.41	+16.4%
Return on common equity (without goodwill)	14.63%	12.76%	+187 bps	12.30%	+233 bps
Return on assets	1.39%	1.18%	+22 bps	1.16%	+24 bps
Efficiency ratio	61%	65%	(375 bps)	63%	(220 bps)

			2013	2012	2013 vs.
			actual(1)	actual(1)	2012 actual
Tangible book value per share			$54.68	$49.18	+11.2%
Tier 1 risk-based capital ratio			12.40%	11.60%	+80 bps
Return on economic capital vs. cost of capital			13.76%	3.69%	+1007 bps
Annual total shareholder return			36.5%	3.7%	+3280 bps

This table includes non-GAAP financial measures. See Annex A for additional information.

(1)	To the extent permitted, the amounts have been adjusted to omit, among other things, the effect of extraordinary items (as such term is used under generally accepted accounting principles), discontinued operations, and merger integration and acquisition costs. The results also include adjustments for select categories of events and transactions that are viewed as being outside our ongoing management of the business, some categories of which are provided in footnote (b) on page 58 with respect to incentive performance units. When comparing performance metrics to our peers, we adjust their results comparably.

(2)	2013 budget amounts were adjusted to omit the impact of planned trust preferred securities redemptions that occurred in 2013. The Committee previously approved adjusting actual results for such redemptions.

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Key strategic objectives	Performance indicators
Drive growth in newly acquired and underpenetrated markets	• Added new clients in the Southeast including:
- 36,000 DDA households
- 151 primary corporate bank clients
- 395 primary Asset Management Group (AMG) clients
Capture more investable assets	• In wealth management:
- 22% increase in primary client acquisitions
- 44% increase in sales sourced from other PNC lines of business over 2012
• In retail banking:
- 19% increase in brokerage fees
- 8% increase in brokerage account assets
Redefine the retail banking business	• Continued to build the branch of the future by emphasizing technology and consolidating existing branches
• Added customers and grew net demand deposit account households
• Established a more productive sales culture
Build a stronger mortgage banking business	• Continued to show good volume trends, even though demand softened
• Implemented seamless delivery across the network
• Improved the average application-to-close time and customer loyalty scores
• Negotiated settlements with Freddie Mac and Fannie Mae resolving legacy issues
Manage expenses	• Exceeded the $700 million continuous improvement goal
• Improved efficiency ratio from 65% to 61%, on an adjusted basis

Individual compensation decisions. After undertaking a comprehensive review of our corporate performance, the Committee evaluated the performance of each NEO. To help the Committee understand the market, management provided current benchmarked compensation data for each NEO. The CEO reviewed his assessment of the performance of executives, including the NEOs, with the Committee.

The Committee approved the compensation amounts for each of our NEOs. For our CEO and our Executive Chairman, the Committee approved the compensation amounts in an executive session, with no members of management present. Meridian, the Committee’s independent compensation consultant for 2013, participated in this discussion with the Committee during the executive session.

The Committee also reviewed its decisions for our CEO and Executive Chairman in an executive session of the independent directors of PNC, with no members of management present. In that executive session, the Committee allowed time for the independent directors to provide comments or questions before finalizing the decisions for the CEO and Executive Chairman.

The Committee awarded compensation to each NEO based on the following considerations:

William S. Demchak (CEO):

In his first year as CEO, Mr. Demchak led the company to deliver:

•	Very good performance with record net income, a well-positioned balance sheet, strong shareholder returns, and substantial execution against our main strategic objectives.

•	Reduced expenses and better returns on assets (1.39%) and common equity (14.63%) than last year, on an adjusted basis.
•	Good performance against our peers, including:

–	an annual total shareholder return of 36.5%, placing us above our peer median
–	the third-highest annual EPS growth in our peer group
–	the highest noninterest income growth in the group

•	A well-positioned and core funded balance sheet with a loans-to-deposits ratio of 89%.

•	Growth in our key capital ratios and improvements to our Comprehensive Capital Analysis and Review (CCAR) process.

•	Significant execution against our key strategic objectives.

•	A smooth transition with several key executives, including a new CFO, head of Technology and Operations and General Counsel.

James E. Rohr (Executive Chairman; Former CEO):

•	As CEO through April 2013, delivered very good performance, with growth in earnings, a well-positioned balance sheet, strong shareholder returns, and important progress on our strategic objectives.

•	As Executive Chairman for the remainder of 2013, played a critical role in the successful transition to Mr. Demchak, and served in a consultative capacity with Mr. Demchak.

•	Provided continuity to the Board, the executive management team, key clients and shareholders, and regulatory and political relationships.

Robert Q. Reilly (CFO):

•	In his previous role as Head of our Asset Management Group (AMG) earlier in 2013, supported strategic goals by delivering record high assets under management, sales, loan and deposits and new primary clients in AMG.

•	Advanced key growth initiatives in AMG through the build out of newly acquired markets and our Wealth and Investing initiative, which is designed to capture more investable assets.

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•	As Chief Financial Officer, provided effective supervision of major internal financial and accounting functions and continued to play an integral part in our achievement of 2013 financial priorities, including exceeding our continuous improvement goal of $700 million and decreasing our overall expenses year over year.

•	Served as primary spokesperson with investors, the media and the investment community and continued to support our reputation with those stakeholders.

Richard J. Johnson (Former CFO):

•	Prior to his retirement, as CFO, successfully executed against our financial priorities.

•	Maintained strong financial control and discipline, collaborating with our business leaders to drive business performance, growth, efficiency and returns.

•	Effectively represented PNC with investors, regulators, analysts and ratings agencies.

•	Provided transition assistance allowing Mr. Reilly to seamlessly move into the CFO role.

Michael P. Lyons (Head of Corporate and Institutional Banking):

•	Managed a major business that contributed approximately 34% of our revenue and 54% of our profits in 2013.

•	Delivered solid financial results, with increases in average loans (up 13.3%) and noninterest income (up 6.5%), despite a highly competitive environment on multiple fronts (competitors, markets, interest rates, regulatory).

•	Achieved growth while maintaining our desired risk appetite.

•	Achieved meaningful progress against strategic priorities, including maximizing cross sell opportunities of new relationships by achieving client penetration at a faster pace with recently added clients.

•	Gained customer share (42% increase over 2012) and improved productivity in the Southeast resulting in double digit growth for the business in that market.

E. William Parsley, III (Chief Investment Officer and Treasurer):

•	Delivered outstanding performance on our core investment portfolio – nearly doubling the return as compared to the benchmark index, surpassing budget with consumer hedging activities and surpassing 2012 results in the alternative investment portfolio.

•	Enhanced the firm’s liquidity and capital profile, increasing our liquidity coverage and improving our long-term capital plan.

•	Partnered successfully with the Risk and Finance functions to improve the evaluation and reporting of risks across the entire balance sheet.

•	Made improvements to the CCAR process.

Steven C. Van Wyk (Head of Technology and Operations):

•	As the newly hired Head of Technology and Operations, instituted a long-term plan to optimize technology and operations to further improve efficiency and effectiveness by identifying key initiatives with multi-year goals.

•	Developed an overall vision to become an industry leader in Technology and Operations and recruiting key talent to help execute the vision.

•	Aggressively managed technology infrastructure risks (such as business resilience, information security, etc.) by dramatically strengthening cyber defense, improving the reliability of our client facing systems and initiating a lean management program across our operation centers.

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Based on the overall corporate and business performance and these individual evaluations, the Committee granted the following incentive compensation awards to each NEO in 2013.

The table below shows the value of the incentive compensation awards for performance year 2013 – the annual incentive award paid in cash and the aggregate value of the long-term incentive awards granted on February 13, 2014 – and is different than the information provided for equity awards in the Summary Compensation Table on page 55. The principal difference between the table below and the Summary Compensation Table is the timing of the reporting of equity-based awards. The Summary Compensation Table includes the value of equity-based awards granted in 2013 (for performance year 2012) and the table below represents incentive compensation for performance year 2013.

					Value of
	Incentive	Total Incentive		Cash	long-term
NEO	compensation target	compensation awarded		award portion	equity awards portion
William S. Demchak
President and CEO	$6,800,000	$9,083,333		$3,083,333	$6,000,000
James E. Rohr
Executive Chairman and Former CEO	$2,166,667 (1)	$2,894,000	(1)	$918,000	$1,976,000
Robert Q. Reilly
Executive Vice President and Chief Financial Officer	$2,400,000	$2,625,000		$1,075,000	$1,550,000
Richard J. Johnson
Former Chief Financial Officer	$1,666,667	$1,800,000	(2)	$800,000	$1,000,000 (2)
Michael P. Lyons
Executive Vice President, Head of Corporate and Institutional Banking	$4,800,000	$6,100,000		$2,020,000	$4,080,000
E. William Parsley, III
Executive Vice President, Chief Investment Officer and Treasurer	$5,000,000	$5,650,000		$1,075,000	$4,575,000
Steven C. Van Wyk
Executive Vice President, Head of Technology and Operations	$1,700,000	$2,500,000		$1,000,000	$1,500,000

(1)	The Committee awarded the incentive compensation listed in the table based on Mr. Rohr’s service as CEO through April 2013. Mr. Rohr also received a base salary of $1,000,000, and an equity award, valued at $1,000,000, in recognition of his service as Executive Chairman.

(2)	Mr. Johnson’s long-term equity award was granted on July 19, 2013 as part of his pro-rated 2013 incentive award and in light of his subsequent retirement. See below for a description of the award.

Annual incentive awards (cash). The Committee had previously approved the eligibility of Mr. Demchak and the next three highest-paid NEOs (other than the CFO) to receive annual incentive awards under the 1996 Executive Incentive Award Plan, a shareholder-approved plan that allows PNC to receive a tax deduction for certain compensation. At that time the Committee also established the maximum amount that each executive could receive.

Under this 1996 plan, no eligible participant may receive an annual incentive award that exceeds 0.2% of PNC’s “Incentive Income” for the year—defined as our consolidated net income, with certain adjustments. Once the year ends, the Committee decides whether to make a downward adjustment from the maximum annual incentive award amount for each participant. In February 2014, the Committee made a downward adjustment from the maximum amount, taking into account the same types of performance factors it used in making compensation decisions for the executive officers who do not participate in the 1996 plan. For more information on this plan and the process for establishing maximum amounts, please see footnote (a) of the Grants of plan-based awards in 2013 table on page 58, and Consideration of tax deductibility on page 49.

Long-term incentive awards (equity-based). Under our current programs, each NEO generally receives his long-term incentive award in two primary forms - the incentive performance unit, which measures PNC performance over a three-year period and the performance-based restricted share unit (RSU), which vests in equal annual installments over a four-year period. In addition to the regular incentive performance unit, Mr. Parsley received an incentive performance unit tied to the performance of our Asset & Liability Management (ALM) function, which he manages. In 2013, other awards were granted to Mr. Rohr, Mr. Johnson, Mr. Lyons and Mr. Van Wyk and are described below.

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All of these equity-based awards are made under PNC’s shareholder-approved 2006 Incentive Award Plan and have the material features summarized below:

Key features	Incentive performance units (2014–2016)	Performance RSUs (2014–2017)
Performance period	3 years, with vesting at the end of the period	4 years, with vesting in annual installments
Performance measures	• PNC performance (absolute) - return on common equity without goodwill (ROCE) vs. cost of common equity hurdle • Peer performance (relative) - EPS growth rank	• PNC’s annual total shareholder return (TSR)
Payout range (as % of target award)		0 – 125%			75 – 125%
Payout schedules		ROCE as %
		of Hurdle	Payout %		TSR	Payout %
	≥	110.00%	125.00%	≥	+25.00%	125.00%
	Target	105.00%	100.00%	Target	0.00%	100.00%
		100.00%	75.00%	≤	-25.00%	75.00%
		75.00%	50.00%
	≤	50.00%	0.00%

		EPS
		Growth Rank	Payout %
		1	125.00%
		2	125.00%
		3	125.00%
		4	125.00%
		5	116.70%
		6	108.30%
	Target	7	100.00%
		8	90.00%
		9	80.00%
		10	60.00%
		11	40.00%
		12	0.00%
		13	0.00%
Payout form	Units payable in PNC common stock up to target (0 to 100%), above target (100% to 125%) payable in cash	Units payable in PNC common stock
Voting and dividend rights	• No voting rights
• Dividends will accrue until vesting and be paid out in cash, adjusted for actual performance
Risk-based requirements and adjustments	• If PNC does not meet or exceed the required Tier 1 risk-based capital ratio for “well-capitalized” institutions in a specific year, the tranche applicable to that year will not vest.
• If our return on economic capital does not exceed our cost of capital for the year, the Committee may reduce or eliminate the award

Key features	ALM incentive performance units (2014–2016)
Performance period	3 years, with vesting at the end of the period
Performance measures	PNC’s ALM performance compared to a benchmark performance index
Payout range (as % of target award)	0 - 200%
Payout schedules	Annual performance relative to benchmark	Payout %
	+ 40 basis points or higher	200.00%
	+20 basis points	150.00%
	0 to -25 basis points	100.00%
	-35 basis points	40.00%
	-40 basis points or below	0.00%
Payout form	Units payable in cash
Voting and dividend rights	• No voting rights
	• No accrued dividends

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In 2013, and as disclosed in our 2013 Proxy Statement, Mr. Rohr and Mr. Lyons both received their annual incentive award for 2012 performance in the form of a three-year restricted stock award in February 2013. In February 2014, Mr. Rohr received a restricted share unit award for his service as Executive Chairman. The award has no service requirement, but it is subject to transfer and other restrictions that expire on the respective first, second and third anniversaries of the grant date of the award. Additional long-term equity awards were granted in 2013 with the following conditions:

Mr. Johnson	• 3 year Restricted Share Unit Award	Granted as part of Mr. Johnson’s pro-rated 2013 incentive awards in light of Mr. Johnson’s retirement
• No service requirement
• Transfer restrictions that expire on the first, second and third anniversaries of grant date
Mr. Van Wyk	• 3 year Restricted Share Unit Award	Granted as part of Mr. Van Wyk’s employment offer and intended to offset the value of equity forfeited at his previous employer
• Vests 100% on the third anniversary of grant date, subject to service condition

For discussion of the performance achieved under these awards, and the payouts awarded to NEOs, please read the introduction to the Outstanding Equity Awards at 2013 Fiscal Year-End tables, beginning on page 59.

Compensation policies and practices

The Committee adopts policies and procedures to assist in the fulfillment of its duties, and reviews these from time to time. We describe some of the significant policies and procedures in this section.

In addition to formal policies and procedures, the Committee has several practices that it follows in the fulfillment of its duties and responsibilities. Some of these practices are described below.

Compensation and risk. The Committee evaluates the risks inherent in the incentive compensation program. For a detailed discussion of how the Committee evaluates risk, please see Compensation and Risk, which begins on page 53.

Retaining an independent compensation consultant. The Committee retains Meridian Compensation Partners, LLC as its independent compensation consultant. For a discussion of this relationship and the considerations that the Committee takes into account when determining independence, please see pages 26 and 27.

Selecting a peer group. The Committee selects a peer group each year. We use this group to measure relative performance and to determine our incentive performance unit payouts. We also use this group for general compensation comparisons.

In approving a peer group, the Committee analyzes several factors, including the mix and complexity of businesses, the markets being served, market capitalization, asset size, and changes resulting from mergers or shifts in strategic direction. We also look at the companies with whom we compete for talent.

The Committee annually discusses the composition of the peer group with management and its independent consultant. The following peer group for 2014 remains unchanged from the prior year:

Peer Group

Bank of America Corporation
BB&T Corporation
Capital One Financial Corporation
Comerica Incorporated
Fifth Third Bancorp
JPMorgan Chase & Co.
KeyCorp
M&T Bank Corporation
Regions Financial Corporation
SunTrust Banks, Inc.
U.S. Bancorp
Wells Fargo & Company

The Committee believes that this peer group provides a balanced mix of institutions in light of our size, mix and scope of businesses, products and services, and sources of executive talent. PNC is larger than a majority of the peers, positioned between the median and the 75th percentile of the peer group, based on total assets, revenue, and market capitalization.

Clawback of prior compensation. The Committee has approved a “clawback” policy that applies to all of our NEOs and other executive officers, as well as other senior employees and those employees receiving equity-based compensation. This policy applies to all incentive compensation provided on or after January 1, 2013, although some elements of the policy were in effect previously.

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A summary of PNC’s clawback and incentive compensation adjustment policy is included in the table below.

Provision	Provision Summary	Eligible Compensation Elements	Applicable Employee Population
Clawback for Materially Inaccurate Performance Metrics	Incentive compensation based on materially inaccurate performance metric(s); see below for additional details	All incentive compensation (vested or unvested)	Senior executives & other senior leaders
Clawback Resulting from Detrimental Conduct	Competitive activity without prior consent while an employee of PNC or for 1 year post employment Fraud, misappropriation or embezzlement Felony conviction	All unvested long-term incentive compensation	All equity recipients
Negative Adjustments Resulting from Performance Against Risk Metrics	Less than desired performance against corporate or business unit risk metrics	All unvested long-term incentive compensation	Senior executives & other senior leaders
Negative Adjustments Resulting from Risk-Related Actions	Action or failure to take action, either as an individual or supervisor, demonstrating a failure to provide appropriate consideration of risk; see below for additional details	All unvested long-term incentive compensation	All equity recipients

For purposes of the clawback for materially inaccurate performance metrics, performance metrics include any metric, including corporate financial results, used directly or indirectly to determine whether or not incentive compensation is to be provided to an executive (or group of executives) or to determine the amount of any such compensation. The portion of the incentive compensation that represents the excess over what would have been provided if there had been no material inaccuracy in the performance metric will be subject to clawback. The Committee retains discretion, to the extent legally permissible, to determine that it would not be in PNC’s best interests to seek to enforce the clawback.

For purposes of the negative adjustment resulting from risk related actions, the Committee may reduce or cancel unvested long-term incentive compensation granted to an employee who takes risk-related actions (or fails to take action) that result in or are reasonably expected to result in a material adverse impact to PNC or a business unit, such as:

•	Not following applicable risk management policies or procedures,

•	Disregarding the significant risks associated with a course of action for which the employee is responsible,

•	Violating, or permitting or enabling PNC to violate, statutory or regulatory requirements, or

•	Not escalating risk concerns to appropriate individuals, committees or other governing bodies.

This applies both to individual employees who took risk-related actions (or failed to take action) and their supervisors. The types of adverse impacts could include matters such as impacts to PNC’s or a business segment’s or corporate function’s financial performance, capital or liquidity positions, reputation or business prospects.

The negative adjustment resulting from risk related actions allows PNC to recoup unvested equity awards from recipients whose inappropriate risk-taking activities have resulted in or are expected to result in a material adverse impact to PNC in the future. By doing so, PNC is able to add further risk-balancing to our incentive arrangements by accounting for both forward- and backward-looking risk adjustments.

In February 2014, the Committee adopted amendments to the policy to provide that if PNC applies the policy to recoup or clawback incentive compensation or negatively adjust incentive compensation as a result of risk-related actions and the underlying factual circumstances are otherwise publicly reported by PNC (1) in a filing with the SEC or (2) in disclosure that would otherwise meet the requirements for public disclosure by PNC under the SEC’s Regulation FD or (3) are disclosed by a third party in a publicly available court or administrative filing, then PNC will disclose in its annual shareholder meeting proxy statement, a current report on Form 8-K or other public filing made by it with the SEC or a posting in a clearly identifiable location in the Investor Relations section of its corporate website:

•	a general description of the circumstances giving rise to the incentive compensation recovery or adjustment, including items such as number of employees, seniority of employees, and line of business impacted, and

•	the aggregate amount of incentive compensation recovered or adjusted.

PNC may limit such disclosure if it would be likely to result in, or exacerbate, any existing or threatened, employee, shareholder or other litigation, arbitration or proceeding against PNC.

Shareholder approval of severance agreements. In 2011, our Board adopted, at the recommendation of the Committee, a Policy Regarding Shareholder Approval of

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Future Severance Arrangements. This policy applies to future severance arrangements with executive officers. Under this policy, PNC will not enter into an arrangement with an executive officer that provides for additional severance benefits in an amount exceeding 2.99 times the sum of the executive officer’s annual base salary and target bonus for the year of termination, unless the future severance arrangement is approved by the affirmative vote of a majority of votes cast by shareholders on the matter.

The policy applies only to future severance arrangements. Future severance arrangements do not include existing severance agreements or agreements to which PNC becomes obligated in connection with an acquisition, unless in each case the severance agreement is modified to materially increase benefits that would be considered additional severance benefits. Our Board retains the right to amend, terminate or waive the policy and will promptly disclose any such change. We have made this policy available at www.pnc.com/corporategovernance.

Since 2009, no new change in control agreement has included an excise tax gross-up. For a more detailed discussion on change in control arrangements, please see Change in control agreements on page 71.

Consideration of tax deductibility. Section 162(m) of the Internal Revenue Code does not generally allow a company to deduct compensation over $1 million paid to certain executive officers. Under the tax rules, the executive officers whose compensation is subject to Section 162(m) includes the CEO and the next three highest-compensated executive officers (other than the CEO and the CFO).

One exception to this disallowance applies to performance-based compensation paid under shareholder-approved plans. Awards made under our shareholder-approved plans—the 1996 Executive Incentive Award Plan (annual incentive awards) and the 2006 Incentive Award Plan (other equity-based awards)—are intended to be eligible for the performance-based exception and therefore, deductible by PNC for federal income tax purposes.

Although the Committee considers the desirability of limiting PNC’s non-deductible expenses when it makes compensation decisions, the Committee believes in maintaining the flexibility and competitive effectiveness of the executive compensation program. Tax deductibility, while an important consideration, is analyzed as one component of the overall program.

Limiting perquisites. The Committee believes in limiting the amount of perquisites provided to our executives. Since 2009, each executive officer receives a $10,000 allowance for perquisites. If the executive exceeds this allowance, the executive is asked to reimburse PNC for the excess, if legally permissible.

We consider a benefit to be a perquisite or personal benefit unless its purpose is clearly and exclusively business related. We value perquisites based on their incremental cost to us. Executive officers do not receive tax “gross-ups” on any perquisites.

The principal perquisites that we may provide to some or all of our executive officers include: financial consulting and tax preparation services; limited personal use of corporate aircraft, as approved by our CEO; incidental costs of medical examinations not covered by health insurance; and costs related to home security services. We may provide additional perquisites to an executive officer from time to time. In conjunction with Mr. Van Wyk’s employment with PNC, he received relocation benefits pursuant to the terms of our Executive Relocation Policy. We viewed these relocation expenses as necessary business expenses and thus they were not restricted by the $10,000 perquisite allowance.

William S. Demchak, James E. Rohr, Robert Q. Reilly and an additional executive officer have access to our corporate aircraft for personal flights, but each of these individuals is required to pay PNC for the cost of all such flights, as determined under the terms of lease (“time-sharing”) agreements between PNC and the executive. During 2013, each of these executives other than Mr. Reilly paid for all personal usage of the aircraft under the terms of these agreements. Before he executed a time-sharing agreement during 2013, Mr. Reilly’s personal use was subject to the $10,000 perquisite allowance discussed above. The Committee has approved the time-sharing agreements in order to comply with Federal Aviation Administration (FAA) rules and regulations that would otherwise prohibit executives from reimbursing PNC for the incremental cost of personal flights. Mr. Johnson had access to the corporate aircraft under his time-sharing agreement. This agreement was terminated in connection with his retirement. Mr. Rohr’s time-sharing agreement will be terminated upon his retirement.

Due to certain operational restrictions and administrative efficiencies, we operate our corporate aircraft under FAA rules and regulations that limit our ability to accept reimbursement for personal aircraft usage unless an individual has a time-sharing agreement. The timesharing agreements provide a mechanism to obtain reimbursement from the executive. The costs paid by our executive officers under the terms of the agreements include incremental costs, as well as a federal excise tax and other fees. For flights subject to these time-sharing agreements, the officer is required to pay us for the following costs:

•	fuel, oil, lubricants, and other additives;

•	travel expenses of crew, including food, lodging, and ground transportation;

•	hanger and tie-down costs away from the aircraft’s base of operation;

•	insurance obtained for the specific flight;

•	landing fees, airport taxes, and similar assessments;

•	custom, foreign permit, and similar fees directly related to the flight;

•	in-flight food and beverages; and

•	passenger ground transportation.

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In March 2014, the Committee approved amendments to the policy governing the use of company aircraft. To supplement the policy, the Committee also adopted written procedures to document and refine the principles to be applied in determining the classification of a flight as business or personal and the calculation of aggregate incremental cost for perquisite purposes, including definitions of personal use and enhanced methods for allocating costs between business and personal in complex situations and an approach for capturing deadhead flights where appropriate in the calculation of incremental costs for personal aircraft use. The Committee also approved the use of an amended form of time-sharing agreement to bring amounts to be billed into alignment with the new procedures (subject to FAA maximum billing limitations). As permitted by the FAA rules, the new form of agreement provides for the billing of an additional charge equal to 100% of the costs of fuel, oil and lubricants listed above to facilitate the alignment of incremental cost as currently calculated and amounts billed.

Guidelines on the use of discretion. The Committee has adopted guidelines regarding the use of discretion in incentive compensation plans. Under these guidelines, the use of discretion will be exercised so that incentive compensation awards are reasonably aligned with risk-adjusted performance. The guidance provides, among other things, that discretionary increases in compensation should be based on behaviors, actions, or results that are deemed to be extraordinary, exceed expectations, or provide meaningful direct or indirect benefits to PNC or our businesses. At the same time, discretionary reductions in compensation should be based on behaviors, actions, or results that fail to meet expectations or negatively impact our performance, reputation, or work environment. The guidelines specifically address the need to evaluate both inappropriate risk-taking behaviors during the performance year, as well as the outcome of prior inappropriate risk-taking behaviors, when making discretionary incentive compensation decisions. In addition, managers are generally required to document how discretion was applied in considering risk-taking behaviors and outcomes in employees’ performance evaluations or incentive compensation recommendations, particularly for our most senior level employees.

Executive stock ownership and retention. Our executive officers historically have held a significant portion of their personal wealth in the form of our common stock (or other equity that reflects the performance of our common stock). The Committee believes it is important to require our executive officers, to meet minimum stock ownership guidelines.

Our policy denominates the ownership requirement in shares, and each executive officer and other key employees are also subject to additional ownership requirements, even after the original ownership target is met. The ownership requirements increase the number of PNC shares that an individual needs to own over time. As new awards vest, designated employees need to retain more shares of stock, which they must then hold until they retire or leave PNC. This ownership policy reflects compensation awards over an executive’s career, and also ties an executive’s personal wealth closely to the performance of PNC and the interests of our long-term shareholders.

Equity interests that count toward satisfaction of the ownership guidelines include shares owned outright by the officer, or his or her spouse and dependent children, restricted shares (subject to vesting requirements), certain equity awards and shares or stock units held in a benefit plan. The guidelines are as follows:

		Base requirement
Officer/Category	Share ownership (base requirement)	(value as of 12/31/2013)(1)	Ongoing retention requirement
President and Chief Executive Officer	125,000	$9,697,500	33%
Senior Vice Chairman	50,000	$3,879,000	33%
Management Executive Committee Members	25,000	$1,939,500	25%
Other Corporate Executive Group (CEG) Members	25,000	$1,939,500	25%
Controller	5,000	$387,900	10%

(1)	Value based on PNC closing price of $77.58 as of December 31, 2013.

Over time, the guidelines will link additional stock ownership to compensation awards, rather than stock price volatility. Newly hired or promoted employees who become subject to these guidelines will have up to six years to satisfy the guidelines. The Committee monitors compliance with these stock ownership guidelines and has determined that our currently employed NEOs satisfy the guidelines. All other employees subject to the guidelines either satisfy the guidelines or are within the compliance period.

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Timing of equity grants. The Committee has adopted a policy for making equity compensation grants. This policy formalizes the practices that we generally use to grant stock options and other equity awards to most employees. The Committee believes that making equity grants as of specifically identified dates improves transparency and reduces risk. The Committee also seeks the flexibility to make all of its principal compensation decisions (salary, annual incentive, equity-based grants) on one specific date. We have not granted any stock options to our NEOs since 2010.

Generally, the Committee delegates to management the opportunity to grant equity-based awards to non-executive employees out of a pool of units established by the Committee for each year. The policy for these grants is otherwise the same as the policy applicable to grants to executive officers and other members of senior executive management. Most of these grants are awarded to non-executive employees as part of the annual performance and compensation review process, with generally the same grant date as the one used for the executive officers and other members of senior executive management. To the extent that units remain in the pool after the annual performance review period, management may grant additional equity-based awards later in the year. Stock options may only be granted outside of the annual incentive process two business days after the first quarterly earnings release following the grant decision date. The grant date for other equity-based awards may be any date, although the general practice is all equity awards shall have the same grant date, to the extent practicable.

Restrictions on trading and hedging. We have a policy that prohibits certain employees, including all executive officers, from purchasing or selling our securities beginning 15 days before the end of each calendar quarter until the second business day after we release our earnings for that quarter. We may also impose additional trading restrictions on our executive officers due to the availability of material, non-public information regarding PNC or our securities. In addition, we require certain employees, including all executive officers, to pre-clear personal investments (other than in specified types of securities) made by the individual or any immediate family members.

Our Code of Business Conduct and Ethics and related policies, which apply to all of our employees, have for many years included anti-hedging provisions that prohibit all employees from day trading or short selling PNC securities and prohibit all employees from engaging in transactions in any derivative of PNC securities (other than securities issued under a PNC compensation plan), including buying and writing options.

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COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis with PNC’s management, and based on our review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Personnel and Compensation Committee of the Board of Directors of The PNC Financial Services Group, Inc.

Dennis F. Strigl, Chairman
Charles E. Bunch
Paul W. Chellgren
Andrew T. Feldstein
Richard B. Kelson
Thomas J. Usher

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COMPENSATION AND RISK

This section explains how we consider risk at PNC, and the relationship between risk management, performance, and compensation. We also discuss the risk reviews presented to our Board’s Personnel and Compensation Committee, and the methodology we use to assess the potential risks in our incentive compensation plans.

Risk management at PNC

We cannot avoid risk. The successful execution of our strategy requires effective management of the risks we decide to take.

Our risks may be internal or external, within our control or not, but we do not attempt to eliminate all risk. Instead, we want to understand, assess and manage the risk. We want our decisions to reflect a desired risk appetite. It is our responsibility to establish an enterprise risk management framework that facilitates risk management for the benefit of our shareholders.

We strive to embed a culture of risk management throughout PNC. With each of our employees, we reinforce the importance of managing risks in executing on our strategic objectives. We set expectations by focusing on risk management and this, together with other risk management tools, helps to create risk-sensitive incentive compensation programs.

We dynamically manage our risk appetite to optimize long-term shareholder value while supporting our employees, customers, and communities.

We actively support a risk management culture that encourages communication and teamwork, to help us manage our risks in the best interests of our business and shareholders. We dynamically set our strategies and make distinct risk taking decisions with consideration for the impact to our aggregate risk position.

We set limits on the transactions that may be taken by employees in a line of business. In managing the risks we encounter, we employ the following accepted guiding principles to establish boundaries for the risks which we are willing to accept in the course of doing business. These include being able to effectively:

•	identify and understand risks and returns
•	make balanced risk decisions
•	monitor and manage risks

Our key risk policies are approved at the Board level. We discuss our risk management approach beginning on page 71 of this year’s Annual Report on Form 10-K.

We intend that the incentives we build into our executive compensation structure support our risk appetite and that these incentives, when viewed in total, should not encourage our employees to take unnecessary or excessive risks.

Compensation and risk

Our compensation philosophy supports and reflects PNC’s risk management culture. Our risk policies and procedures guide our management decisions, including how we compensate employees. By setting and communicating our risk tolerances in advance, we seek to manage and control the risks that employees can take or influence, consistent with their roles and responsibilities. All employees have performance goals that are specifically tied to risk management. We then evaluate employee performance against these goals, including how they manage risks throughout the year, in addition to considering risk outcomes from actions taken in prior years. We base our incentive compensation decisions on this comprehensive evaluation of employee risk management.

Our compensation program is designed to encourage management of risk and discourage inappropriate risk-taking by granting a diverse portfolio of incentive compensation awards to our executives and other senior employees that is expected to reward desired behavior over time.

Specifically, we balance our portfolio of awards between fixed and variable compensation; cash and equity-based compensation; and annual and long-term compensation. We base awards on the Committee’s assessment of a variety of quantitative and qualitative performance measurements, both on an absolute and a relative basis. Compensation decisions also rely on discretion to consider other factors, such as effective risk management, compliance with controls and ethical duties, competition for top talent, market-based pay levels, and the need to attract, develop, grow, and retain the leadership team.

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Risk review of compensation plans

Our Chief Risk Officer makes regular reports (at least quarterly) to our Board’s Personnel and Compensation Committee to discuss risk management and reinforce the connection between effective risk management and incentive compensation. Our Chief Risk Officer also presents the Committee with a risk assessment for each of our principal business units as well as a collective assessment of staff functions including finance, human resources, technology, and operations. In addition, we have at least one director who was a member of both the Personnel and Compensation and Risk Committees during 2013.

As discussed in our CD&A, the long-term incentive program includes grants to our NEOs and certain other executives that include risk-based metrics. Payouts under these grants could be reduced or eliminated if we do not meet specific risk criteria over the vesting period.

We implemented an equity program for approximately 130 senior leaders to help ensure that their incentive compensation awards reflect risk-adjusted performance outcomes that would pay out, if at all, over a four-year period. This group of senior leaders receives a portion of their incentive compensation in an equity-based award that is subject to a risk-based review trigger. We maintain separate risk-based review triggers for senior leaders in business segments versus those in administrative or control functions. If a risk-based review is triggered, the applicable review committee will determine whether a downward adjustment is warranted, up to a complete cancellation of the share units in that year’s tranche.

We also have systematically identified individuals — or groups of employees — who could potentially expose us to material financial loss, either individually or as a collective group. As with our incentive compensation plan assessment, we also established a cross-functional team that continues to identify and monitor these individuals or groups.

We also developed a framework to help monitor and validate our incentive compensation plans. The framework represents a balanced evaluation of the relationship between incentive compensation, measures of financial performance and risk management. This framework helps PNC evaluate whether incentive compensation may drive or influence excessive risk taking on behalf of the plan participants.

We have previously performed a detailed analysis of our material incentive compensation plans at PNC — plans that covered approximately 85% of the population eligible to receive incentive compensation awards – and have completed design assessments of these plans. To do this, we relied on work from cross-functional teams that included business unit leaders, and senior executives from our risk management, finance, and human resources functions. We looked at how plan participants could earn incentives under the plan, and evaluated plan design and plan decisions to understand the overall risks, as well as the duration of those risks.

We added several design features to the plans to help balance compensation and risk. These features typically included the addition of a risk-based metric (either backward or forward-looking in nature), or the introduction of a deferred payout. We also enhanced the guidelines regarding how we use discretion in making incentive compensation decisions under these plans, and we modified our performance evaluation process for all of our employees to reflect specific risk considerations.

Based on our approach to enterprise risk management, the comprehensive risk review of our incentive compensation plans, our risk assessments for significant businesses and staff functions, and the addition of risk-based metrics to long-term incentive compensation programs, we believe that the risks arising from our compensation plans, policies, and practices are not reasonably likely to have a material adverse effect on PNC.

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COMPENSATION TABLES

Summary compensation table

Name & Principal Position	Year	Salary ($)(a)	Bonus ($)(b)	Stock Awards ($)(c)	Option Awards ($)(d)	Non-Equity Incentive Plan Compensation ($)(e)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(f)	All Other Compensation ($)(g)	Total ($)
William S. Demchak*	2013	$922,115	-	$3,863,752	-	$3,083,333	$53,668	$59,235	$7,982,103
President and CEO	2012	$750,000	-	$4,416,686	-	$1,825,840	$473,720	$58,894	$7,525,140
	2011	$750,000	-	$5,903,515	-	$2,130,000	$428,617	$80,830	$9,292,962
James E. Rohr*	2013	$1,062,308	-	$6,427,941	-	$918,000	-	$92,960	$8,501,209
Executive Chairman	2012	$1,200,000	-	$4,922,847	-	-	$2,684,484	$135,475	$8,942,806
and Former CEO	2011	$1,169,231	-	$8,861,121	-	$2,010,000	$4,369,782	$197,016	$16,607,150
Robert Q. Reilly*	2013	$475,000	-	$1,189,642	-	$1,075,000	$35,169	$35,327	$2,810,138
Chief Financial Officer
Richard J. Johnson*	2013	$336,538	-	$2,603,663	-	$800,000	$95,850	$33,400	$3,869,451
Former Chief	2012	$500,000	-	$1,597,424	-	$1,003,650	$208,116	$40,638	$3,349,828
Financial Officer	2011	$496,154	-	$1,997,864	-	$1,062,500	$155,973	$45,493	$3,757,984
Michael P. Lyons	2013	$700,000	-	$4,555,912	-	$2,020,000	$21,411	$2,154	$7,299,477
Executive V.P., Head of Corporate & Institutional Banking	2012	$700,000	-	$5,982,880	-	-	$11,448	$336,352	$7,030,680
E. William Parsley, III	2013	$500,000	-	$4,194,598	-	$1,075,000	-	$5,577	$5,775,175
Executive V.P., Chief	2012	$484,615	-	$4,380,190	-	$694,700	$148,751	$12,762	$5,721,018
Investment Officer and Treasurer	2011	$400,000	-	$3,984,997	-	$950,000	$176,214	$39,967	$5,551,178
Steven C. Van Wyk	2013	$490,385	$1,389,350	$1,902,707	-	$1,000,000	$5,658	$153,085	$4,941,185
Executive V.P., Head of Technology and Operations
*	Mr. Rohr served as CEO from May 2000 to April 23, 2013. Mr. Rohr assumed the new position of Executive Chairman of PNC on that date. Effective at the annual meeting of shareholders on April 23, 2013, Mr. Demchak succeeded Mr. Rohr as CEO. Effective August 12, 2013, Mr. Johnson retired as Chief Financial Officer of PNC and Mr. Reilly succeeded Mr. Johnson as Chief Financial Officer.
(a)	The “Salary” column includes any salary amounts deferred by an NEO under qualified (ISP) or non-qualified (SISP, DCP and DCIP) benefit plans. We describe these PNC plans on page 67. Please also see the Non-qualified deferred compensation in fiscal 2013 table on page 68 for the aggregate deferrals during 2013. During 2013, Mr. Demchak was paid $688,462 in salary as CEO and $233,653 in salary for his former role. Mr. Rohr was paid $373,846 in salary as CEO and $688,462 in salary for his current role.
(b)	Mr. Van Wyk received two cash payments during 2013 reportable in the Bonus column. A one-time signing bonus was paid in January and a March payment compensated Mr. Van Wyk for bonuses forfeited at his former employer.
(c)	The amounts in the “Stock Awards” column reflect the grant date fair value of stock awards. The grant date fair values are calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (FASB ASC Topic 718). See Note 16 in our Annual Report on Form 10-K for the year ended December 31, 2013 for more information. In 2013, stock awards were granted on February 14, 2013 consisting of long-term incentive performance units and performance-based restricted share units, and for Mr. Parsley, a grant of ALM incentive performance units. For 2012, Mr. Rohr and Mr. Lyons received a portion of their incentive compensation normally paid in cash in the form of restricted stock on February 14, 2013 based on the NYSE closing price on that day of $63.87. In connection with Mr. Van Wyk joining PNC he was granted restricted share units on January 22, 2013. In recognition for his contributions to PNC during 2013, as part of his pro-rated incentive award, Mr. Johnson was granted a restricted share unit award on July 19, 2013. The grant date fair value of the incentive performance units, performance-based restricted share units and the ALM incentive performance units is calculated using the target number of units underlying the award and a per share value based on the NYSE closing price of our common stock on February 14, 2013 of $63.87. If PNC’s performance during the applicable measurement period results in the maximum number of units vesting, our executives would each be entitled to receive a maximum award with a grant date fair value of the maximum award as follows:

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	Grant Date Fair Value of Maximum Award
NEO	Incentive Performance Units	Performance-Based Restricted Share Units
William S. Demchak	$2,414,845	$2,414,845
James E. Rohr	$2,767,487	$2,767,487
Robert Q. Reilly	$743,527	$743,527
Richard J. Johnson	$939,767	$939,767
Michael P. Lyons	$1,970,948	$1,970,948
E. William Parsley, III*	$746,640	$746,640
Steven C. Van Wyk	$712,071	$712,071
*	The grant date fair value of Mr. Parsley’s ALM grant at the maximum value is $5,999,948.
See the Grants of plan-based awards in 2013 table on pages 57 and 58 for more information regarding the grants we made in 2013, the Outstanding equity awards at 2013 fiscal year-end table on pages 61 to 63 for more information regarding options and other awards outstanding at December 31, 2013, and the Option exercises and stock vested in fiscal 2013 table on page 64 for more information regarding stock vesting during 2013.
(d)	There were no stock option grants to the NEOs during 2013, 2012 or 2011.
(e)	Normally our NEOs receive an annual incentive award paid in cash early in the year which is under this column for the performance year. For 2012 performance, Mr. Demchak, Mr. Johnson and Mr. Parsley each received an annual incentive award in accordance with this award practice paid entirely in cash in the first quarter of 2013. Mr. Rohr and Mr. Lyons did not receive a cash award, but were awarded restricted stock on February 14, 2013 with the grant date fair value reported under stock awards for 2013 as reflected in the Grants of plan-based awards in 2013 table on pages 57 and 58.
(f)	The dollar amounts in this column include the increase in the actuarial value of our Qualified Pension Plan, ERISA Excess Pension Plan and Supplemental Executive Retirement Plan, as measured from the plan measurement date used for our 2012 audited consolidated financial statements to the plan measurement date used for our 2013 audited consolidated financial statements. We describe these plans on page 65. The amounts include both (1) the increase in value due to an additional year of service, compensation increases and plan amendments (if any) and (2) the change in value attributable to interest. The aggregate change in pension value for Messrs. Rohr and Parsley were $(1,513,571) and $(23,085), respectively.
We do not pay above-market or preferential earnings on any compensation that is deferred on a basis that is not tax-qualified, including such earnings on non-qualified defined contribution plans. For an additional explanation on how we calculate the earnings on our deferred compensation plans, see the 2013 rates of return chart in the Non-qualified deferred compensation in fiscal 2013 table on page 69.
(g)	The amounts in this column include, for all NEOs, net of any reimbursements to PNC: (1) the dollar value of matching contributions made by us to the ISP; (2) the net insurance premiums paid by us in connection with our Key Executive Equity Program; (3) the executive long-term disability premiums paid by us; and (4) for 2011, the dividends that had accrued on the 2010 base salary paid in stock units. For Mr. Van Wyk, the 2013 amount and for Mr. Lyons the 2012 amount, includes taxable reimbursement for relocation expenses in connection with their moves to Pittsburgh. None of our NEOs received perquisites with a value that exceeded $10,000, after giving effect to any reimbursements made by executives in accordance with our policy, except for Mr. Van Wyk who used the PNC aircraft in connection with his relocation. Our Personnel and Compensation Committee prohibits reimbursements for taxes in connection with perquisites and personal benefits.
All other compensation for 2013 consisted of the following:

NEO	Relocation		Perquisites and Other Personal Benefits*	Registrant Contributions	Insurance Premiums**	Total to Summary Compensation Table
William S. Demchak	-		-	$10,200	$49,035	$59,235
James E. Rohr	-		-	$10,200	$82,760	$92,960
Robert Q. Reilly	-		-	$10,200	$25,127	$35,327
Richard J. Johnson	-		-	$10,200	$23,200	$33,400
Michael P. Lyons	-		-	$2,154	-	$2,154
E. William Parsley, III	-		-	$5,577	-	$5,577
Steven C. Van Wyk	$125,274	***	$27,811	-	-	$153,085
*	Mr. Van Wyk used the PNC aircraft in connection with trips made during his transition period upon being hired. The dollar amount of the perquisite represents the incremental cost of providing the benefit. For 2013, the incremental cost to PNC of the personal aircraft use is calculated by multiplying the total number of personal flight hours times the average direct variable operating costs (including costs related to fuel, maintenance expenses related to operation of the plane during the year and landing and parking fees) per flight hour for the particular aircraft for the year. Since the aircraft are used primarily for business travel, we do not include in the calculation the fixed costs that do not change based on usage, such as crew salaries, the lease or acquisition cost of the aircraft and other maintenance and inspection and capital improvement costs intended to cover a multiple-year period.
**	We pay premiums for most of the NEOs in connection with our Key Executive Equity Program, which is a split-dollar insurance arrangement. However, new participants have not been permitted in this program since 2007. In addition, we pay long-term disability premiums on behalf of most of our NEOs. The dollar amounts under the “Insurance Premiums” column include the 2013 net premiums we paid in connection with our Key Executive Equity Program on behalf of William S. Demchak ($40,534); James E. Rohr ($81,600); Robert Q. Reilly ($16,732); and Richard J. Johnson ($20,400). These net premiums represent the full dollar amounts we paid for both the term and non-term portions of this plan, after any officer contributions. The amounts under this column also include the long-term disability premiums we paid on behalf of William S. Demchak ($8,501); James E. Rohr ($1,160); Robert Q. Reilly ($8,395); and Richard J. Johnson ($2,800).
***	The amount in this column includes tax “gross-up” payments of $53,837 made to Mr. Van Wyk in connection with his relocation upon being hired.

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Grants of plan-based awards in 2013

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(a)		Estimated Future Payouts Under Equity Incentive Plan Awards(b)			All Other Stock Awards:	All Other Option Awards:	Grant Date
Award Type	Grant Date	Thres- hold ($)	Target ($)	Maximum ($)	Thres- hold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)(c)	Number of Securities Underlying Options (#)	Fair Value of Stock and Option Awards ($)(d)
William S. Demchak
Annual Incentive Award	April 23, 2013	-	$2,170,000	$9,626,000
Incentive Performance Units	February 14, 2013				-	30,247	37,808			$1,931,876
Performance- Based Restricted Share Units	February 14, 2013				-	30,247	37,808			$1,931,876
James E. Rohr
Annual Incentive Award	April 23, 2013	-	$626,667	-
Incentive Performance Units	February 14, 2013				-	34,664	43,330			$2,213,990
Performance- Based Restricted Share Units	February 14, 2013				-	34,664	43,330			$2,213,990
Restricted Stock Award	February 14, 2013							31,313		$1,999,961
Robert Q. Reilly
Annual Incentive Award	March 11, 2013	-	$962,500	-
Incentive Performance Units	February 14, 2013				-	9,313	11,641			$594,821
Performance- Based Restricted Share Units	February 14, 2013				-	9,313	11,641			$594,821
Richard J. Johnson
Annual Incentive Award	February 13, 2013	-	$666,667	-
Incentive Performance Units	February 14, 2013				-	11,771	14,713			$751,814
Performance- Based Restricted Share Units	February 14, 2013				-	11,771	14,713			$751,814
Restricted Share Unit Award	July 19, 2013							14,251		$1,100,035
Michael P. Lyons
Annual Incentive Award	February 13, 2013	-	$1,500,000	$9,626,000
Incentive Performance Units	February 14, 2013				-	24,687	30,858			$1,576,759
Performance- Based Restricted Share Units	February 14, 2013				-	24,687	30,858			$1,576,759
Restricted Stock Award	February 14, 2013							21,957		$1,402,394

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			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(a)		Estimated Future Payouts Under Equity Incentive Plan Awards(b)			All Other Stock Awards:	All Other Option Awards:	Grant Date
Award Type	Grant Date	Thres- hold ($)	Target ($)	Maximum ($)	Thres- hold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)(c)	Number of Securities Underlying Options (#)	Fair Value of Stock and Option Awards ($)(d)
E. William Parsley, III
Annual Incentive Award	February 13, 2013	-	$750,000	$9,626,000
Incentive Performance Units	February 14, 2013				-	9,352	11,690			$597,312
Performance- Based Restricted Share Units	February 14, 2013				-	9,352	11,690			$597,312
ALM Incentive Performance Units	February 14, 2013				-	46,970	93,940			$2,999,974
Steven C. Van Wyk
Annual Incentive Award	February 13, 2013	-	$600,000	$9,626,000
Incentive Performance Units	February 14, 2013				-	8,919	11,148			$569,657
Performance- Based Restricted Share Units	February 14, 2013				-	8,919	11,148			$569,657
Restricted Share Unit Award	January 22, 2013							12,289		$763,393

(a)	The amounts listed in the “Target” column relate to the target annual incentive award for the 2013 performance year. Annual incentive awards for 2013 were paid in 2014. The “Target” column lists the target annual incentive award included in the total compensation target approved by our Board’s Personnel and Compensation Committee for each NEO as of the date listed. For NEOs who are covered employees under §162(m) of the Internal Revenue Code of 1986, as amended, the calculation of the “Maximum” amount was approved by the Personnel and Compensation Committee on February 25, 2013, based on 0.2% of our “Incentive Income,” an adjusted net income metric that is defined in the 1996 Executive Incentive Award Plan. At the time the “Maximum” amount is set, the Committee uses a budgeted amount for 2013, which is included as $9,626,000 in the “Maximum” column. Under our current approach, there is no maximum bonus amount for Mr. Rohr, Mr. Reilly and Mr. Johnson.
(b)	The amounts listed in these columns include the incentive performance unit grants and the performance-based restricted share unit grants, as further described on pages 45 to 47. As there is no guaranteed minimum payout for these awards and, in the case of the incentive performance unit grants, the Personnel and Compensation Committee has discretion to decrease any award otherwise payable, we have not included a “Threshold” amount in this column. The “Target” amount represents 100% of the grant and the “Maximum” amount represents 125% of the grant (rounded down to whole shares). For the incentive performance unit grants, the performance period began on January 1, 2013 and will end on December 31, 2015. For the performance-based restricted share unit grants, the performance period began on January 1, 2013 and will end on December 31, 2016 with vesting opportunities for a portion of the grant on each of the four applicable grant date anniversaries.
In addition, for Mr. Parsley the amounts also include an ALM incentive performance unit grant as described in footnote (c) to the Summary compensation table on page 55. For a discussion of the terms, conditions and performance goals related to this incentive performance unit grant, see page 46. As there is no guaranteed minimum payout for Mr. Parsley’s award, and the Personnel and Compensation Committee has the discretion to decrease any award otherwise payable, we have not included a “Threshold” amount in this column for this award. The “Target” amount represents 100% of the grant and the “Maximum” amount represents 200% of that grant. For this grant, the performance period began on January 1, 2013 and will end on December 31, 2015.
In determining the payout for regular grants of incentive performance units made in 2013, adjustments will be made on an after-tax basis for the impact of:
	•	any extraordinary items (as such term is used under GAAP)
	•	items resulting from a change in tax law
	•	discontinued operations
	•	acquisition costs and merger integration costs
	•	any costs or expense arising from specified Visa litigation and any other gains recognized on redemption or sale of Visa shares as applicable
	•	in PNC’s case, the net impact on PNC of significant gains or losses related to certain BlackRock transactions
	•	acceleration of the accretion of any remaining issuance discount in connection with the redemption of any preferred stock
	•	any other charges or benefits related to the redemption of trust preferred or other preferred securities
(c)	The amounts listed in this column for Mr. Rohr and Mr. Lyons include a restricted stock grant and for Mr. Johnson and Mr. Van Wyk include a restricted share units grant as described in footnote (c) to the Summary compensation table on page 55.
(d)	The grant date fair values for incentive performance units and performance-based restricted share units are all calculated in accordance with FASB ASC Topic 718. See Note 16 in our Annual Report on Form 10-K for the year ended December 31, 2013 for more information. The grant date fair values for incentive performance units, performance-based restricted share units and ALM incentive performance units represent the closing price for our common stock on February 14, 2013 of $63.87. The grant date fair values for incentive performance units and performance-based restricted share units represent the target amount of units in the grant. The grant date fair value for the restricted stock awarded to Mr. Rohr and Mr. Lyons represents the closing price for our common stock on February 14, 2013 of $63.87. The grant date fair value for the restricted share units award to Mr. Johnson represents the closing price for our common stock on July 19, 2013 of $77.19. The grant date fair value for the restricted share units award to Mr. Van Wyk represents the closing price for our common stock on January 22, 2013 of $62.12.

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Outstanding equity awards at 2013 fiscal year-end

The following tables show, for each NEO, the outstanding equity awards as of December 31, 2013. These awards include the following:

•	Stock options exercisable over time

•	Stock options made on July 21, 2008 exercisable over time that vested upon PNC’s stock price reaching a 20% premium over the exercise price, which occurred during 2013

•	Restricted stock or restricted share units that have not vested

•	Incentive performance units, specifically:

	–	Regular units granted in 2011, 2012 and 2013 that may pay out if PNC achieves specific performance and risk-based criteria. 2011 and 2012 awards measure our earnings per share growth (EPS growth) and return on common equity excluding goodwill (ROCE) against our peers. 2013 awards measure our EPS growth against our peers and our ROCE compared to our cost of common equity. The awards are also subject to annual risk-based requirements and adjustments, which include meeting or exceeding the required Tier 1 risk-based capital ratio for “well-capitalized” institutions (2013 awards) and return on economic capital (ROEC) meeting or exceeding our cost of capital (2011, 2012, and 2013 awards).

	–	In recognition of Mr. Parsley’s management responsibilities regarding the ALM function at PNC during 2011, 2012 and 2013, units granted to Mr. Parsley in 2011, 2012 and 2013 will pay out if our ALM unit outperforms a benchmark index during the 2011 to 2013, 2012 to 2014 or 2013 to 2015 performance period, respectively.

•	Grants of performance-based restricted share units, specifically:

–

Annual long-term incentive awards, each granted in 2011, 2012 and 2013 and a special achievement award granted in 2011, that will each pay out if PNC meets the minimum well-capitalized Tier 1 capital ratio established by our primary regulator; payout may be adjusted by 25% up or down based on TSR in each year. The 2013 awards also have an ROEC related risk metric that functions as a trigger to determine whether or not a risk review is required by the Committee. The Committee can decide to reduce, but not increase payout amounts.

With respect to the following three forms of equity-based awards included in the table, the Committee made performance-based or risk-based determinations in the first quarter of 2014, as described in more detail below:

Performance-based restricted share units

The performance-based restricted share units that vest based on 2013 performance are included in the following table as of December 31, 2013. At a meeting held on January 28, 2014, our Board’s Personnel and Compensation Committee certified the levels of performance achieved for the 2013 tranche of each of the 2011 regular and special achievement grants, the 2012 grants and the 2013 grants and determined the payout level. The Committee certified that the required Tier 1 risk-based capital ratio of 6% established by our primary regulator had been achieved. The Committee then determined the size of the payout, which could range from 75% to 125% of the target number of units based on 2013 TSR. The Committee approved a payout at 125% for the applicable tranche of each of the 2011, 2012 and 2013 grants. As noted above, 2013 awards also have an ROEC related risk metric that could trigger an additional review or adjustment. No additional review or adjustment was required as ROEC exceeded the Committee approved hurdle.

Metric	Status
Tier 1 risk-based capital ratio at least 6%	12.4% (exceeded)
Total shareholder return (TSR)	125% (Target + 25% maximum adjustment; actual TSR 36.5% for 2013)

Incentive performance units

The incentive performance units granted in 2011 are included in the following table as of December 31, 2013. At a meeting held on January 28, 2014, our Board’s Personnel and Compensation Committee certified the levels of performance achieved for the January 1, 2011 to December 31, 2013 performance period and determined the payout level. The units provided an opportunity for the executive to receive a payout after the end of the performance period based on our earnings per share growth (EPS growth) and return on average common shareholders’ equity (ROCE) performance, each adjusted as defined in the grants, relative to our peers. These awards were also subject to the same ROEC related risk metric as noted above which could have reduced the payout; however, no reduction was required as ROEC exceeded the hurdle, and the Committee approved a payout at 90.81% for these awards, with the exception of retirees. The payout for retirees is based on performance through the quarter prior to retirement. For Mr. Johnson, who retired in 2013, the payout was 82.13%.

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	Payout % (PNC Ranking out of 13 Companies)						Overall Payout
	2011		2012		2013		Percentage
EPS Growth	40	%(10)	47	%(10)	175	%(2)	90.81%
ROCE	108	%(7)	57	%(9)	117	%(6)

ALM incentive performance units

The ALM-based incentive performance units granted in 2011 to Mr. Parsley were outstanding as of December 31, 2013 and are included in the following table. At a meeting on January 28, 2014, our Board’s Personnel and Compensation Committee certified the levels of performance achieved under Mr. Parsley’s ALM-based grant and determined the final award. The maximum potential payout percentage was 200%. The maximum permitted payout for these units is generated by applying the performance factor to the number of target share units of 19,467. The Committee approved payout at the maximum payout permitted for the performance achieved, resulting in 38,934 units. In accordance with the terms of this award, the ALM-based units awarded to Mr. Parsley paid out entirely in cash share equivalents.

	Payout Percentage
Metric	2011	2012	2013	Overall
Performance of ALM unit against benchmark index	200%	200%	200%	200%

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Option Awards					Stock Awards
								Equity	Equity
						No. of	Market	Incentive Plan	Incentive Plan
						Shares	Value of	Awards: No.	Awards: Market
						or Units	Shares	of Unearned	or Payout Value
	No. of	No. of				of Stock	or Units	Shares, Units	of Unearned
	Securities	Securities				That	of Stock	or Other	Shares, Units
	Underlying	Underlying	Option			Have	That	Rights That	or Other Rights
Grant Date	Unexercised	Unexercised	Exercise		Grant Date	Not	Have Not	Have Not	That Have Not
or Performance	Options (#)	Options (#)	Price	Option Expiration	or Performance	Vested	Vested	Vested	Vested
Period(a)	Exercisable(b)	Unexercisable(b)	($)	Date	Period(a)	(#)(c)	($)(d)	(#)(e)	($)(d)

William S. Demchak
Options					Performance-Based Restricted Share Units
January 23, 2006	110,000		$65.45	January 23, 2016	Jan. 1, 2011–Dec. 31, 2014	9,628	$746,940	7,706	$597,831
January 25, 2007	82,500		$72.65	January 25, 2017	Jan. 1, 2011–Dec. 31, 2014	8,516	$660,671	6,815	$528,708
January 22, 2008	93,500		$57.21	January 22, 2018	Jan. 1, 2012–Dec. 31, 2015	11,120	$862,690	17,792	$1,380,303
July 21, 2008(f)	138,000		$63.69	July 21, 2018	Jan. 1, 2013–Dec. 31, 2016	9,451	$733,209	22,686	$1,759,980
February 12, 2009	112,200		$31.07	February 12, 2019	Incentive Performance Units
February 12, 2009	180,000		$31.07	February 12, 2019	Jan. 1, 2011–Dec. 31, 2013	29,967	$2,324,840
April 26, 2010	75,000		$66.77	April 26, 2020	Jan. 1, 2012–Dec. 31, 2014			37,181	$2,884,502
					Jan. 1, 2013–Dec. 31, 2015			37,808	$2,933,145

James E. Rohr
Options					Performance-Based Restricted Share Units
January 25, 2005	247,000		$53.50	January 25, 2015	Jan. 1, 2011–Dec. 31, 2014	13,522	$1,049,037	10,818	$839,260
January 23, 2006	275,000		$65.45	January 23, 2016	Jan. 1, 2011–Dec. 31, 2014	14,600	$1,132,668	11,681	$906,212
January 25, 2007	203,500		$72.65	January 25, 2017	Jan. 1, 2012–Dec. 31, 2015	12,393	$961,449	19,832	$1,538,567
January 22, 2008	242,000		$57.21	January 22, 2018	Jan. 1, 2013–Dec. 31, 2016	10,832	$840,347	25,998	$2,016,925
July 21, 2008(f)	350,000		$63.69	July 21, 2018	Incentive Performance Units
February 12, 2009	535		$31.07	February 12, 2019	Jan. 1, 2011–Dec. 31, 2013	42,081	$3,264,644
April 26, 2010	225,000		$66.77	April 26, 2020	Jan. 1, 2012–Dec. 31, 2014			41,442	$3,215,070
					Jan. 1, 2013–Dec. 31, 2015			43,330	$3,361,541

Robert Q. Reilly
Options					Performance-Based Restricted Share Units
January 25, 2005	15,000		$53.50	January 25, 2015	Jan. 1, 2011–Dec. 31, 2014	1,568	$121,645	1,257	$97,518
January 23, 2006	27,500		$65.45	January 23, 2016	Jan. 1, 2011–Dec. 31, 2014	2,432	$188,675	1,948	$151,126
January 25, 2007	22,000		$72.65	January 25, 2017	Jan. 1, 2012–Dec. 31, 2015	2,265	$175,719	3,624	$281,150
January 22, 2008	33,000		$57.21	January 22, 2018	Jan. 1, 2013–Dec. 31, 2016	2,910	$225,758	6,985	$541,896
July 21, 2008(f)	65,000		$63.69	July 21, 2018	Incentive Performance Units
February 12, 2009	50,000		$31.07	February 12, 2019	Jan. 1, 2011–Dec. 31, 2013	4,883	$378,823
February 12, 2009	19,800		$31.07	February 12, 2019	Jan. 1, 2012–Dec. 31, 2014			7,573	$587,513
April 26, 2010	25,000		$66.77	April 26, 2020	Jan. 1, 2013–Dec. 31, 2015			11,641	$903,109

Richard J. Johnson
Options					Performance-Based Restricted Share Units
January 25, 2007	44,000		$72.65	January 25, 2017	Jan. 1, 2011–Dec. 31, 2014	3,176	$246,394	2,544	$197,364
July 21, 2008(f)	83,000		$63.69	July 21, 2018	Jan. 1, 2011–Dec. 31, 2014	3,041	$235,921	2,434	$188,830
February 12, 2009	72,600		$31.07	February 12, 2019	Jan. 1, 2012–Dec. 31, 2015	4,021	$311,949	6,436	$499,305
February 12, 2009	90,000		$31.07	February 12, 2019	Jan. 1, 2013–Dec. 31, 2016	3,677	$285,262	8,829	$684,954
April 26, 2010	47,500		$66.77	April 26, 2020	Incentive Performance Units
					Jan. 1, 2011–Dec. 31, 2013	8,148	$632,122
					Jan. 1, 2012–Dec. 31, 2014			13,447	$1,043,218
					Jan. 1, 2013–Dec. 31, 2015			14,713	$1,141,435

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Option Awards					Stock Awards
								Equity	Equity
						No. of	Market	Incentive Plan	Incentive Plan
						Shares	Value of	Awards: No.	Awards: Market
						or Units	Shares	of Unearned	or Payout Value
	No. of	No. of				of Stock	or Units	Shares, Units	of Unearned
	Securities	Securities				That	of Stock	or Other	Shares, Units
	Underlying	Underlying	Option			Have	That	Rights That	or Other Rights
Grant Date	Unexercised	Unexercised	Exercise		Grant Date	Not	Have Not	Have Not	That Have Not
or Performance	Options (#)	Options (#)	Price	Option Expiration	or Performance	Vested	Vested	Vested	Vested
Period(a)	Exercisable(b)	Unexercisable(b)	($)	Date	Period(a)	(#)(c)	($)(d)	(#)(e)	($)(d)

Michael P. Lyons
					Restricted Stock Award
					January 20, 2012	29,170	$2,263,009
					Performance-Based Restricted Share Units
					Jan. 1, 2012–Dec. 31, 2015	8,493	$658,887	13,592	$1,054,467
					Jan. 1, 2013–Dec. 31, 2016	7,713	$598,375	18,516	$1,436,471
					Incentive Performance Units
					Jan. 1, 2012–Dec. 31, 2014			28,402	$2,203,427
					Jan. 1, 2013–Dec. 31, 2015			30,858	$2,393,964

E. William Parsley, III
Options					Performance-Based Restricted Share Units
January 25, 2005	75,000		$53.50	January 25, 2015	Jan. 1, 2011–Dec. 31, 2014	4,925	$382,082	3,940	$305,665
July 21, 2008	25,000		$63.69	July 21, 2018	Jan. 1, 2011–Dec. 31, 2014	3,041	$235,921	2,434	$188,830
February 12, 2009	50,000		$31.07	February 12, 2019	Jan. 1, 2012–Dec. 31, 2015	3,475	$269,591	5,560	$431,345
					Jan. 1, 2013–Dec. 31, 2016	2,922	$226,689	7,014	$544,146
					Incentive Performance Units
					Jan. 1, 2011–Dec. 31, 2013	15,326	$1,188,991
					Jan. 1, 2011–Dec. 31, 2013(g)	38,934	$3,020,500
					Jan. 1, 2012–Dec. 31, 2014			11,619	$901,402
					Jan. 1, 2012–Dec. 31, 2014(g)			98,846	$7,668,473
					Jan. 1, 2013–Dec. 31, 2015(g)			93,940	$7,287,865
					Jan. 1, 2013–Dec. 31, 2016			11,690	$906,910

Steven C. Van Wyk
					Restricted Share Unit Award
					January 22, 2013	12,289	$953,381
					Performance-Based Restricted Share Units
					Jan. 1, 2013–Dec. 31, 2016	2,786	$216,138	6,690	$519,010
					Incentive Performance Units
					Jan. 1, 2013–Dec. 31, 2015			11,148	$864,862

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(a)	This column shows the grant dates of stock options, restricted stock and restricted share units, and the performance period for the regular and ALM incentive performance units and the performance-based restricted share units.

(b)	All outstanding stock options are vested in their entirety.

(c)	This column reflects the remaining tranche of restricted stock granted to Mr. Lyons and the grant of restricted share units for Mr. Van Wyk. Mr. Lyons’ award vests 1/3 each year on the anniversary of the grant date and Mr. Van Wyk’s award vests 100% on the third anniversary of the grant date. This column also reflects 125% of the target amounts for the 2013 tranche of the performance based restricted share units granted in each of 2011, 2012 and 2013, 90.81% of the target amounts for the 2011-2013 incentive performance units for all NEOs other than Mr. Johnson and 82.13% of the target amounts for the 2011-2013 incentive performance units for Mr. Johnson. The incentive performance grants include deemed dividends accrued as units through the end of 2013. This column also reflects 200% of the target amounts for the 2011-2013 ALM incentive performance units for Mr. Parsley. The performance conditions of the 2013 tranches of performance based restricted share units, the 2011-2013 incentive performance units and the 2011-2013 ALM incentive performance units were satisfied as of December 31, 2013 but remained subject to approval of payout by the Personnel and Compensation Committee of the Board, which took place on January 28, 2014. Awards are included at actual payout percentages.

(d)	The market value of these awards is calculated using our common stock closing price of $77.58 a share on December 31, 2013.

(e)	This column reflects the incentive performance units granted in 2012 and 2013 and the remaining tranches of performance-based restricted share units granted in 2011, 2012 and 2013. This column also includes the ALM incentive performance units granted to Mr. Parsley in 2012 and 2013.

For the performance-based restricted share units granted in 2011, 2012 and 2013, this column reflects the target amounts for the 2014 tranche for the 2011 grants, the 2014 through 2015 tranches for the 2012 grants and the 2014 through 2016 tranches for the 2013 grants. These grants do not provide for reinvestment of any deemed dividends.

For the regular incentive performance units, this column reflects the target amounts that could be paid under the 2012 grants and maximum for the 2013 grants. The 2012 amounts also include deemed dividends accrued and reinvested as units through the end of 2013. Beginning with 2013 incentive grants, deemed dividends will be paid in cash. Actual payouts, if any, for the 2012 grants will not be determined until early 2015, and until early 2016 for 2013 grants and could differ from the amounts listed.

For Mr. Parsley, this column reflects the maximum amount that could be paid under the 2012 and 2013 ALM incentive performance unit grants. These grants do not provide for any deemed dividends to be accrued and reinvested. The actual payout for Mr. Parsley’s 2012 ALM incentive performance unit grant will not be determined until early 2015 and until early 2016 for the 2013 grant, and could differ from the amount listed.

(f)	Since July 21, 2011, the options granted on July 21, 2008 could become exercisable in their entirety if PNC stock closed at or above 120% of the exercise price for the consecutive five trading days before the vesting date. Based on an exercise price of $63.69, these options became exercisable on December 30, 2013 when the PNC stock price closed for the fifth consecutive day above $76.428 a share.

(g)	These ALM incentive performance unit grants were awarded to Mr. Parsley in 2011, 2012 and 2013 and are described in footnotes (c) and (e) above.

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Option exercises and stock vested in fiscal 2013

	Option Awards		Stock Awards(b)
	Number of Shares Acquired on Exercise	Value Realized on Exercise(a)	Number of Shares Acquired on Vesting	Value Realized on Vesting
NEO	(#)	($)	(#)	($)
William S. Demchak	57,861	$202,224	131,416	$8,171,485
James E. Rohr	799,643	$22,401,044	107,448	$6,769,583
Robert Q. Reilly	2,000	$38,060	9,921	$622,559
Richard J. Johnson	140,000	$2,247,718	31,721	$2,185,267
Michael P. Lyons	-	-	43,584	$2,753,139
E. William Parsley, III	100,000	$1,896,000	14,213	$895,274
Steven C. Van Wyk	-	-	-	-

(a)	The dollar amount in this column includes the value realized upon the exercise of various options throughout 2013. This amount was computed by determining the difference between the average of the high and low sales prices of our common stock on the date of exercise (as reported in The Wall Street Journal), less the exercise price.

(b)	These columns include the vesting of shares of restricted stock granted previously, as well as the full shares approved for payout in connection with previously granted incentive performance units and performance based restricted share units. The value realized on vesting includes cash paid for fractional shares as follows: Mr. Demchak $(153), Mr. Rohr $(188), Mr. Reilly ($125), Mr. Johnson $(74), Mr. Lyons ($44), and Mr. Parsley $(95).

For Mr. Rohr, Mr. Lyons and Mr. Johnson, the column also includes awards of restricted stock or restricted share units that were granted during 2013 with no service or performance conditions and were vested as of grant date.

For Mr. Demchak, the columns also include 92,970 ALM incentive performance units granted in 2010 that were paid out in cash of $5,572,519 in 2013 at 200% of target.

The columns also include shares that vested but were withheld for tax withholding purposes.

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Pension benefits at 2013 fiscal year-end

The principal elements of our post-employment compensation are a qualified defined benefit cash balance pension plan, a non-qualified excess cash balance pension plan and a non-qualified supplemental executive retirement plan, as well as a qualified defined contribution savings plan, and a non-qualified deferred compensation and incentive plan.

Cash balance pension plan. We maintain a pension plan for most of our full-time employees. The pension plan is a defined benefit cash balance pension plan under the Employee Retirement Income Security Act of 1974, as amended (ERISA), and is intended to be qualified under Section 401(a) of the Internal Revenue Code. Each calendar quarter, eligible participants receive “earnings credits” based on a percentage of covered earnings in accordance with a schedule based on the participant’s age and years of credited service. Earnings credit percentages for plan participants on December 31, 2009 are frozen at their level earned to that point. Earnings credits for all employees who become participants on or after January 1, 2010 are a flat 3% of covered earnings.

The plan defines “covered earnings” as regular earnings plus eligible variable compensation, such as paid annual incentives. Covered earnings do not include deferred payments of annual incentives; these are instead taken into account under our excess pension plan described below. We generally limit eligible variable compensation for a plan year to a total of 100% of the first $25,000 plus 50% of the next $225,000.

For participants who had accrued benefits prior to 1999 under the pension plan formula then in effect, an initial cash balance “account” was established based on the present value of the accrued benefits at the time of the conversion to the current program. Employees who were at least age 40 and had at least 10 years of credited service as of January 1, 1999 were awarded additional “Transitional Earnings Credits” under the plan for up to 10 years.

Employees already participants at December 31, 2009 generally receive quarterly “interest credits” at a rate of one-fourth of the annual interest rate on 30-year Treasury securities, with a minimum interest credit. New participants on or after January 1, 2010 are not subject to this minimum interest credit.

At the end of 2008, the cash balance pension plan previously sponsored by National City Corporation was merged into this plan. Earnings and interest credits for National City participants are generally as noted above.

We contribute to the plan an actuarially determined amount necessary to fund the total benefits payable to participants. Actuaries calculate total contributions instead of contributions for each individual participant.

Excess pension plan. We maintain an ERISA excess pension plan, which is a supplemental non-qualified pension plan. The excess benefits under this plan equal the difference, if any, between a participant’s benefit under the qualified pension plan computed without regard to applicable Internal Revenue Code limits and taking into account bonus amounts deferred under the deferred compensation plan, and the participant’s actual benefit under the qualified pension plan.

Supplemental executive retirement plan. We maintain a supplemental executive retirement plan for certain executive officers. As part of its ongoing review of compensation practices, the Committee decided in 2007 to eliminate future plan participation for new executive officers. This plan provides earnings credits based on a percentage of annual incentives awarded under eligible executive bonus plans in accordance with a schedule based on the participant’s age and years of credited service. This plan also provides quarterly interest credits that mirror the interest credits under the qualified pension plan.

Executive officers who participated in the supplemental executive retirement plan on December 31, 1998 and who were at least age 50 with five or more years of credited service receive grandfathered benefits based on the pension formula in effect prior to 1999. For executive officers at or above a certain organizational level who participated on December 31, 1998, but who did not meet the requirements for grandfathered benefits, we doubled the earnings credit percentages in order to mitigate the effect of the transition to the cash balance pension formula.

James E. Rohr received the transitional earnings credits provided under the cash balance pension plan and ERISA excess pension plan.

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		Number of	Present Value	Payments
		Years Credited	of Accumulated	during last
NEO	Plan Name	Service (#)(a)	Benefit ($)(b)	fiscal year(c)
William S. Demchak	Qualified Pension Plan	11	$140,868	-
	ERISA Excess Pension Plan	11	$823,374	-
	Supplemental Executive Retirement Plan	11	$1,161,204	-
	Total		$2,125,446	-
James E. Rohr	Qualified Pension Plan	41	$1,568,162	-
	ERISA Excess Pension Plan	40	$4,683,374	$2,581,360
	Supplemental Executive Retirement Plan	40	-	$31,273,460
	Total		$6,251,536	$33,854,820
Robert Q. Reilly	Qualified Pension Plan	26	$258,270	-
	ERISA Excess Pension Plan	26	$285,405	-
	Supplemental Executive Retirement Plan	26	$367,535	-
	Total		$911,210	-
Richard J. Johnson	Qualified Pension Plan	10	-	$162,455
	ERISA Excess Pension Plan	10	$357,101	-
	Supplemental Executive Retirement Plan	10	$449,929	-
	Total		$807,030	$162,455
Michael P. Lyons	Qualified Pension Plan	2	$12,034	-
	ERISA Excess Pension Plan	2	$20,825	-
	Supplemental Executive Retirement Plan	NA	-	-
	Total		$32,859	-
E. William Parsley, III	Qualified Pension Plan	10	$115,949	-
	ERISA Excess Pension Plan	10	$519,596	-
	Supplemental Executive Retirement Plan	NA	-	-
	Total		$635,545	-
Steven C. Van Wyk	Qualified Pension Plan	0	$5,658	-
	ERISA Excess Pension Plan	0	-	-
	Supplemental Executive Retirement Plan	NA	-	-
	Total		$5,658	-

(a)	To compute the number of years of service, we use the same plan measurement date that we use for our 2013 audited consolidated financial statements. Credited service, where applicable, is generally equal to actual full years of service, however, for purposes of determining the level of benefits earned in the Qualified Pension Plan and ERISA Excess Pension Plan, credited service has been frozen as of December 31, 2009. As of that date, the NEOs had the following years of credited service: Mr. Rohr 37, Mr. Reilly 22, Mr. Johnson 7, Mr. Demchak 7, and Mr. Parsley 6. Mr. Lyons and Mr. Van Wyk were hired after service accruals ceased to be applicable for purposes of calculating the amount of Qualified Pension Plan and ERISA Excess Pension Plan benefits. Mr. Rohr’s service for purposes of the Supplemental Executive Retirement Plan ceased as of April 23, 2013.

(b)	We compute the present values shown here as of December 31, 2013 in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715, Compensation—Retirement Benefits (FASB ASC Topic 715), as specified in the SEC regulations. The amounts do not necessarily reflect the amounts to which the executive officers would be entitled under the terms of these plans as of December 31, 2013.

We calculate the present values for the plans by projecting the December 31, 2013 account balances to an assumed retirement age of 65, using an interest crediting rate of (i) 4.40% for Mr. Demchak, Mr. Reilly, Mr. Johnson, and Mr. Parsley, and (ii) 3.50% for Mr. Lyons and Mr. Van Wyk, neither of whom are eligible for the guaranteed minimum annual interest crediting rate since they became plan participants after January 1, 2010. We then apply a discount rate of 4.75% for the Qualified Pension Plan and 4.35% for other plans to discount the balances back to December 31, 2013. Since Mr. Rohr attained the age of 65 prior to December 31, 2013, the present value for the plans is equal to his December 31, 2013 account balances.

See Note 15 in our Annual Report on Form 10-K for the year ended December 31, 2013 for more information on the discount rates and other material assumptions.

(c)	During 2013 and due to his deemed separation under IRC Section 409A, Mr. Rohr received payments of $2,581,360 and $31,273,460 from the ERISA Excess Pension Plan and Supplemental Executive Retirement Plan respectively. His Supplemental Executive Retirement Plan benefit was calculated using the grandfathered formula. Also during 2013 and because of his retirement, Mr. Johnson received a payment of $162,455 from the Qualified Pension Plan. None of the NEOs other than Mr. Rohr and Mr. Johnson received payments under any of these plans during 2013.

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Non-qualified deferred compensation in fiscal 2013

Supplemental incentive savings plan (SISP). Prior to 2012, we offered a non-qualified supplemental incentive savings plan for certain designated employees who exceeded a compensation threshold. Effective January 1, 2012, the SISP was frozen to new participants and to the deferral of amounts earned on and after January 1, 2012. Participants with existing account balances can direct the investment of their accounts among the hypothetical investment alternatives made available under the plan and their accounts are adjusted for deemed investment gains or losses resulting from such investment directions.

The SISP was a supplement to the incentive savings plan in which most of our employees can participate after they meet certain age and service requirements. The ISP is a defined contribution 401(k) plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code. During 2013, Participants could elect to contribute between 1% and 75% of eligible compensation to the plan each year as pre-tax elective deferrals, subject to Internal Revenue Code limits. Participants who are age 50 or older may contribute additional pre-tax amounts called “catch-up contributions” each year. For 2013, we made employer matching contributions on behalf of eligible participants equal to 100% of elective deferrals up to 4% of eligible compensation. Matching contributions were made in cash. Participants direct the investment of their accounts among the investment options offered under the plan and their account balances are adjusted for gains or losses resulting from those investment directions.

ISP and SISP participants have the same investment options. The employee directs investment of contributions under either plan. Investment options include several publicly available mutual funds (including BlackRock mutual funds), a proprietary PNC investment fund, and a PNC common stock fund. We no longer permit new funds to be contributed or transferred into the PNC common stock fund. SISP investments are invested on a phantom basis and are considered “deemed” investments.

Deferred compensation plan (DCP) and deferred compensation and incentive plan (DCIP). Prior to 2012, we offered a non-qualified deferred compensation plan (DCP) for certain designated employees who exceeded a compensation threshold. Effective January 1, 2012, the DCP was frozen to new participants and to the deferral of amounts earned on and after January 1, 2012. Distributions from this plan are paid in cash in accordance with the participant’s election. Participants with existing account balances can direct the investment of their accounts among the hypothetical investment alternatives made available under the plan and their accounts are adjusted for deemed investment gains or losses resulting from such investment directions.

As of December 31, 2012 we also maintained a non-qualified deferred compensation and incentive plan (DCIP) for certain designated employees who exceeded a compensation threshold. Participants could elect to defer up to 20% of base salary and/or up to 75% of eligible short-term incentive pay earned with respect to a plan year. The DCIP’s plan year is the calendar year and the DCIP’s first plan year began January 1, 2012.

DCP and DCIP participants currently have many of the same investment options available to ISP and SISP participants. DCP and DCIP participants also have additional investment options, consisting of BlackRock mutual funds. DCP and DCIP investments are invested on a phantom basis and are considered “deemed” investments.

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		Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FYE ($)
NEO	Name of Plan	(a)		(b)		(c)
William	Supplemental Incentive
S. Demchak	Savings Plan	-	-	$223,969	-	$901,933
	Deferred Compensation &
	Incentive Plan	$684,690	-	$205,901	-	$1,049,505
	Deferred Compensation Plan	-	-	$833,017	$(926,308)	$3,912,330
	Total	$684,690	-	$1,262,887	$(926,308)	$5,863,768
James	Supplemental Incentive
E. Rohr	Savings Plan	-	-	$1,529,407	$(1,371,881)	$4,732,755
	Deferred Compensation &
	Incentive Plan	-	-	-	-	-
	Deferred Compensation Plan	-	-	$627,446	-	$2,353,820
	Total	-	-	$2,156,853	$(1,371,881)	$7,086,575
Robert	Supplemental Incentive
Q. Reilly	Savings Plan	-	-	$123,396	-	$594,143
	Deferred Compensation &
	Incentive Plan	-	-	-	-	-
	Deferred Compensation Plan	-	-	$407,310	-	$2,158,081
	Total	-	-	$530,706	-	$2,752,224
Richard	Supplemental Incentive
J. Johnson	Savings Plan	-	-	$123,440	$(76,142)	$681,678
	Deferred Compensation &
	Incentive Plan	-	-	-	-	-
	Deferred Compensation Plan	-	-	$152,629	-	$699,168
	Total	-	-	$276,069	$(76,142)	$1,380,846
Michael	Supplemental Incentive
P. Lyons	Savings Plan	-	-	-	-	-
	Deferred Compensation &
	Incentive Plan	-	-	-	-	-
	Deferred Compensation Plan	-	-	-	-	-
	Total	-	-	-	-	-
E. William	Supplemental Incentive
Parsley, III	Savings Plan	-	-	$383,414	-	$1,697,094
	Deferred Compensation &
	Incentive Plan	-	-	-	-	-
	Deferred Compensation Plan	-	-	$437,477	$(499,797)	$2,899,777
	Total	-	-	$820,891	$(499,797)	$4,596,871
Steven	Supplemental Incentive
C. Van Wyk	Savings Plan	-	-	-	-	-
	Deferred Compensation &
	Incentive Plan	-	-	-	-	-
	Deferred Compensation Plan	-	-	-	-	-
	Total	-	-	-	-	-

(a)	Amounts in this column have been reported in the Summary compensation table on page 55.

(b)	No amounts in this column have been reported in the Summary compensation table on page 55 as none of our NEOs received above-market preferential earnings.

(c)	We calculate the dollar amounts in this column by taking the aggregate balance at the end of fiscal year 2012 and then adding the totals in the other columns to that balance. The aggregate balance at the end of fiscal year 2013 includes any unrealized gains and losses on investments.

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The following table shows the 2013 investment options for the ISP, SISP, DCP and DCIP, along with annual rates of return. See page 67 for an explanation of our ISP, SISP, DCP and DCIP. Ticker symbols are listed for investment options available to the general public.

Benchmark Performance	Ticker Symbol	DCP	DCIP	ISP/SISP	Total Return YTD
Am Beacon Sm Cp Value Inst*	AVFIX	X	X		40.06%
Am EuroPacific Growth R5*	RERFX	X	X		20.54%
BlackRock Asset Allocation Instl.	PBAIX	X			11.88%
BlackRock Core Bond Fund1	BFMCX	X			-1.39%
BlackRock Core Fixed Income Index*			X		-1.93%
BlackRock High Yield BR	BRHYX	X	X	X	9.48%
BlackRock Intermediate Government Instl. (PNIGX)	PNIGX	X			-2.20%
BlackRock Inflation Protected Bond Instl. (BPRIX)	BPRIX	X			-8.11%
BlackRock International Bond Instl.	CINSX	X			-3.52%
BlackRock International Index*			X		22.14%
BlackRock International Opportunities Instl. (BISIX)	BISIX	X			22.50%
BlackRock US Opportunities Instl.	BMCIX	X	X		39.99%
BlackRock Large Cap Core Instl.	MALRX	X			33.92%
BlackRock Large Cap Index Fund*			X		32.45%
BlackRock LifePath 2015 Fund			X	X	7.60%
BlackRock LifePath 2020 Fund			X	X	10.23%
BlackRock LifePath 2025 Fund			X	X	12.33%
BlackRock LifePath 2030 Fund			X	X	14.04%
BlackRock LifePath 2035 Fund			X	X	15.81%
BlackRock LifePath 2040 Fund			X	X	17.37%
BlackRock LifePath 2045 Fund			X	X	18.90%
BlackRock LifePath 2050 Fund			X	X	20.16%
BlackRock LifePath Retirement Fund			X	X	6.62%
BlackRock Liquidity Temp Fund	TMPXX	X	X	X	0.07%
BlackRock Small Cap Growth Instl	PSGIX	X			45.32%
BlackRock Small/Mid Index Fund*			X		38.29%
BlackRock TIPS			X	X	-8.58%
CRM Mid Cap Value Instl*	CRIMX	X	X		33.40%
Dodge & Cox Stock Fund*	DODGX	X	X		40.55%
Eagle Small Cap Growth Fund*	HSIIX		X		34.52%
Fidelity Spartan International Index Inv. (FSIIX)	FSIIX	X			21.70%
Harbor Capital Appreciation*	HACAX	X	X		37.66%
Munder Mid Cap Core Growth Y*	MGOYX	X			33.72%
PNC Common Stock Fund	PNC	X		X	36.45%
PNC Investment Contract Fund Z		X	X	X	1.64%
Vanguard Instl. Index Fund Plus	VIIIX	X			32.37%
Vanguard Small Cap Index Inv.	NAESX	X			37.62%
Vanguard Total Bond Mkt. Index Inv. (VBMFX)	VBMFX	X			-2.26%
Wells Fargo Adv. Total Return I*	MBFIX		X		-1.94%
SSgA S&P 500 Index Fund**				X	32.39%
SSgaA U.S. Extended Market Index Fund**				X	37.76%
SSgA Global Equity ex U.S. Index Fund**				X	14.68%
SSgA Real Return ex Nat. Res. Index Fund**				X	-4.50%
SSgA U.S. Bond Index Fund**				X	-2.08%

*	Funds eliminated from the ISP/SISP effective May 31, 2013

**	Funds added to the ISP/SISP effective April 1, 2013

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The amounts for each year reflect the contributions that were reported in previous summary compensation tables (since 2006). The total represents the portion of the aggregate balance, without giving effect to earnings or distributions, that were reported in previous summary compensation tables.

NEO	Plan	2006	2007	2008	2009	2010	2011	2012	2013	Total*
William
S. Demchak	SISP	$77,102	$97,100	$75,200	$63,620	-	-	-	-	$313,022
	DCIP	-	-	-	-	-	-	$150,000	$684,690	$834,690
	DCP	$1,278,907	$1,625,000	$1,125,603	-	-	-	$745,500	-	$4,775,010
James
E. Rohr	SISP	$153,800	$163,000	$155,738	$140,300	-	-	-	-	$612,838
	DCIP	-	-	-	-	-	-	-	-	-
	DCP	-	-	-	-	-	-	-	-	-
Robert
Q. Reilly	SISP	-	-	-	-	-	-	-	-	-
	DCIP	-	-	-	-	-	-	-	-	-
	DCP	-	-	-	-	-	-	-	-	-
Richard
J. Johnson	SISP	$47,105	$76,000	$75,473	$58,500	$33,479	$87,662	-	-	$378,219
	DCIP	-	-	-	-	-	-	-	-	-
	DCP	$262,569	-	$475,000	-	-	-	-	-	$737,569
Michael
P. Lyons	SISP	-	-	-	-	-	-	-	-	-
	DCIP	-	-	-	-	-	-	-	-	-
	DCP	-	-	-	-	-	-	-	-	-
E. William
Parsley, III	SISP	-	-	-	-	$665,038	-	-	-	$665,038
	DCIP	-	-	-	-	-	-	-	-	-
	DCP	-	-	-	-	-	-	-	-	-
Steven
C. Van Wyk	SISP	-	-	-	-	-	-	-	-	-
	DCIP	-	-	-	-	-	-	-	-	-
	DCP	-	-	-	-	-	-	-	-	-

*	The total amounts may exceed the aggregate balance at year-end due to the impact of plan withdrawals by the individual.

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CHANGE IN CONTROL AND TERMINATION OF EMPLOYMENT

Benefits upon termination of employment

Our NEOs, may receive various forms of compensation or benefits in connection with a termination of employment. These benefits result from:

•	change in control agreements,

•	the terms of our equity-based grants, and

•	other existing plans and arrangements in which our NEOs participate.

We do not have a separate severance plan or program for the NEOs, although the Committee has discretion to provide severance benefits, subject to the parameters of the policy we adopted in February 2011 and described on page 49 of our CD&A.

The benefits will depend on whether PNC or the executive terminated employment and, if PNC terminated employment, whether it was for cause; whether the termination resulted from death or disability; whether the termination followed a change in control and whether the executive is retirement-eligible. If a retirement-eligible employee resigns or is terminated without cause, we consider it a retirement. For these purposes, a “retirement-eligible” employee is someone who is at least 55 years old and has at least five years of service with us. As of December 31, 2013, Mr. Rohr and Mr. Johnson were retirement-eligible, while Mr. Demchak, Mr. Reilly, Mr. Lyons, Mr. Parsley, and Mr. Van Wyk were not.

Change in control agreements

As of December 31, 2013 we have entered into separate change in control agreements with each of our NEOs, except for Mr. Rohr and Mr. Johnson, and similar agreements with a limited group of other senior officers. Mr. Rohr’s change in control agreement terminated as of his transition to Executive Chairman and Mr. Johnson’s change in control agreement terminated as of his retirement date. These agreements have been a valuable component of our executive compensation program for several years. We believe that these arrangements mitigate concerns arising from a change in control, and help to ensure the continued dedicated service of our key employees. While the acceleration of equity requires only a change in control, cash payments received under these agreements require a “double trigger”—that is, the occurrence of both a change in control and a qualifying termination of employment. A qualifying termination would occur if the executive resigned for “good reason” or the surviving company terminated the executive without “cause” (each as defined in the change in control agreement).

These agreements would pay cash to our executives, calculated based on various compensation components. These components include base salary and an annual incentive award (bonus). The cash severance payment related to base salary for Mr. Demchak and Mr. Reilly is based on three times, and for Mr. Lyons and Mr. Van Wyk two times, the base salary (the highest monthly base salary rate for the twelve months preceding the change in control multiplied by twelve). The cash severance payment related to the bonus is three times for Mr. Demchak and Mr. Reilly, and two times for Mr. Lyons and Mr. Van Wyk, the applicable average bonus percent multiplied by the applicable base salary. For Mr. Parsley, the multiple for the base salary component is two and the multiple for the bonus component is one. The agreements also provide for continued benefits under (or compute cash payments by reference to) some of our retirement and health and welfare benefit plans.

Our historical agreements require a payment to the NEO to reimburse the executive for any excise taxes on severance or other benefits that are considered “excess parachute payments” under the Internal Revenue Code as long as severance and other benefits are at least 105% of the maximum that can be paid without incurring the excise tax. Since 2009, we have eliminated the excise tax “gross-up” provision from new change in control agreements. Mr. Parsley’s, Mr. Lyons’ and Mr. Van Wyk’s agreements do not contain an excise tax gross-up provision. Our Board adopted a policy in February 2011 that requires shareholder approval of certain future severance arrangements if the arrangement provides for additional severance benefits in an amount exceeding 2.99 times the sum of the executive’s annual base salary and target bonus.

The change in control agreements prohibit the executive from using or disclosing any of our confidential business or technical information or trade secrets. The executive may also not employ or solicit any of our officers during the one-year period following termination.

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While the benefits to be received under a change in control agreement may be significant to an individual, they first require the occurrence of a significant transaction. As a result, the benefits are highly speculative, and contingent on a variety of facts and circumstances. In recognition of this, our Personnel and Compensation Committee does not consider the amount of potential change in control payments when it makes annual compensation decisions for NEOs. Change in control protections, although meaningful, also become relatively less significant to PNC as we increase in size.

Equity-based grants

If an NEO resigns or is terminated with or without cause, any unvested equity-based compensation is generally forfeited. If a retirement-eligible employee resigns or is terminated without cause, we consider it a retirement. A change in control, or the retirement or disability of a NEO, has the following impact on unvested equity-based compensation:

GRANTS THAT VEST OR BECOME EXERCISABLE OVER TIME OR OPTIONS WHERE PERFORMANCE CRITERIA HAS BEEN MET

Change in Control	Retirement	Disability

Securities vest or, if not already exercisable, become exercisable, regardless of whether employment is terminated.

Following a termination without cause, or a resignation for good reason, the employee will have three years to exercise stock options. The three-year period cannot extend beyond the original option termination date.

For stock options where the performance criteria has already been met or for other options granted at least one year before retirement, there will be no change. These options will continue in accordance with their original terms.

For other stock options granted between six months and one year before retirement, the employee will forfeit two-thirds of the options. The remaining one-third of the options will continue in accordance with their original terms. For other stock options granted less than six months before retirement, the employee will forfeit all of the options. For restricted stock and restricted share units that have not already satisfied the service requirements, the Committee may approve vesting. For certain awards, if the Committee does not take action within a certain time of the scheduled vesting date, then the stock does not vest. For certain restricted stock awards, the Committee may accelerate vesting. For certain awards, retirement or retirement a specified period after grant will satisfy the service retirement. Certain awards do not include a service requirement.

All stock options that were not already exercisable become exercisable and the employee has three years to exercise them. The three-year period cannot extend beyond the original option termination date, however.

For restricted stock and restricted share units that have not already satisfied the service requirements, the Committee may approve vesting or, in the case of certain restricted share units, the service requirement is satisfied. For certain awards, if the Committee does not take action within a certain time of the scheduled vesting date, then the stock does not vest. For certain restricted stock awards, the Committee may accelerate vesting. Certain awards do not include a service requirement.

GRANTS THAT VEST UPON THE ACHIEVEMENT OF ADDITIONAL PERFORMANCE CRITERIA

Performance-Based Restricted Stock Units

Change in Control	Retirement	Disability
Any unvested performance RSUs will vest and pay out at 100% if we meet the Tier 1 capital ratio risk factor as of the last-completed quarter-end, provided that for 2013 and later grants, the payout percentage will be subject to risk-based adjustments based on the most recent annual factor used prior to that time for the other risk factor. If we do not meet the required performance for the capital ratio risk factor, the units are cancelled.	Performance RSUs continue in effect in accordance with their terms.	Performance RSUs continue in effect in accordance with their terms.

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GRANTS THAT VEST UPON THE ACHIEVEMENT OF ADDITIONAL PERFORMANCE CRITERIA (CONTINUED)

Incentive Performance Units

Change in Control	Retirement	Disability

For both regular and ALM incentive performance units, if the performance period has not yet ended before the date of a change in control, the employee would receive a two-part award. Each part of the award would be prorated based on a portion of the original multi-year performance period.

The first part of the award relates to the part of the performance period that had already elapsed before the change in control. The second part of the award relates to the part of the performance period that had not been completed due to the change in control.

In each part, the award would be calculated by multiplying a performance factor by the target number of units originally granted and then applying the applicable proration factor. (For 2012 and earlier grants, the target number of regular units would be adjusted for deemed dividends up to the change in control date, but the ALM units would not receive such an adjustment. For 2013 and later regular grants, the related dividend equivalents, which receive the same performance adjustment as their related units, cease to accrue at the change in control date.)

The performance factor used to calculate the first part would be the higher of 100% and the payout percentage achieved, based on actual applicable corporate performance prior to the date of the change in control. The corporate performance factor used to calculate the second part would be a flat 100%. In some cases, the performance factors would then be subject to additional, risk-based adjustments.

For the first part of the award, the performance-adjusted amount of units would then be prorated based on the portion of the overall performance period (measured in quarters) that had elapsed before the date of the change in control. For the second part, the proration would be based on the remainder of the originally scheduled performance period not completed due to the change in control.

For the regular grants made in 2011 and later, the performance factors used to calculate the awards would also be subject to additional, risk-based adjustments. For the 2011 grants, the first part of the award would be subject to risk-based adjustments in certain circumstances and for the 2012 and later grants, both parts of the award would be subject to risk-based adjustment in certain circumstances.

For grants of regular or ALM units made in and after 2012, in the case of either retirement or disability, the grantee remains eligible for consideration for a full award equal to the same award the grantee could have received had the grantee remained employed for the full performance period.

For grants made before 2012, the Committee may award up to a prorated amount to a retired employee. This amount will be based on performance prior to retirement and the units will be prorated based on the portion of the performance period elapsed prior to the retirement date of the employee. The Committee may award up to the full amount to an employee who becomes disabled during the performance period.

For all grants, regardless of the year that they were made, the Committee retains downward discretion to adjust or eliminate the payout. Any payout would occur after the performance period ends.

The retirement and disability benefits summarized above are generally subject to termination by PNC if it is determined that an employee has engaged in certain competitive activities during employment or the first year post-employment, or that the employee has engaged in other detrimental conduct.

If the officer dies, stock options become exercisable, restricted stock and restricted stock units vest, performance RSUs vest and pay out at 100% (provided, for 2013 and later grants, if death occurs after the close of a performance year but before that year’s tranche has paid out, payout of that tranche is the same as if still an employee and otherwise at 100%), and a portion of the outstanding incentive performance units (or all of such units beginning with 2014 grants) may be paid, subject to the discretion of our Board’s Personnel and Compensation Committee, up to a maximum based on actual corporate and risk performance through the calendar year of the officer’s death and, where applicable, at 100% thereafter. Any options will generally remain exercisable until the original option termination date.

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Existing plans and arrangements

As of December 31, 2013, our NEOs could participate in our qualified cash balance pension plan, our ERISA excess pension plan, our ISP, and our DCIP. In addition, our NEOs, other than Mr. Lyons and Mr. Van Wyk, participate in our SISP and our DCP and our NEOs, other than Mr. Lyons, Mr. Parsley and Mr. Van Wyk, participate in our supplemental executive retirement plan. The officers earn these benefits for services provided to us while employed, and many of these plans are also available on a broader basis to other employees. For the most part, an officer’s entitlement to these benefits does not depend on how employment terminates.

Estimated benefits upon termination

The following table shows the estimated benefits payable to our NEOs as of December 31, 2013 as a result of termination of employment in a variety of situations. These estimated amounts have been calculated as if employment was terminated on December 31, 2013. For change in control benefits, we assumed a change in control of PNC and a termination of employment by the surviving company without cause (or a resignation of the officer for good reason) on that date. To the extent relevant, the amounts assume a PNC stock price of $77.58 the closing price for our stock on December 31, 2013. If we calculated these amounts using a different price, the amounts could be significantly different. The benefits below do not include the balances under our qualified cash balance pension plan, our ERISA excess pension plan, our supplemental executive retirement plan, our ISP, our SISP, our DCP and our DCIP unless the NEO receives an enhanced benefit under the termination scenario.

EMPLOYEES WHO ARE ELIGIBLE FOR RETIREMENT

James E. Rohr	Termination for Cause	Voluntary Termination/ Termination without Cause(a)	Retirement(a)	Change in Control(b)(d)	Disability	Death
Cash Severance	-	-	-	-	-	-
Base Salary	-	-	-	-	-	-
Bonus	-	-	-	-	-	-
Enhanced Benefits	-	-	-	-	-	-
Defined Benefit Plans	-	-	-	-	-	-
Defined Contribution Plans	-	-	-	-	-	-
General Health & Welfare	-	-	-	-	-	-
Unvested Equity	-	-	$19,092,704	$18,257,588	$19,092,704	$15,344,126
Restricted Stock/Units	-	-	-	-	-	-
Performance-based RSUs	-	-	$9,668,316	$8,814,874	$9,668,316	$8,814,874
Incentive Performance Units	-	-	$9,424,388	$9,442,714	$9,424,388	$6,529,252
Phantom Units	-	-	-	-	-	-
Unexercisable Options	-	-	-	-	-	-
Excise Tax and Gross-Up	-	-	-	-	-	-
TOTAL	$-	$-	$19,092,704	$18,257,588	$19,092,704	$15,344,126

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Richard J. Johnson	Termination for Cause	Voluntary Termination/ Termination without Cause(a)	Retirement(c)	Change in Control(b)	Disability	Death
Cash Severance	-	-	-	-	-	-
Base Salary	-	-	-	-	-	-
Bonus	-	-	-	-	-	-
Enhanced Benefits	-	-	-	-	-	-
Defined Benefit Plans	-	-	-	-	-	-
Defined Contribution Plans	-	-	-	-	-	-
General Health & Welfare	-	-	-	-	-	-
Unvested Equity	-	-	$5,426,676	$5,202,356	-	-
Restricted Stock/Units	-	-	-	-	-	-
Performance-based RSUs	-	-	$2,751,124	$2,520,857	-	-
Incentive Performance Units	-	-	$2,675,552	$2,681,499	-	-
Phantom Units	-	-	-	-	-	-
Unexercisable Options	-	-	-	-	-	-
Excise Tax and Gross-Up	-	-	-	-	-	-
TOTAL	$-	$-	$5,426,676	$5,202,356	$-	$-

EMPLOYEES WHO ARE NOT ELIGIBLE FOR RETIREMENT

William S. Demchak	Termination for Cause	Voluntary Termination/ Termination without Cause(a)	Retirement(a)	Change in Control(b)	Disability	Death
Cash Severance	-	-	-	$10,594,125	-	-
Base Salary	-	-	-	$3,000,000	-	-
Bonus	-	-	-	$7,594,125	-	-
Enhanced Benefits	-	-	-	$853,101	-	-
Defined Benefit Plans	-	-	-	$795,501	-	-
Defined Contribution Plans	-	-	-	$30,600	-	-
General Health & Welfare	-	-	-	$27,000	-	-
Unvested Equity	-	-	-	$14,707,758	$15,333,286	$12,138,717
Restricted Stock/Units	-	-	-	-	-	-
Performance-based RSUs	-	-	-	$6,912,992	$7,554,962	$6,912,992
Incentive Performance Units	-	-	-	$7,794,766	$7,778,324	$5,225,725
Phantom Units	-	-	-	-	-	-
Unexercisable Options	-	-	-	-	-	-
Excise Tax and Gross-Up	-	-	-	-	-	-
TOTAL	$-	$-	$-	$26,154,984	$15,333,286	$12,138,717

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Robert Q. Reilly	Termination for Cause	Voluntary Termination/ Termination without Cause(a)	Retirement(a)	Change in Control(b)	Disability	Death
Cash Severance	-	-	-	$4,515,503	-	-
Base Salary	-	-	-	$1,500,000	-	-
Bonus	-	-	-	$3,015,503	-	-
Enhanced Benefits	-	-	-	$490,220	-	-
Defined Benefit Plans	-	-	-	$421,704	-	-
Defined Contribution Plans	-	-	-	$30,600	-	-
General Health & Welfare	-	-	-	$37,916	-	-
Unvested Equity	-	-	-	$3,459,497	$3,607,759	$2,770,417
Restricted Stock/Units	-	-	-	-	-	-
Performance-based RSUs	-	-	-	$1,697,036	$1,848,647	$1,697,036
Incentive Performance Units	-	-	-	$1,762,461	$1,759,112	$1,073,381
Phantom Units	-	-	-	-	-	-
Unexercisable Options	-	-	-	-	-	-
Excise Tax and Gross-Up	-	-	-	$3,279,434	-	-
TOTAL	$-	$-	$-	$11,744,654	$3,607,759	$2,770,417

Michael P. Lyons	Termination for Cause	Voluntary Termination/ Termination without Cause(a)	Retirement(a)	Change in Control(b)	Disability	Death
Cash Severance	-	-	-	$6,599,957	-	-
Base Salary	-	-	-	-	-	-
Bonus	-	-	-	$6,599,957	-	-
Enhanced Benefits	-	-	-	-	-	-
Defined Benefit Plans	-	-	-	-	-	-
Defined Contribution Plans	-	-	-	-	-	-
General Health & Welfare	-	-	-	-	-	-
Unvested Equity	-	-	-	$10,165,531	$10,418,321	$8,119,880
Restricted Stock/Units	-	-	-	$2,263,009	$2,263,009	$2,263,009
Performance-based RSUs	-	-	-	$3,588,956	$3,854,305	$3,588,956
Incentive Performance Units	-	-	-	$4,313,566	$4,301,007	$2,267,915
Phantom Units	-	-	-	-	-	-
Unexercisable Options	-	-	-	-	-	-
Excise Tax and Gross-Up	-	-	-	NA	-	-
TOTAL	$-	$-	$-	$16,765,488	$10,418,321	$8,119,880

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E. William Parsley, III	Termination for Cause	Voluntary Termination/ Termination without Cause(a)	Retirement(a)	Change in Control(b)	Disability	Death
Cash Severance	-	-	-	$2,187,625	-	-
Base Salary	-	-	-	$1,000,000	-	-
Bonus	-	-	-	$1,187,625	-	-
Enhanced Benefits	-	-	-	$152,160	-	-
Defined Benefit Plans	-	-	-	$109,382	-	-
Defined Contribution Plans	-	-	-	$20,400	-	-
General Health & Welfare	-	-	-	$22,378	-	-
Unvested Equity	-	-	-	$19,612,499	$19,846,115	$15,107,576
Restricted Stock/Units	-	-	-	-	-	-
Performance-based RSUs	-	-	-	$2,453,220	$2,691,974	$2,453,220
Incentive Performance Units	-	-	-	$2,889,809	$2,884,671	$2,092,253
Phantom Units	-	-	-	$14,269,470	$14,269,470	$10,562,103
Unexercisable Options	-	-	-	-	-	-
Excise Tax and Gross-Up	-	-	-	NA	-	-
TOTAL	$-	$-	$-	$21,952,284	$19,846,115	$15,107,576

Steven C. Van Wyk	Termination for Cause	Voluntary Termination/ Termination without Cause(a)	Retirement(a)	Change in Control(b)	Disability	Death
Cash Severance	-	-	-	$2,200,000	-	-
Base Salary	-	-	-	$1,000,000	-	-
Bonus	-	-	-	$1,200,000	-	-
Enhanced Benefits	-	-	-	$79,878	-	-
Defined Benefit Plans	-	-	-	$38,250	-	-
Defined Contribution Plans	-	-	-	$20,400	-	-
General Health & Welfare	-	-	-	$21,228	-	-
Unvested Equity	-	-	-	$2,419,442	$2,464,557	$1,950,302
Restricted Stock/Units	-	-	-	$953,381	$953,381	$953,381
Performance-based RSUs	-	-	-	$703,709	$748,824	$703,709
Incentive Performance Units	-	-	-	$762,352	$762,352	$293,212
Phantom Units	-	-	-	-	-	-
Unexercisable Options	-	-	-	-	-	-
Excise Tax and Gross-Up	-	-	-	NA	-	-
TOTAL	$-	$-	$-	$4,699,320	$2,464,557	$1,950,302
(a)	If a retirement-eligible employee resigns or is terminated without cause, we consider it a retirement.
(b)	The benefits shown under “Unvested Equity” are received upon the change in control itself and do not require termination of employment while the other benefits require qualifying termination. In addition, it is possible that an Excise Tax Gross-up payment may be required if a change in control occurred even without a qualifying employment termination. In Mr. Johnson’s case, the benefit assumed a retirement on December 31, 2013 accompanying a change in control.
(c)	Mr. Johnson retired as CFO on August 12, 2013. The table reflects the value of his unvested equity as if he had retired instead on December 31, 2013, which will remain outstanding and continue to vest as if he were still employed. As a result, his outstanding equity continues to be subject to the terms and conditions of the applicable awards agreement, including change in control provisions.
(d)	Mr. Rohr’s change in control agreement, which governs his cash payments, expired as of his transition to Executive Chairman. His outstanding equity awards continue to be subject to the applicable award agreements which allow for immediate vesting upon a change in control.

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SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Security ownership of directors and executive officers

The table below sets forth information regarding common stock ownership by our directors and executive officers. We include beneficial ownership of common stock as of January 31, 2014 for each director (including all nominees for director), each executive officer named in the Summary compensation table on page 55, and all directors and executive officers as a group. Unless we otherwise note, each person exercises sole voting and investment power over these shares of common stock.

We determine the number of shares in the Common Stock Ownership column as beneficially owned by each director and executive officer pursuant to SEC regulations. This information does not necessarily indicate beneficial ownership for any other purpose. Beneficial ownership includes any shares of common stock as to which the individual has sole or shared voting power or investment power. We also include any shares of common stock that the individual has the right to acquire within 60 days of January 31, 2014 through the exercise of any option, warrant or right. The table also shows, as of January 31, 2014, the number of common stock units credited to the accounts of our directors and executive officers under various compensation and benefit plans. Each of our directors standing for election owns shares of our common stock.

Name	Common Stock Ownership*		Number of Shares Subject to Exercisable Options	Total Number of Shares Beneficially Owned	Common Stock Unit Ownership**	Total Shares Beneficially Owned Plus Common Stock Units
Non-Employee Directors:
Richard O. Berndt	10,068		-	10,068	13,701	23,769
Charles E. Bunch	781		-	781	13,701	14,482
Paul W. Chellgren	23,980	(1)	-	23,980	59,150	83,130
Andrew T. Feldstein	13,000		-	13,000	610	13,610
Kay Coles James	315		-	315	18,289	18,604
Richard B. Kelson	624		-	624	23,921	24,545
Bruce C. Lindsay	1	(2)	-	1	25,009	25,010
Anthony A. Massaro	3,136	(1)(2)	-	3,136	20,129	23,265
Jane G. Pepper	2,840		4,000	6,840	26,581	33,421
Donald J. Shepard	8,967	(3)	-	8,967	29,060	38,027
Lorene K. Steffes	2,041	(2)	1,000	3,041	24,848	27,889
Dennis F. Strigl	10,714		4,000	14,714	25,616	40,330
Thomas J. Usher	7,139	(2)	4,000	11,139	48,843	59,982
George H. Walls, Jr.	385		-	385	25,530	25,915
Helge H. Wehmeier	24,533		-	24,533	35,143	59,676
NEOs:
William S. Demchak	273,712	(2)(4)	791,200	1,064,912	8,865	1,073,777
James E. Rohr	591,643	(4)(5)	1,543,035	2,134,678	72,197	2,206,875
Robert Q. Reilly	55,163	(4)	257,300	312,463	2,062	314,525
Richard J. Johnson	4,392		210,100	214,492	832	215,324
Michael P. Lyons	48,767		-	48,767	-	48,767
E. William Parsley, III	59,875		150,000	209,875	-	209,875
Steven C. Van Wyk	12,606		-	12,606	-	12,606
Nine remaining executive officers	213,454	(4)	943,169	1,156,623	20,569	1,177,192
Directors and executive officers as a group (31 persons):	1,368,136		3,907,804	5,275,940	494,656	5,770,596

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*	As of January 31, 2014, there were 534,030,756 shares of PNC common stock issued and outstanding. The number of shares of common stock beneficially owned by each individual is less than 1% of the outstanding shares of common stock; the total number of shares of common stock beneficially owned by the group is approximately 1.3% of the class. If employee or director stock options were exercisable within 60 days of January 31, 2014, we added those numbers to the total number of shares issued and outstanding. As of January 31, 2014, the number of shares of common stock and units held by the group was 1.4%. No director or executive officer beneficially owns shares of PNC preferred stock.
**	Represents common stock units credited to the accounts of directors and executive officers under various compensation and benefit plans that are not considered beneficially owned under SEC rules.
(1)	Includes shares owned by spouse.
(2)	Includes shares held jointly with spouse.
(3)	Included 7,845 shares held in a trust.
(4)	Includes shares held in our incentive savings plan (ISP).
(5)	Includes 517 shares held indirectly as custodian for daughter, 58,200 shares owned by spouse, 13,134 shares held in trust for daughter and 225,121 shares held in two revocable trusts.

Security ownership of certain beneficial owners

Based on a review, as of February 14, 2014, of Schedules 13D and 13G filed with the SEC, the following entity beneficially owns more than five percent of our common stock. The numbers shown on the table below represent holdings as of December 31, 2013 provided in the Schedule 13G filed with the SEC and should be interpreted in light of the related footnotes.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Wellington Management Company, LLP	43,369,057	(1)	8.14%
280 Congress Street
Boston, MA 02210
(1)	According to the Schedule 13G filed by Wellington Management Company, LLP with the SEC, Wellington Management Company, in its capacity as investment adviser, may be deemed to beneficially own 43,369,057 shares of our common stock which are held of record by clients of Wellington Management. Wellington Management shares dispositive power with respect to 43,369,057 shares of our common stock and shares voting power with respect to 21,593,127 shares of our common stock.

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RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (ITEM 2)

Under the Audit Committee’s charter, the Audit Committee is responsible for the selection, appointment, compensation, retention and oversight of PNC’s independent auditors. In connection with this responsibility, the Audit Committee evaluates and monitors the auditors’ qualifications, performance and independence. This responsibility includes a review and evaluation of the lead audit partner. The Audit Committee approves all audit engagement fees and terms associated with the retention of the independent auditors. The Audit Committee has selected PricewaterhouseCoopers LLP (PwC) as PNC’s independent auditors for 2014. PwC has been PNC’s independent auditors since 2007. The Audit Committee carefully considered the selection of PwC as our independent auditors. In connection with this selection, the Audit Committee considered whether there should be a rotation of the independent audit firm. The Audit Committee Charter requires the Audit Committee to consider, not less frequently than when the lead audit partner is rotated, whether PNC should adopt a policy of regular rotation of the independent audit firm. In addition to assuring the required rotation of the lead audit partner, the Audit Committee oversees the selection of the new lead audit partner and the Audit Committee Chair participates directly in the selection of the new lead audit partner.

On February 14, 2014, the Audit Committee presented its conclusions regarding the selection and appointment of PwC as the independent auditors to our Board of Directors, including a determination that the selection of PwC as our independent auditors is in the best interests of PNC. Following this presentation, the Board voted unanimously to recommend that shareholders vote to ratify the Audit Committee’s selection of PwC as PNC’s independent registered public accounting firm for 2014. The Audit Committee and the Board of Directors believe that the continued retention of PwC as PNC’s independent auditors is in the best interests of PNC.

The Audit Committee and Board of Directors have adopted a policy that if a majority of the votes cast at the annual meeting is against ratification, the Audit Committee will reconsider its selection of PwC. The Audit Committee will be under no obligation, however, to select new independent auditors. If the Audit Committee does select new independent auditors for 2014, we will not seek shareholder ratification of the new selection.

We expect representatives of PwC to be available at the annual meeting. They will have an opportunity to make a statement and respond to appropriate questions.

You can learn more about the Audit Committee’s responsibilities with respect to the independent auditors in the Committee’s charter, which is posted on the corporate governance section of our corporate website at www.pnc.com/corporategovernance.

Audit and non-audit fees

In considering the nature of the services provided by our independent auditors, the Audit Committee determined that the services are compatible with the provision of independent audit services. The Committee discussed these services with the independent auditors and our management to determine that they are permitted under the SEC rules and regulations concerning auditor independence.

The following table summarizes the total fees for professional services rendered by PwC to PNC for 2013 and 2012:

Category	2013 (in millions)	2012 (in millions)
Audit fees	$17.8	$19.9
Audit-related fees*	$1.9	$1.9
Tax fees	$0.2	$0.6
All other fees	$0.9	$0.2
TOTAL FEES BILLED	$20.8	$22.6
*	Excludes fees of $0.8 million in 2013 and $1.6 million in 2012 for financial due diligence services related to potential private equity investments. In those instances the fees were paid by the company issuing the equity. Also excludes fees of $0.2 million in 2012 for certain services in connection with the GIS divestiture for which PNC was reimbursed.

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Audit fees. These fees consisted primarily of the audit of PNC’s annual consolidated financial statements, reviews of PNC’s quarterly consolidated financial statements included in Form 10-Q filings, comfort letter procedures, other services related to SEC matters and required attestation services.

Audit-related fees. These fees consisted primarily of SSAE 16 and compliance and internal control reviews.

Tax fees. These fees were attributable to federal and state tax compliance services and tax planning services.

All other fees. These fees primarily consisted of consulting services related to various regulatory matters.

Procedures for pre-approving audit and permitted non-audit services

The Audit Committee is responsible for pre-approving audit and permitted non-audit services (such as tax) to be provided to us by our independent auditors. The Committee is given this responsibility to confirm that providing services will not impair our auditors’ independence. The Committee performs this function for us and our subsidiaries.

The Committee’s responsibility also includes pre-approval of the fees for such services (although SEC regulations do not require the pre-approval of fees) and the other terms of the engagement. The Committee may either pre-approve specific fees, or a methodology for determining fees.

Pre-approval may be general (categories of services) or specific (individual services). If the Committee pre-approves a general category of services, it will review and pre-approve the category at least every year. The Committee is responsible for approving any fee or other compensation arrangements for services covered by a pre-approval of a general category of services.

The full Committee may exercise pre-approval authority, or the Chairman of the Committee may exercise the authority as required between meetings. The Committee may also delegate this authority, in whole or in part, to one or more Committee members. Any person exercising delegated authority reports on the pre-approvals at the next scheduled meeting of the Committee, which will be reflected in the meeting minutes. The Audit Committee may not delegate its pre-approval authority to any other person, including any member of our management or other PNC employee or agent.

The written request for pre-approval includes, at a minimum, a description of the nature of the engagement, the proposed fee for the services, and a statement that the provision of the services is consistent with SEC and other applicable rules on auditor independence. In reviewing a pre-approval request, the Committee or Chairman may request members of our management to provide their views on auditor independence questions.

All audit and permitted non-audit services and related fees disclosed above were pre-approved by the Audit Committee. The Audit Committee may amend these procedures from time to time.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s job is one of oversight, as set forth in its charter. It is not the duty of the Audit Committee to prepare PNC’s consolidated financial statements, to plan or conduct audits, or to determine that PNC’s consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles. PNC’s management is responsible for preparing PNC’s consolidated financial statements and for establishing and maintaining effective internal control over financial reporting. PNC’s management is also responsible for its assessment of the effectiveness of internal control over financial reporting. The independent auditors are responsible for the audit of PNC’s consolidated financial statements and the audit of the effectiveness of PNC’s internal control over financial reporting. In addition, the independent auditors are responsible for the audit of management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013.

The Audit Committee has reviewed and discussed PNC’s audited consolidated financial statements with management and with PricewaterhouseCoopers LLP (PwC), PNC’s Independent Registered Public Accounting Firm for 2013. The Audit Committee has selected PwC as PNC’s independent auditors for 2014 subject to shareholder ratification. A portion of the Audit Committee’s review and discussion of PNC’s audited consolidated financial statements with PwC occurred in private sessions, without PNC management present.

The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed PwC’s independence with representatives of PwC.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in PNC’s Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the Securities and Exchange Commission.

The Audit Committee of the Board of Directors of The PNC Financial Services Group, Inc.

Paul W. Chellgren, Chairman
Richard O. Berndt
Richard B. Kelson
Bruce C. Lindsay
Donald J. Shepard
George H. Walls, Jr.

In accordance with SEC regulations, the Report of the Audit Committee is not incorporated by reference into any of our future filings made under the Securities Exchange Act of 1934 or the Securities Act of 1933. The report is not deemed to be soliciting material or to be filed with the SEC under the Exchange Act or the Securities Act.

The Board of Directors recommends a vote FOR the ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2014.

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“SAY-ON-PAY”: ADVISORY VOTE ON EXECUTIVE COMPENSATION (ITEM 3)

What is the purpose of this item?

We describe this item as an advisory vote on executive compensation, but it is more commonly known as “say-on-pay.” We provide this vote under the federal securities laws (Section 14A of the Securities Exchange Act of 1934) and in recognition of our shareholders’ vote in 2011 that we hold an advisory vote on executive compensation each year. After our shareholders voted in 2011, the Board affirmed its recommendation and elected to hold future “say-on-pay” advisory votes on an annual basis, until the next shareholder vote on “say-on-pay” frequency. We expect to conduct our next shareholder vote on “say-on-pay” frequency at our 2017 annual meeting of shareholders.

With this item, shareholders may submit an advisory vote on the compensation of our CEO and the other six executive officers named in the Summary compensation table on page 55. That table provides an annual snapshot of the compensation paid or granted to our NEOs.

What does it mean to have a “say-on-pay” advisory vote?

As an advisory vote, the outcome will not bind PNC or our Board. We will disclose how many shareholders voted “For” or “Against” the resolution, and how many shareholders abstained from voting.

We believe in soliciting input from our investors throughout the year on a variety of issues, and this advisory vote fits within our broader shareholder engagement efforts. We first provided a “say-on-pay” vote in 2009, voluntarily provided the vote again in 2010, provided the vote as required by the federal securities laws in 2011 and as recommended by our shareholders annually since then. We have averaged 94% support for say-on-pay over the past five years.

While this vote is non-binding, our Board values the opinions of shareholders and will carefully consider the results when making future compensation decisions. In considering an overall executive compensation program, “say-on-pay” cannot convey a shareholder’s view on a discrete element of our compensation program or a specific decision made by our Board’s Personnel and Compensation Committee. From 2009, through 2013, the Committee received reports on the outcome of the “say-on-pay” vote, how PNC compared to its peer group and other large public companies, and whether any changes to the compensation program were being considered in light of the results. The Committee expects to undertake a similar evaluation this year.

Where can I find more information on executive compensation?

We describe our executive compensation program and the compensation awarded under that program in the CD&A, the Compensation Tables, and the related disclosure contained in this proxy statement. See pages 35 to 77.

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What are some of the performance and compensation program highlights for 2013?

Please review our CD&A, which begins on page 35, as well as the accompanying compensation tables and the related disclosure beginning on page 55. Performance and compensation program highlights, which are also included in our CD&A, should be read in connection with the full CD&A, the Compensation Tables and the related disclosure contained in this proxy statement.

The Board of Directors recommends a vote FOR the following advisory resolution:

“RESOLVED, that the holders of the common stock and the voting preferred stock of The PNC Financial Services Group, Inc. (the “Company”), voting together as a single class, approve the compensation of the Company’s seven executive officers named in the Summary compensation table of the Company’s proxy statement for the 2014 Annual Meeting of Shareholders (the “2014 Proxy Statement”), as described in the Compensation Discussion and Analysis, the Compensation Tables and the related disclosure contained in the 2014 Proxy Statement.”

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SHAREHOLDER PROPOSAL (ITEM 4)

We expect the following proposal to be presented by Boston Common Asset Management, LLC at the Annual Meeting. We include the full text of the shareholder’s proposal below, but do not independently verify the assertions made by the shareholder.

The Board of Directors has recommended a vote against this proposal for broader policy reasons, as described in more detail below. The address and security holdings of the shareholder will be supplied upon request to the Corporate Secretary at the address listed on page 17. The text of the proposal follows.

“Resolved: Given the broader societal implications of climate change, shareowners request that the Board of Directors report to shareholders by September 2014, at reasonable cost and omitting proprietary information, PNC’s assessment of the greenhouse gas emissions resulting from its lending portfolio and its exposure to climate change risk in its lending, investing, and financing activities.”

Supporting statement

“Whereas:

Banks and other financial institutions contribute to climate change through their financed emissions, which are the greenhouse gas footprint of loans, investments, and financial services. A bank’s financed emissions can dwarf its other climate impacts and expose it to significant reputational, financial and operational risks. PNC Financial, Inc. (PNC) has not provided investors with sufficient information to permit meaningful assessment of the risks presented by its financing of greenhouse gas intensive businesses.

PNC is headquartered in a region that is economically linked to the extraction of natural gas and coal. The company stated in its 2013 Corporate Responsibility report that it expects to continue to fund these businesses.

PNC has emphasized the importance of climate change management in its brand reputation, stating in its 2013 response to CDP (Carbon Disclosure Project): ‘The increasingly eco-conscious business environment has meant that some customers and investors use a company’s response to climate change as a differentiator between potential options. A lack of a clear carbon emissions strategy, or a low perceived action plan, could cause PNC to lose valuable customers and investors, or limit our ability to attract new customers and investors.’

PNC stated that its ‘credit review process includes due diligence that takes into consideration the environmental impact of a prospective borrower.’ PNC claims to perform a ‘supplemental evaluation for companies in the extractive industries, including an understanding of any significant environmental impacts.’ PNC states it takes these actions because it recognizes the ‘potential risks associated with changing climate conditions that could affect business operations and performance.’ (Source: PNC, 2013 Carbon Disclosure Project response)

PNC has stated that, ‘In addition to the evaluation that we perform on all prospective borrowers, we perform a supplemental evaluation for companies in the extractive industries, including an understanding of any significant environmental impacts.’

However, despite a policy not to extend credit to individual mountain top removal (MTR) mining projects or to a coal producer that receives a majority of its production from MTR mining, PNC continues to finance four of the top nine MTR coal mining companies (Source: Rainforest Action Network, Coal Finance Report Card, 2012). As a result, it is the focus of a consumer boycott. PNC has ignored investors’ requests to provide information detailing its MTR policy implementation or the lending impacts of this policy.”

“Supporting Statement: This request was also made in the 2013 PNC Financial, Inc. proxy. At the 2013 Annual Meeting of Shareholders, 80,614,552 of votes cast by shareholders (22.8%) supported this resolution. The closing price on that day, April 23, 2013, was $67.21 per share, representing a total value of $5.4 billion (Source: Bloomberg).”

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Statement by the board of directors in opposition to the proposal

After careful consideration, the Board of Directors unanimously recommends that you vote against the proposal from Boston Common Asset Management.

As stated in our corporate responsibility report, we believe that there should be a healthy and frank dialogue about how our world continues to satisfy the growing demand for energy. PNC is committed to sustainable building practices and continues to minimize its impact on the environment. PNC actively engages with organizations that are on the forefront of green buildings and corporate sustainability practices and participates in industry challenges that aim to significantly improve building performance. PNC has disclosed its goal to reduce Scope 1 and 2 greenhouse gas emissions by 30 percent by 2020 (based on 2009 emissions). PNC has participated in the Carbon Disclosure Project (CDP), where our emissions data was third-party verified. PNC has also disclosed its goal of decreasing building energy consumption 30 percent by 2020 (based on 2009 data). We provide a more expansive discussion of our efforts in our corporate responsibility report which is available at www.pnc.com/aboutpnc.

We understand the concern of Boston Common Asset Management regarding greenhouse gas emissions and climate change risk. However, we believe that preparation of a report on the greenhouse gas emissions of our borrowers is not an appropriate use of corporate assets. We do not believe that we can produce a report along the lines suggested in the proposal at a reasonable cost. Providing it in the requested timeframe (September 2014) would create a significant burden and would require the investment of substantial human and financial resources that we believe would not provide appropriate value to our shareholders. Preparing this report would be a complex process that would likely involve training for employees, hiring of new employees, implementation of new systems and processes, and the engagement of third-party consultants. Preparation of the report would greatly expand the types of information we gather and analyze from our customers; requiring us to collect and analyze operational data for thousands of customers beyond the data that we would customarily collect in connection with a lending relationship. Additionally, we are not certain that our customers would be able to provide the information in a timely fashion without a significant burden to them, as collection of the type of data we believe would be necessary to prepare the requested report is not an industry standard associated with a potential lending transaction.

Furthermore, there is currently no standardized method to perform the requested assessment or in which to make the requested disclosures. This lack of standardized methodology could result in the publication of data that is not comparable across our peer financial institutions and could potentially be misleading. If implemented now, we would need to evaluate and select a unified methodology for calculating the amount of greenhouse gas emissions, and this methodology may not apply to all of our customers or be comparable to other published data.

We believe that our current practices are generally comparable to our financial institution peers. In October of 2013, the Greenhouse Gas Protocol (GHG Protocol) and the United Nations Environment Programme Finance Initiative began developing guidance to help financial intermediaries assess the emissions from their lending and investments portfolios. The GHG Protocol stated in its press release of October 29, 2013 that “only six percent of financial companies in the FTSE Global 500 reported any emissions associated with lending and investment to CDP.” The release continued, noting that “Over the past 10 years, more than a dozen GHG assessment methodologies have been developed by financial institutions and advocacy groups. However, the level of reporting remains low. One reason is the lack of an internationally harmonized accounting method tailored to the needs and characteristics of financial intermediaries. Practitioners have also identified a set of technical challenges and barriers that have kept the sector from systematically accounting for and reporting on emissions from their lending and investment activities, which this guidance will also seek to address.”

The Deputy Director of GHG Protocol at the World Resources Institute (WRI) was also quoted in the WRI October 29, 2013 press release, indicating that “Financial institutions need a standardized, credible method to measure, understand and report the full breadth of their impact.” The proposal is requesting PNC to produce a report in a short time frame that various proponents of emissions disclosure resulting from a financial institution’s lending and investment portfolios themselves have admitted requires the development of a credible standard.

As we have previously explained, we perform a comprehensive risk assessment in connection with lending transactions and specifically consider the risk implications of lending to customers that operate in the extractive industries. We currently utilize supplemental diligence criteria for customers that operate in the extractive industries, including an understanding of any significant environmental impacts. These criteria apply to loans to coal-producing, minerals, or mining companies – companies that derive a designated percentage of operating income from coal, oil and gas production revenue, coal marketers, regulated electric and gas utilities (or holding companies) and non-regulated electric generation companies. We will continue to evaluate our policies and procedures from time to time.

The second component of the requested report would involve an assessment of PNC’s exposure to climate change risk as a result of lending, investing and financing activities. We believe the appropriate methodology to address this broad request is even less clear, would impose an even greater burden on PNC with no more value to our shareholders, and could not be done at a reasonable cost. It would include even more complexity across a larger group of customers, compounding the problems identified above Management seriously

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considers the enterprise wide risk implications of climate change among the variety of enterprise wide risks assessed in connection with operating our business. In our public disclosures, we comply with our disclosure obligations and identify the key risk factors that could have a material adverse impact on our business, financial condition, results of operations or cash flows, in addition to presenting other possible adverse consequences. We believe that this is the appropriate way to disclose to investors the important risks that we face.

We continue to believe that management is in the best position to make decisions affecting our business (including those related to our extension of credit, asset management and capital investments) and to weigh the totality of the risks associated with doing business with particular customers. We believe that it is more prudent to focus our resources on running a profitable banking business, which already includes a thoughtful evaluation of our own greenhouse gas emissions and environmental impact, as well as risk assessment criteria for lending, investing, and financing activities formulated and considered appropriate by our management team. Our Board believes that we can best address the impact of climate change by continuing to monitor our own activities, supporting key environmental initiatives, and regularly communicating our progress to shareholders.

The Board of Directors recommends a vote AGAINST the shareholder proposal.

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GENERAL INFORMATION

PNC will hold the annual meeting of its shareholders on Tuesday, April 22, 2014.

This proxy statement includes information about PNC, describes the proposals to be considered at the meeting, and explains the voting process. We encourage you to read it carefully.

This section of the proxy statement reviews important technical points, such as how to attend the meeting, how to access our proxy materials, how to vote, how a proposal gets approved and how shareholder proposals can be brought before a meeting.

In this section we sometimes discuss differences between “registered” and “street name” shareholders. For purposes of reviewing the proxy materials and voting shares, this distinction is important. We refer to individuals owning PNC shares in their own name as “registered” holders or “shareholders of record.” We refer to individuals who own PNC shares through an account at an intermediary—such as a brokerage firm or bank—as holding our shares in “street name” or as “beneficial owners.”

Attending the annual meeting

Our annual meeting of shareholders will be held on Tuesday, April 22, 2014 at the InterContinental Hotel Tampa, 4860 West Kennedy Boulevard, Tampa, Florida 33609. The meeting will begin at 11:00 a.m., Eastern time. Directions to the meeting are available at www.pnc.com/annualmeeting.

You must be a shareholder of record as of January 31, 2014 to attend the annual meeting in person, or hold a valid legal proxy. Guests of shareholders will not be admitted to the meeting.

All shareholders must present a valid form of photo identification, such as a driver’s license, to be admitted to the annual meeting.

Additionally, if you are a registered shareholder, locate the admission ticket in the information you receive from us—either the proxy card attachment or the Notice of Availability of Proxy Materials—and bring it with you to the meeting. If you received your proxy materials by email, you can print an admission ticket when voting electronically.

If you hold PNC shares in street name, in addition to valid photo identification, please bring evidence of ownership—an account statement or a letter from your broker that shows the PNC shares that you owned as of our record date of January 31, 2014, the voting instruction form or copy, or the Notice of Availability of Proxy Materials.

If you plan to attend the meeting as a proxy for a registered shareholder, you must present a written legal proxy to you signed by the registered shareholder. If you plan to attend as a proxy for a street name holder, you must present a written legal proxy from a broker or bank that is assignable and signed by the street name holder with an indication by the street name holder that you are the person authorized to seek admission, and a brokerage or bank statement showing the street name holder’s PNC shares owned as of our record date.

Everyone attending the annual meeting agrees to abide by the regulations for conduct for the meeting. These regulations for conduct are included in Annex B to this proxy statement and will also be printed on the meeting agenda and distributed and reviewed at the meeting.

No cameras, cell phones, smart phones, laptops, tablets, or recording equipment are permitted in the meeting room. In addition, large bags, backpacks, briefcases, and similar items are not permitted in the meeting room.

If you cannot attend the annual meeting in person, you can listen to the meeting by using the webcast or conference call options that are described on the Notice of Annual Meeting of Shareholders on page 10. However, those using the webcast or dial-in numbers will not be able to vote or ask questions. Please visit the website www.pnc.com/investorevents or www.pnc.com/annualmeeting ahead of time to register and download any necessary software and to view or print related materials.

Reviewing proxy materials

Mailing date. We provided access to our proxy materials beginning on Thursday, March 13, 2014. On that day, we mailed the Notice of Availability of Proxy Materials, began mailing paper copies of this proxy statement and proxy card to registered shareholders, and delivered proxy materials electronically to registered shareholders who previously consented to that type of delivery. Our 2013 annual report is not part of our proxy solicitation materials.

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Accessing proxy materials. The SEC allows us to deliver proxy materials to shareholders over the Internet. We believe that this offers a convenient way for shareholders to review our information. It also reduces printing expenses and lessens the environmental impact of paper copies.

Any shareholder may access our proxy materials electronically. Upon request, we will continue to provide paper copies of proxy materials to shareholders for the current meeting or for future meetings.

If you hold PNC shares in street name, we generally cannot mail our materials to you directly. Your broker or bank must provide you with the Notice of Availability of Proxy Materials or the proxy statement and voting instruction form, and must also explain the voting process to you.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 22, 2014: This Notice of Annual Meeting and Proxy Statement and the 2013 Annual Report are available at:

www.envisionreports.com/PNC

Have you received more than one set of proxy materials? If two or more PNC shareholders live in your household, or you maintain more than one shareholder account on the books of our transfer agent, you may have received more than one set of our proxy materials.

In order to reduce duplicate packages and lower expenses, we rely on Securities and Exchange Commission rules allowing delivery of one set of proxy materials to multiple shareholders sharing the same address and last name who consent in a manner provided by these rules. This is referred to as “householding.” Even if you consent to householding, we will always deliver a separate proxy card for each account. Householding will not affect your right to vote.

If you would like to opt out of or into householding in the future, or would like to receive a separate copy of the proxy materials, please write or call Computershare Trust Company, N.A., our stock transfer agent, at the address or phone number below:

Computershare Trust Company, N.A.
P.O. Box 43078
Providence, RI 02940-3078
800-982-7652

You may also receive more than one set of our proxy materials if you have more than one brokerage account. Our householding process does not include accounts that you maintain at a brokerage firm or bank. Some brokerage firms and banks now offer householding—please contact your broker directly if you are interested.

Voting your shares

We want our shareholders, as the owners of PNC, to consider the important matters before them and exercise their right to vote. Our Board of Directors is asking for, or soliciting, a proxy from our shareholders. This section describes the different aspects of the voting process and how proxy voting works.

Who can vote? You must be a shareholder of record as of January 31, 2014 to vote at the annual meeting.

What is a proxy? We understand that not everyone can attend the annual meeting in person. If you are a shareholder, you can tell us exactly how you want to vote and then allow an officer to vote on your behalf. That is called giving us a “proxy.” By allowing a proxy to carry out your wishes, you can ensure that your vote counts.

Soliciting your proxy. Our Board of Directors is soliciting your proxy to make sure that your vote is properly submitted and received on time, and to improve the efficiency of the annual meeting. We may ask for, or solicit, proxies using several methods.

We may solicit proxies by mail, personal interviews, telephone or fax. We may use the Internet to solicit proxies. PNC officers or employees may solicit proxies, but will not receive any special compensation for doing so.

We will ask brokerage houses, banks and other custodians of PNC stock to forward proxy materials to their clients who hold PNC stock. We will pay for their expenses to do so.

We hired Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902, a proxy soliciting firm, to help us with the solicitation of proxies for the 2014 annual meeting. We will pay Morrow $15,000, plus its out-of-pocket expenses, to provide information to our shareholders and to assist with distributing proxy materials.

Revoking your proxy. What if you change your mind after you give us your proxy to vote? You can amend your voting decisions until the polls close at the annual meeting. We call this “revoking” your proxy.

To revoke your current proxy and replace it with a new proxy, we must receive the newly executed proxy before the deadline. If you revoke by mail, we must receive the new proxy card before the annual meeting begins. If you revoke by using the telephone or Internet voting options, we must receive your revocation by 1:00 a.m. Eastern time on April 22, 2014. If you choose to revoke by mail, please make sure you have provided enough time for the replacement proxy to reach us.

After the above deadlines have passed, you can only revoke your proxy in person. You cannot use the webcast or conference call to revoke your proxy. Once the polls close at the annual meeting, the right to revoke ends. If you have not properly revoked your proxy, we will vote your shares in accordance with your most recent valid proxy.

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If you hold PNC shares in street name, follow the instructions provided by your broker to revoke your voting instructions or otherwise change your vote.

How to vote. Shareholders of record may always vote in person by submitting a ballot at the annual meeting. We will distribute ballots at the meeting. To make it convenient and simple for you, we offer a number of other ways to vote your shares. We include voting instructions in the Notice of Availability of Proxy Materials and the proxy card.

If you hold PNC shares in street name, you will receive information on how to give voting instructions to your brokerage firm or bank. For registered holders, we offer the following methods to vote your shares and give us your proxy:

Internet	Go to www.envisionreports.com/PNC and follow the instructions. This voting system has been designed to provide security for the voting process and to confirm that your vote has been recorded accurately.
Telephone	Follow the instructions on the proxy card.
Mail	Complete, sign and date the proxy card and return it in the envelope provided if you requested or were sent copies of the proxy materials. The envelope requires no postage if mailed in the United States.

PNC is incorporated in Pennsylvania. Pennsylvania law allows properly authenticated proxies to be transmitted by telephone or the Internet. Pennsylvania law also permits a shareholder of record, such as a brokerage firm or bank, to communicate a vote by telephone or Internet for a beneficial owner.

Brokers voting your shares. If you hold PNC shares in street name, you must give instructions to your broker on how you would like your shares to be voted. If you do not provide any instructions, your broker can vote your shares on “routine” items. New York Stock Exchange (NYSE) rules define which items are “routine” or “non-routine.” We discuss below under “-Votes required for approval” whether the items to be acted upon at the annual meeting are “routine” or “non-routine.”

A broker “non-vote” occurs when the shareholder provides no instructions and the item is non-routine. In determining whether a vote was cast for a proposal, we will not count broker non-votes.

Our voting recommendations. If you sign, date and return your proxy card but do not give voting instructions, we will vote your shares as follows:

•	FOR each of the Board’s 15 nominees for director.
•	FOR the ratification of the selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2014.
•	FOR the advisory resolution on executive compensation.
•	AGAINST a shareholder proposal regarding a report on greenhouse gas emissions of borrowers and exposure to climate change risk.

If you use Internet or telephone voting, you will need to provide voting instructions for each proposal.

Confidential voting. We keep votes confidential and do not disclose them to our directors, officers or employees, except:

•	As necessary to meet legal requirements or to pursue or defend legal actions.
•	To allow the Judge of Election to certify the voting results.
•	When expressly requested by a shareholder or benefit plan participant.
•	If there is a contested proxy solicitation.

Our Board has adopted a “confidential voting” policy. With the exceptions described above, this policy states that all proxies, ballots, voting instructions from employee benefit plan participants and voting tabulations that identify the particular vote of a shareholder or benefit plan participant be kept permanently confidential and not be disclosed.

Computershare Trust Company, N.A., our independent vote tabulator and Judge of Election for the 2014 annual meeting, confirmed that its procedures will be consistent with this policy.

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How a proposal gets approved

On the record date, we had over 500 million outstanding shares of common stock, as well as additional shares of preferred stock. Under Pennsylvania law, we must have a quorum before we can consider proposals at an annual meeting. A quorum is the number of shares that must be present at the meeting. In determining if a quorum exists, we count the number of shares represented by shareholders in person as well as the number of shares represented by proxies.

To have a quorum, we need the presence of shareholders or their proxies who are entitled to cast at least a majority of the votes that all shareholders are entitled to cast. If you return a proxy, whether you vote for or against a proposal, abstain from voting or only sign and date your proxy card, your holdings will be counted toward the quorum.

Once a quorum is achieved, different proposals may require different standards of approval. Street name holders may need to take additional precautions to ensure that their vote counts. We discuss the mechanics of proposal approval below.

Issued and outstanding shares. This table shows the number of issued and outstanding shares of our common and preferred stock entitled to vote on January 31, 2014, the record date. The table also shows the number of votes for each share for the matters brought before this meeting. The number of votes shown for each share of voting preferred stock equals the number of full shares of PNC common stock that can be acquired upon the conversion of a share of preferred stock. At the meeting, holders of common and preferred stock will vote together as a single class. There is no cumulative voting.

Class	Shares Issued and Outstanding*	Votes Per Share	Effective Voting Power
Common	533,985,638	1	533,985,638
Preferred – Series B	699	8	5,592
Preferred – Series K	50,000	0	0
Preferred – Series O	10,000	0	0
Preferred – Series P	15,000	0	0
Preferred – Series Q	4,800	0	0
Preferred – Series R	5,000	0	0

*	There are also 45,118 issued and outstanding shares that are not entitled to vote. These shares represent shares originally issued by predecessor companies that PNC acquired that have not been exchanged for PNC shares.

Votes required for approval. Under Pennsylvania law, if you abstain from voting it will not count as a vote “cast.” To abstain, you must check the “Abstain” box on your proxy card, or select the appropriate option when voting by Internet or telephone. If you sign, date and return your proxy card but do not provide voting instructions, we will vote your shares represented by that proxy as recommended by our Board of Directors and this vote will count as a vote cast. A broker non-vote will also be treated as a failure to record a vote and will not count as a vote cast.

Election of directors (Item 1). Unless a company’s articles of incorporation or By-laws provide otherwise, Pennsylvania law contemplates election of directors by a plurality of votes cast. In 2009, PNC amended its By-laws to include an eligibility requirement for director nominees in uncontested elections, whereby an incumbent director will offer to resign if he or she does not receive a majority of the votes cast. Our By-laws and corporate governance guidelines describe this majority voting requirement and the related procedure that requires an incumbent director to tender his or her resignation to the Board. To receive a majority of the votes cast means that the shares voted “for” a director’s election exceed 50% of the number of votes cast with respect to that director’s election. This will be considered a non-routine item. As a non-routine item, there may be broker non-votes. Any broker non-votes or abstentions will not be included in the total votes cast and will not affect the results.

Ratification of auditors (Item 2). A majority of the votes cast will be required to approve the ratification of our Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014. This will be considered a routine item, and brokers have the discretion to vote uninstructed shares on behalf of clients. As a routine item, there will be no broker non-votes, although brokers may otherwise fail to submit a vote. Any failures by brokers to vote or abstentions will not be included in the total votes cast and will not affect the results.

“Say-on-pay”: advisory vote on executive compensation (Item 3). A majority of the votes cast will be required to approve this item, an advisory vote on executive compensation. Because your vote is advisory, it will not be binding on the Board or PNC. This will be considered a non-routine item. As a non-routine item, there may be broker non-votes. Any broker non-votes or abstentions will not be included in the total votes cast and will not affect the results.

“Shareholder proposal” (Item 4): A majority of the votes cast will be required to approve the shareholder proposal. This will be considered a non-routine item. As a non-routine item, there may be broker non-votes. Any broker non-votes or abstentions will not be included in the total votes cast and will not affect the results.

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SHAREHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

SEC Rule 14a-8. If you are a shareholder who would like us to include your proposal in our notice of the 2015 annual meeting and related proxy materials, you must follow SEC Rule 14a-8. In submitting your proposal, our Corporate Secretary must receive your proposal, in writing, at our principal executive offices, no later than November 13, 2014. If you do not follow Rule 14a-8, we will not consider your proposal for inclusion in next year’s proxy statement.

Advance notice procedures. Under our By-laws, a shareholder who wishes to nominate an individual for election to the Board of Directors directly at an annual meeting, or to propose any business to be considered at an annual meeting, must deliver advance notice of such nomination or business to PNC. The shareholder must be a shareholder of record as of the date the notice is delivered and at the time of the annual meeting and must be entitled to vote at the meeting. The notice must be in writing and contain the information specified in our By-laws for a director nomination or other business.

The company’s 2015 annual meeting is currently scheduled to be held on April 28, 2015, and to be timely, the written notice must be delivered not earlier than December 23, 2014 (the 120th day prior to the first anniversary of this year’s annual meeting) and not later than January 22, 2015 (the 90th day prior to the first anniversary of this year’s annual meeting) to the Corporate Secretary at our principal executive offices by mail or facsimile.

The requirements described above are separate from the procedures you must follow to submit a director nominee for consideration by the Nominating and Governance Committee for recommendation to the Board for election as described under Corporate Governance—Board committees—Nominating and Governance Committee—How We Identify New Directors and from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in our proxy statement pursuant to SEC Rule 14a-8.

The proxies we appoint for the 2015 annual meeting may exercise their discretionary authority to vote on any shareholder proposal timely received and presented at the meeting. Our proxy statement must advise shareholders of the proposal and how our proxies intend to vote. A shareholder may mail a separate proxy statement to our shareholders, and satisfy certain other requirements, to remove discretionary voting authority from our proxies.

The Chairperson or other officer presiding at the annual meeting has the sole authority to determine whether any nomination or other business proposed to be brought before the annual meeting was made or proposed in accordance with our By-laws, and to declare that a defective proposal or nomination be disregarded.

Please direct any questions about the requirements or notices in this section to our Corporate Secretary at the address given on page 17.

OTHER MATTERS

Our Board of Directors does not know of any other business to be presented at the meeting. If any other business should properly come before the meeting, or if there is any meeting adjournment, proxies will be voted in accordance with the best judgment of the persons named in the proxies.

March 13, 2014	By Order of the Board of Directors,

Christi Davis
Senior Counsel and Corporate Secretary

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ANNEX A (RECONCILIATIONS)

We provide information below to reconcile to GAAP those financial metrics used by the Personnel and Compensation Committee that are either non-GAAP financial metrics or reflect adjustments approved by the Personnel and Compensation Committee (as described in footnote (1) to the table on page 42). Financial metrics disclosed in the table on page 42 that are not discussed below are GAAP metrics that were not affected by the Personnel and Compensation Committee approved adjustments in 2012 and 2013. Additionally, we provide reconciliations of other non-GAAP metrics appearing in the proxy statement and information regarding our estimated pro forma fully phased-in Basel III Tier 1 common capital ratio under the standardized approach and how it differs from the Basel I Tier 1 common capital ratio. For additional information regarding the differences between Basel III and Basel I Tier 1 common capital, see the Funding and Capital Sources portion of the Consolidated Balance Sheet Review section of Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2013.

Earnings per Share

	Year ended December 31
	2013	2012
Diluted earnings per common share, as adjusted	$7.46	$5.99
Personnel and Compensation Committee approved adjustments, on an after-tax basis	$(0.07)	$(0.69)
Diluted earnings per common share	$7.39	$5.30

Return on Common Equity without Goodwill

	Year ended December 31
Dollars in millions	2013	2012
Net income attributable to common shareholders, as adjusted	$4,008	$3,197
Personnel and Compensation Committee approved adjustments, on an after-tax basis	$(37)	$(365)
Net income attributable to common shareholders	$3,971	$2,832
Average common shareholders’ equity less average goodwill	$27,423	$25,061
Average goodwill	$9,074	$9,005
Average common shareholders’ equity	$36,497	$34,066
Return on common equity without goodwill(a)	14.63%	12.76%
Return on common equity(b)	10.88%	8.31%

(a)	This metric was calculated by dividing net income attributable to common shareholders, as adjusted, by average common shareholders’ equity less average goodwill.
(b)	This metric was calculated by dividing net income attributable to common shareholders by average common shareholders’ equity.

Return on Assets

	Year ended December 31
Dollars in millions	2013	2012
Net income, as adjusted	$4,264	$3,366
Personnel and Compensation Committee approved adjustments, on an after-tax basis	$(37)	$(365)
Net income	$4,227	$3,001
Average assets less average goodwill	N/A	$286,020
Average goodwill	N/A	$9,005
Average assets	$305,766	$295,025
Return on average assets, as adjusted(a)	1.39%	1.18%
Return on average assets	1.38%	1.02%

(a)	For 2012, this metric was calculated by dividing net income, as adjusted, by average assets less average goodwill. For 2013, this metric was calculated by dividing net income, as adjusted, by average assets.

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Efficiency Ratio

	Year ended December 31
Dollars in millions	2013	2012
Noninterest expense, as adjusted	$9,744	$10,020
Personnel and Compensation Committee approved adjustments, on a before-tax basis	$57	$562
Noninterest expense	$9,801	$10,582
Total revenue	$16,012	$15,512
Efficiency ratio, as adjusted	61%	65%
Efficiency ratio	61%	68%

Tangible Book Value per Common Share

	Year ended December 31
Dollars in millions, except per share data	2013	2012	2011	2010
Tangible common shareholders’ equity	$29,146	$25,969	$23,821	$21,005
Goodwill and other intangible assets(a)	$9,654	$9,798	$9,027	$9,052
Deferred tax liabilities on goodwill and other intangible assets(a)	$(333)	$(354)	$(431)	$(461)
Common shareholders’ equity	$38,467	$35,413	$32,417	$29,596
Period-end common shares outstanding (in millions)	533	528	527	526
Tangible book value per common share	$54.68	$49.18	$45.20	$39.93
Book value per common share	$72.21	$67.05	$61.52	$56.29

(a)	Excludes the impact from mortgage servicing rights of $1.6 billion, $1.1 billion, $1.1 billion and $1.7 billion at December 31, 2013, 2012, 2011 and 2010, respectively.

ROEC vs. Cost of Capital

	Year ended December 31
Dollars in millions	2013	2012
Net income, as adjusted	$4,155	$3,193
Personnel and Compensation Committee approved adjustments, on an after-tax basis	$72	$(192)
Net income	$4,227	$3,001
Average economic capital	$18,790	$21,301
Plan-specified cost of capital hurdle	8.4%	11.3%
Return on economic capital less cost of capital hurdle, as adjusted	13.76%	3.69%
Return on economic capital less cost of capital hurdle	14.15%	2.79%

Basel Capital Ratios

Year ended December 31
Dollars in millions	2013
Basel I Tier 1 common capital	$28,484
Less regulatory capital adjustments:
Basel III quantitative limits	$(1,386)
Accumulated other comprehensive income(a)	$196
All other adjustments	$162
Estimated Fully Phased-In Basel III Tier 1 common capital	$27,456
Basel I risk-weighted assets	$272,169
Estimated Basel III standardized approach risk-weighted assets	$291,977
Basel I Tier 1 common capital ratio	10.5%
Pro forma Fully Phased-In Basel III standardized approach Tier 1 common capital ratio	9.4%

(a)	Represents net adjustments related to accumulated other comprehensive income for available for sale securities and pension and other postretirement benefit plans.

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ANNEX B (REGULATIONS FOR CONDUCT)

In the interest of a fair and orderly meeting, and to accommodate as many shareholders as possible who may wish to speak, we have established the following rules:

1.	Calling the Meeting to Order

Our CEO will preside as the Chairman of the meeting. The Chairman will call the meeting to order promptly at 11 a.m. The Chairman will conduct the meeting in accordance with the Agenda and these Regulations for Conduct. The Chairman retains sole authority to make any and all determinations with respect to the conduct of the meeting.

2.	How to Vote

During the meeting, if you are a shareholder of record you may vote by ballot or by submitting your proxy to vote. The Chairman will announce the opening and closing of the polls. No proxies or ballots will be accepted after the polls have closed. PNC representatives will be on hand to distribute ballots or to accept proxies. If you have already submitted your proxy, your shares will be voted in accordance with the instructions you provided. Unless you want to change your vote, or have not submitted a proxy, you do not need a ballot.

3.	Questions and Comments

You will have an opportunity to ask questions or make comments about each Agenda item as it is addressed. Your questions or comments must pertain to the Agenda item. We have scheduled a general question and answer session at the conclusion of the meeting to discuss matters not on the Agenda, but appropriate for discussion.

4.	Procedures for Speaking

Only shareholders or their proxies may be heard during the meeting. To ask a question or make a comment, please proceed to a microphone and wait to be recognized by the Chairman. All questions or comments must be addressed to the Chairman. After the Chairman recognizes you, please give your name and state whether you are a shareholder or a proxy for a shareholder. Speaking out of turn or interfering when another speaker has the floor is prohibited. After a shareholder has spoken, the Chairman may respond personally or designate another person to respond.

5.	Speaker Rotation and Time Limits

The Chairman may limit questions to one at a time. Shareholders who wish to speak will be recognized on a rotating basis. Please keep your comments brief in order to give other shareholders the opportunity to speak. You may speak for up to two minutes on a particular matter and no one person may speak for more than six minutes.

6.	Other Limitations

The Chairman may refuse to permit a nomination or proposal to be made by a shareholder who has not complied with applicable laws or rules, or the procedures set forth in PNC’s by-laws. The Chairman may end discussion if it appears that the matter has been adequately addressed, or is not appropriate, or for other reasons. Personal matters are not appropriate for discussion. Representatives of PNC will be available following the meeting to address individual shareholder concerns. Rudeness, personal attacks, comments in bad taste, and the injection of irrelevant controversy are not permitted at any time.

7.	Mobile Devices, Recording Devices, and Briefcases

No cameras, cell phones, smart phones, laptops, tablets, or recording equipment are permitted in the meeting room. In addition, large bags, backpacks, briefcases, and similar items are not permitted in the meeting room. A staffed coat check for personal belongings is available.

8.	Safety/Security

•	Disturbing this meeting is a misdemeanor punishable by imprisonment and fines. Fla. Stat. § 871.01. Violators will be prosecuted.
•	A sergeant at arms and/or local law enforcement will be present to enforce compliance with these Regulations for Conduct and all applicable laws at the direction of the Chairman, including removal of noncompliant attendees, as necessary.
•	Weapons are not permitted in the meeting room and may not be checked in the staffed coat room.
•	Bags, briefcases or other carried items may be searched.
•	In the event of an emergency, exit the doors at the sides of the room.

Failure to comply with these Regulations for Conduct or otherwise impeding a fair and orderly meeting may be grounds for removal from the meeting.

The Annual Meeting of Shareholders is audio-recorded.

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Corporate Headquarters

The PNC Financial Services Group Inc.
One PNC Plaza, 249 Fifth Avenue
Pittsburgh, PA 15222-2707
412-762-2000

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PNC

The PNC Financial Services Group

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Admission Ticket

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000000000.000000 ext 000000000.000000 ext
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on April 22, 2014.

Vote by Internet

- Go to **www.envisionreports.com/PNC**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees in Proposal 1, FOR Proposals 2 and 3, and AGAINST Proposal 4.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Richard O. Berndt	☐	☐	☐	02 - Charles E. Bunch	☐	☐	☐	03 - Paul W. Chellgren	☐	☐	☐
04 - William S. Demchak	☐	☐	☐	05 - Andrew T. Feldstein	☐	☐	☐	06 - Kay Coles James	☐	☐	☐
07 - Richard B. Kelson	☐	☐	☐	08 - Anthony A. Massaro	☐	☐	☐	09 - Jane G. Pepper	☐	☐	☐
10 - Donald J. Shepard	☐	☐	☐	11 - Lorene K. Steffes	☐	☐	☐	12 - Dennis F. Strigl	☐	☐	☐
13 - Thomas J. Usher	☐	☐	☐	14 - George H. Walls, Jr.	☐	☐	☐	15 - Helge H. Wehmeier	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, PLEASE COMPLETE SECTIONS A AND B ON THIS CARD.

C 1234567890 JNT

1 U P X 1 7 9 3 6 2 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

01RP9E

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For the purpose of considering and acting upon the election of 15 directors to serve until the next annual meeting and until their successors are elected and qualified, the ratification of the Audit Committee's selection of PricewaterhouseCoopers LLP as PNC's independent registered public accounting firm for 2014, the advisory vote to approve named executive officer compensation, a shareholder proposal and such other business as may properly come before the meeting and any adjournment.

If you sign and date this proxy card in Section B but do not give voting instructions in Section A, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Upon arrival, please present this admission ticket and valid photo identification at the registration desk.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — The PNC Financial Services Group, Inc.

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on April 22, 2014.

William S. Demchak, Robert Q. Reilly and Christi Davis, and each of them with full power to act alone and with full power of substitution, are hereby authorized to represent the undersigned at The PNC Financial Services Group, Inc. Annual Meeting of Shareholders to be held on April 22, 2014, and at any adjournment, and to vote, as indicated on the reverse side, the shares of common stock and/or preferred stock that the undersigned would be entitled to vote if personally present at said meeting. The above-named individuals are further authorized to vote such stock upon any other business as may properly come before the meeting, and any adjournment, in accordance with their best judgment.

If you are a participant in The PNC Financial Services Group, Inc. Incentive Savings Plan (the ISP or 401(k) plan) this proxy also serves as voting instructions to the Trustee of the plan for voting at the Annual Meeting of Shareholders to be held on April 22, 2014 and at any adjournment. You have the right to provide the Plan Trustee with voting instructions for the units you hold in your PNC Stock Fund account. Your vote must be received by 11:59 p.m., Eastern Time, on April 17, 2014 to insure that the Plan Trustee has adequate time to tabulate voting instructions.

The Pennsylvania Business Corporation Law of 1988, as amended, 15 Pa. C.S.A. section 1759 (b), provides that shareholders voting by means of the telephone or the Internet, as instructed, will be treated as transmitting a properly authenticated proxy for voting purposes. Pennsylvania law permits the use of telephone or Internet voting both when a shareholder of record is voting and when a beneficial owner is communicating its vote to a shareholder of record, such as a securities depositary or brokerage firm.

Please sign and return promptly.

C Non-Voting Items

Change of Address — Please print new address below.

Will attend Meeting ☐

IF VOTING BY MAIL, PLEASE COMPLETE SECTIONS A AND B ON THIS CARD.

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The PNC Financial Services Group

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees in Proposal 1, FOR Proposals 2 and 3, and AGAINST Proposal 4.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Richard O. Berndt	☐	☐	☐	02 - Charles E. Bunch	☐	☐	☐	03 - Paul W. Chellgren	☐	☐	☐
04 - William S. Demchak	☐	☐	☐	05 - Andrew T. Feldstein	☐	☐	☐	06 - Kay Coles James	☐	☐	☐
07 - Richard B. Kelson	☐	☐	☐	08 - Anthony A. Massaro	☐	☐	☐	09 - Jane G. Pepper	☐	☐	☐
10 - Donald J. Shepard	☐	☐	☐	11 - Lorene K. Steffes	☐	☐	☐	12 - Dennis F. Strigl	☐	☐	☐
13 - Thomas J. Usher	☐	☐	☐	14 - George H. Walls, Jr.	☐	☐	☐	15 - Helge H. Wehmeier	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 1 7 9 3 6 2 2

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▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — The PNC Financial Services Group, Inc.

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on April 22, 2014.

William S. Demchak, Robert Q. Reilly and Christi Davis, and each of them with full power to act alone and with full power of substitution, are hereby authorized to represent the undersigned at The PNC Financial Services Group, Inc. Annual Meeting of Shareholders to be held on April 22, 2014, and at any adjournment, and to vote, as indicated on the reverse side, the shares of common stock and/or preferred stock that the undersigned would be entitled to vote if personally present at said meeting. The above-named individuals are further authorized to vote such stock upon any other business as may properly come before the meeting, and any adjournment, in accordance with their best judgment.

The Pennsylvania Business Corporation Law of 1988, as amended, 15 Pa. C.S.A. section 1759 (b), provides that shareholders voting by means of the telephone or the Internet, as instructed, will be treated as transmitting a properly authenticated proxy for voting purposes. Pennsylvania law permits the use of telephone or Internet voting both when a shareholder of record is voting and when a beneficial owner is communicating its vote to a shareholder of record, such as a securities depositary or brokerage firm.

Please sign and return promptly.